Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Duplicate

Date: 28 DEC 2018

Facilities Agreement

Between

HONG LEONG BANK BERHAD
(Company No. 97141-X)

.... the Lender

And

CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD.
(formerly known as Advantage Mining Sdn. Bhd.)
(Company No. 1074609-M)

.... the Borrower(s)

Prepared by:

Tan & Lee
Advocates & Solicitors
Suite 9.13, Level 9
Johor Bahru City Square (Office Tower)
106-108, Jalan Wong Ah Fook
80000 Johor Bahru, Johor

Tel : 07-223 9259
Fax : 07-223 9142
Ref : LMY/lam/HLBB(1524)/1809/JJ/xm

LHDN MALAYSIA

STAMPS

STAMP ASSESSMENT AND PAYMENT SYSTEM

HASIL CARIAN PENGESAHAN KETULENAN NO ADJUDIKASI T01B479C76XJ0KT

Jenis Sijil / *Certificate Type :*	SIJIL SETEM
No Adjudikasi / *Adjudication No :*	T01B479C76XJ0KT
Jenis Suratcara / *Instrument Type :*	FACILITY AGREEMENT - SURAT CARA UTAMA
Tarikh Suratcara / *Date of Instrument :*	28/12/2018
Butiran Surat Cara / *Instrument Description :*	TANAH KOSONG / BANGUNAN - HS(D) 541101 PTD 220501, MUKIM PLENTONG
Balasan / *Consideration :*	2,000,000.00
Pihak Pertama / *First Party :*	HONG LEONG BANK BERHAD NO SYARIKAT 97141-X
Pihak Kedua / *Second Party :*	CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD. NO SYARIKAT 1074609-M
No Sijil/Resit / *Certificate/Receipt No :*	J0KT0A194414737
Tarikh Penyeteman / *Date of Stamping :*	02/01/2019
Duti Setem Dikenakan / *Amount of Stamp Duty :*	RM 10.00
Penalti / *Penalty :*	RM 0.00
Jumlah Dibayar / *Total Amount Paid :*	RM 10.00
Indorsmen / *Indorsment :*	Seksyen 12

Kembali

LHDNM STAMPS

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	T01B479C76XJ0KT (SALINAN 1/2)
Jenis Surat Cara *Type Of Instrument*	FACILITY AGREEMENT SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	28/12/2018
Balasan *Consideration*	RM 2,000,000.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
HONG LEONG BANK BERHAD, NO SYARIKAT 97141-X

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD., NO SYARIKAT 1074609-M

Butiran Harta / Suratcara *Property / Instrument Description*
TANAH KOSONG / BANGUNAN - HS(D) 541101 PTD 220501, MUKIM PLENTONG

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	J0KT0A194414737
Tarikh Penyeteman *Date of Stamping*	02/01/2019
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 10.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 10.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 12

LEMBAGA HASIL DALAM NEGERI — LHDN MALAYSIA

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***02/01/2019 04:47:57***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- tamat/end ---

(COMMERCIAL-TL/OD/TF-OM/RC)

FACILITIES AGREEMENT

THIS AGREEMENT is made the day and year set out in Section 1 of the First Schedule hereto Between HONG LEONG BANK BERHAD (Company No. 97141-X), a licensed financial institution under the Financial Services Act 2013 incorporated in Malaysia and having its registered office at Level 30, Menara Hong Leong, No. 6 Jalan Damanlela, Bukit Damansara, 50490 Kuala Lumpur (hereinafter called "the Lender");

And

The person(s) described in Section 2 of the First Schedule hereto (hereinafter called "the Borrower(s)").

ARTICLE I

RECITALS

SECTION 1.01 APPLICATION FOR FACILITIES

At the request of the Borrower(s), the Lender has granted and made available and/or continue to grant and make available to the Borrower(s) such banking facilities and/or credit facilities and/or any accommodation now or hereafter or from time to time as the Lender may in its absolute discretion grant as stipulated in the Letters of Offer issued by the Lender and accepted by the Borrower(s) from time to time upon the terms and subject to the conditions contained in the Letters of Offer and hereinafter appearing and in such manner as the Lender may deem fit.

ARTICLE II

DEFINITIONS AND INTERPRETATIONS

SECTION 2.01 DEFINITIONS

In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:-

WORDS	MEANINGS
"Accessory Parcel"	The term accessory parcel shall have the meaning assigned to it by the Strata Titles Act 1985, the Strata Titles Ordinance 1995 or the Land (Subsidiary Title) Enactment 1972 (whichever may be applicable) and includes any statutory amendment or re-enactment thereof;
"Acts"	The National Land Code 1965 (Act 56 of 1965) of Peninsular Malaysia, the Sarawak Land Code (Cap. 81), the Sabah Land Ordinance (Cap. 68), the Land (Subsidiary Title) Enactment 1972, the Strata Titles Act 1985 and/or the Strata Titles Ordinance 1995 and includes any statutory amendment or re-enactment thereof;
"Advance" or "Advances"	As the context requires an advance/advances (as from time to time reduced by repayment) made or to be made by the Lender to the

	Borrower(s) under the terms of this Agreement;
"Appropriate Authority"	means any government or taxing authority;
"Assignment"	The assignment executed by the Assignor(s) in favour of the Lender pursuant to Section 9.01 (a) (i) hereof;
"Assignor(s)"	The person(s) described as the "Assignor(s)" or the "Chargor(s)" in the First Schedule of the Assignment or the Charge, as the case may be, and includes his personal representatives, successors-in-title and permitted assigns and where the individual title to the Said Property has been issued, references to the Assignor(s) in this Agreement shall be read as if they were references to the Chargor(s);
"Base Lending Rate" or "BLR"	The rate of interest per annum which is from time to time quoted by the Lender as its Base Lending Rate, and is subject to change at any time and from time to time;
"Base Rate" or "BR"	The rate of interest per annum which is from time to time quoted by the Lender as its Base Rate and is subject to change at any time and from time to time;
"Building"	The building or buildings to be erected or constructed on the Said Property more particularly described in the Construction Agreement;
"Business Day"	A day on which financial institutions are open for business in West Malaysia, Sarawak or Sabah as the case may be and on which transactions of the nature required by this Agreement are carried out;
"Borrower(s)"	The person(s) described in Section 2 of the First Schedule hereto andincludes his/her/their/its personal representatives, successors-in-title and permitted assigns;
"Charge"	The legal charge to be executed by the Assignor(s) in favour of the Lender pursuant to Sections 9.01(a)(ii) or (b) hereof;
"Commission/Discount Rate / Other Banking Charges"	The rate(s) as stated in the relevant Letters of Offer and shall include any and such other rate as the Lender may at any time or from time to time stipulate at its discretion;
"Construction Agreement"	The agreement between the Assignor(s) and the Contractor whereby the Contractor agreed to construct or renovate the Building for the Assignor(s) for the Construction Price and upon the terms and conditions set out in the agreement;
"Construction Price"	The total price for the construction or renovation of the Building more particularly set out in the Construction Agreement;
"Contractor"	The party appointed or to be appointed by the Assignor(s) to carry out the construction or renovation of the Building and set out in the Construction Agreement;
"Default Rate"	The rate(s) specified in Sections 4.02(a), (b), (c) and (d) of this Agreement and includes where and when applicable such other rates which the Lender may at any time or from time to time stipulate at its discretion;

"Developer/Vendor"	The party(ies) described in the Principal Sale and Purchase Agreement or the Sale and Purchase Agreement as the developer or vendor, as the case may be, and/or as defined in the Assignment and includes its successors-in-title and permitted assigns;
"Effective Cost of Funds" or "ECOF"	The cost to the Lender of funding the Facilities from whatever sources it may select at its absolute discretion plus the cost of maintaining its statutory reserves, liquidity requirements, administrative and credit costs and other related cost of the Lender;
"Events of Default"	Any of the events or state of affairs specified in Section 12.01 hereof or any other event rendering the Indebtedness under or pursuant to this Agreement immediately due and payable to the Lender;
"Facilities"	All the facilities granted or made available or agreed to be granted or made available and/or to be continued to be made available by the Lender to the Borrower(s) now or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer and this Agreement and includes any balance or part thereof and all monies referred in Sections 16.50 and 16.52 hereof. In the case where only the Overdraft or the Term Loan or the Revolving Credit or the Trade Facilities is granted to the Borrower(s), the expression "Facilities" shall refer to either the Overdraft or the Term Loan or the Revolving Credit or the Trade Facilities, as the case may be;
"FDR"	The applicable fixed deposit rate of the Lender as stated in the Letters of Offer;
"Final Maturity Date"	The last date of the tenure of the Revolving Credit or any such date as may be determined by the Lender pursuant to Section 6.04H of this Agreement;
"Guarantor(s)"	The person(s) described as guarantor(s) in the relevant Letters of Offer and includes (if any) his/her/their/its successors-in-title, permitted assigns and personal representatives;
"Indebtedness"	The aggregate of all monies whether principal, interest, capitalised interest, additional and/or penalty interest, fees, costs, charges, commissions or otherwise outstanding or payable or agreed to be payable by the Borrower(s) and the Security Parties to the Lender from time to time, whether solely or jointly with any other person and whether as principal or surety and includes all liabilities and obligations whether present or future or actual or contingent for the repayment and payment of all monies by the Borrower(s) and the Security Parties in respect of or arising from the Facilities and the Security Documents including monies referred in Sections 16.50 and 16.52 hereof;
"Instalments"	All instalments in respect of each Term Loan. In relation to each Term Loan, the sum of money stated in the relevant Letters of Offer as the monthly instalment in respect of the principal amount and the amount as determined by the Lender to be the amount of interest chargeable for the corresponding period and payable by the Borrower(s) in accordance with the terms of the relevant Letters of Offer and this Agreement;
"KLIBOR"	The Kuala Lumpur Interbank Offered Rate which is an interest rate

	derived from the activities of borrowing and lending funds between banks in Malaysia as stated by the Lender in each Letter of Offer and is subject to change at any time and from time to time;
"Letters of Offer"	The letters of offer issued or to be issued by the Lender and accepted by the Borrower(s) where the Lender agrees to grant or make available and the Borrower(s) agree(s) to accept each of the Facilities and includes any amendments and supplementals thereto and without limiting the generality of the foregoing, includes the letter of offer set out in Section 3 of the First Schedule hereto and any subsequent letter(s) of offer and the term "Letter of Offer" shall refer to any one of the Letters of Offer;
"Lender"	HONG LEONG BANK BERHAD (Company No. 97141-X), a licensed financial institution under the Financial Services Act 2013 incorporated in Malaysia and includes persons deriving title thereunder and its successors-in-title and assigns and shall include any branch office of the Lender;
"Management Corporation"	The management corporation established under the applicable Acts in relation to the building in which the Said Property is comprised;
"Management Fund"	The management fund as defined in the applicable Acts;
"Month"	A calendar month;
"OD Excess Interest"	Means interest chargeable on the amount drawn in excess of the Overdraft limit which is expressed as a percentage above the Reference Rate or such other rate as may be determined by the Lender and set out in the relevant Letter of Offer at any time and from time to time;
"Overdraft"	All Overdraft facility or facilities agreed to be granted and/or granted and made available and/or continue to be made available by the Lender to the Borrower(s) now, or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer and this Agreement and includes any balance or part thereof and all monies referred to in Sections 16.50 and 16.52 hereof;
"Power of Attorney"	The power(s) of attorney executed by the Assignor(s) appointing the Lender as the Attorney and more particularly described in Section 9.02 herein;
"Progressive Releases"	The progressive disbursement (where applicable) of the Facilities or any part thereof by the Lender to the Developer/Vendor or any other third party(ies) in accordance with the Schedule of Payment in the Sale and Purchase Agreement or such variation in the order of the said Schedule of Payment as the Lender may in its absolute discretion deem fit and against architect certificates so issued by the Developer's architect subject to, if the Lender so deems fit, the confirmation or certification of the same by the Lender's architect at the expense and on the account of the Borrower(s);
"Prescribed Rate"	The respective interest rate(s) applicable to the Facilities as stated in each Letter of Offer which expression shall wherever the context so permits include any and such other rate which the Lender may at any time or from time to time stipulate at its discretion;

"Privacy Policy"	Means the Lender's policies and principles pertaining to the collection, use and storage of personal information of existing and prospective individuals and entities dealing with the Lender as may be amended from time to time and made available at the Lender's web-site or in such manner as the Lender deems appropriate from time to time;
"Proprietor"	The party(ies) described in the Principal Sale and Purchase Agreement or the Sale and Purchase Agreement, as the case may be, and/or as defined in the Assignment and includes its successors-in-title and permitted assigns;
"Principal Sale and Purchase Agreement"	The sale and purchase agreement (which expression shall where the context so permits include any agreement for the purchase of any Accessory Parcel) of the date stated in the Assignment entered into between the Original Purchaser (as defined in the Assignment) and the Developer and (if applicable) the Proprietor wherein the Developer agreed to sell and the Original Purchaser agreed to purchase the Said Property upon the terms and conditions therein contained;
"Reference Rate"	Means the reference rate per annum from time to time stipulated by the Lender as its lending rate for credit/financing facilities, including but not limited to BLR, BR, ECOF, FDR or KLIBOR as the case may be or such other rate by whatsoever name called as quoted by the Lender wherever applicable from time to time;
"Revolving Credit"	All the revolving credit facility or facilities agreed to be granted and/or granted and made available and/or continue to be made available by the Lender to the Borrower(s) now, or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer and this Agreement and includes any balance or part thereof and all monies referred to in Sections 16.50 and 16.52 hereof;
"RC Drawings"	The amount of a drawing made or to be made under the Revolving Credit following the delivery of an RC Drawdown Notice pursuant to the terms of this Agreement and the Letters of Offer and includes the drawing rolled over following the delivery of a RC Rollover Notice;
"RC Drawdown Notice"	A notice of RC Drawing substantially in the form set out in Appendix 1 to this Agreement duly completed and signed by or on behalf of the Borrower(s);
"RC Interest Payment Date"	The last day of a RC Interest Period;
"RC Interest Period"	A period of one (1), two (2), three (3) or six (6) month(s) except that: (a) the first RC Interest Period in respect of the RC Drawing shall commence on the date of the RC Drawing and expire on the date falling one (1), two (2), three (3) or six (6)month(s) (as the case may be) thereafter or such other period as may be selected by the Lender pursuant to Section 7.01C hereof as the case may be; (b) each subsequent RC Interest Period shall commence on the last day of the previous one; (c) a RC Interest period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if

that Business Day falls in the following month of the year, on the preceding Business Day;

(d) if a RC Interest Period is extended or shortened by the application of (c) above, the following RC Interest Period shall (without prejudice to the application of (c) above) end on the day on which it would have ended if the preceding RC Interest Period had not been so extended or shortened;

(e) no RC Interest Period in relation to the Revolving Credit shall extend beyond the Final Maturity Date;

"RC Rollover" — The amount of the RC Drawing rolled-over following the delivery of a RC Rollover Notice under Section 6.04A(b) herein;

"RC Rollover Notice" — A notice of rollover substantially in the form set out in Appendix 2 to this Agreement duly completed and signed by or on behalf of the Borrower(s);

"Sale and Purchase Agreement" — The sale and purchase agreement (which expression shall where the context so permits include any agreement for the purchase of any Accessory Parcel) of the date stated in the Assignment made between the Assignor(s) and the Developer/Vendor and (if applicable) the Proprietor wherein the Developer/Vendor agreed to sell and the Assignor(s) agreed to purchase the Said Property upon the terms and conditions contained therein. In the case where the Assignor(s) is not the first purchaser, the full particulars of all sales, sub-sales assignments and reassignments up to the one between the Assignor(s) and the Vendor are described in the Assignment;

"Said Land" — That/those piece(s) of land more particularly described in the First Schedule to the Assignment;

"Said Lease" — The lease or sub-lease in the relevant form under the applicable Acts which is to be granted or has been granted to the Vendor and/or the Assignor(s) (as the case may be) by the lessor;

"Said Property" — (a) The lease or sub-lease created or to be created over the property(ies) described in the relevant Letters of Offer and in the Charge and/or the Assignment, as the case may be, from time to time (including but not limited to the Said Lease); and/or

(b) the property(ies) described in the relevant Letters of Offer and in the Charge and/or the Assignment, as the case may be, from time to time (including but not limited to the Said Land),

which expression shall where the context so permits, include the meaning assigned to the term "parcel" under the applicable Acts and any statutory amendment or re-enactment thereof and wherever the context permits shall include the Accessory Parcel appurtenant to each property and any building(s) and fixture(s) now or hereafter or from time to time erected thereon or affixed thereto or any part or portion thereof;

"Security Documents" — The Letters of Offer, this Agreement, and if applicable, the Assignment, the Charge, the Power of Attorney, the Guarantee and any other security documents which the Lender may now and from time to time require to secure the repayment and payment of the Indebtedness;

"Security Parties" — The parties executing the Security Documents and includes any party or parties providing or which shall hereafter from time to time provide

	any security to the Lender to secure the repayment and payment of the Indebtedness or any part thereof;
"Tax"	Means any present or future, direct or indirect, Malaysian or foreign tax, levy, impost, duty, charge, fee, deduction or withholding of any nature, that is imposed by any Appropriate Authority, including without limitation, any consumption tax such as the goods and services tax ("GST") and other taxes by whatever name called, and any interest, fines or penalties in respect thereof;
"Term Loan"	All the term loan or loans agreed to be granted and/or granted and made available and/or continued to be made available to or for the benefit of the Borrower(s) now or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer and this Agreement and includes any balance or part thereof and all monies referred in Sections 16.50 and 16.52 hereof;
"Trade Facilities"	All the trade facility or facilities agreed to be granted and/or granted and made available and/or continue to be made available by the Lender to the Borrower(s) now or hereafter or from time to time in accordance with the terms and conditions set out in the relevant Letters of Offer, this Agreement and the Fourth Schedule hereto which are applicable to the Facilities comprised therein and includes any balance or part thereof and all monies referred to in Sections 16.50 and 16.52 hereof;
"Year"	A 365-day year.

SECTION 2.02 **INTERPRETATIONS**

In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise provided:-

(a) words importing the masculine gender include the feminine and neuter genders and vice versa;

(b) words importing the singular number include the plural number and vice versa;

(c) references to Articles and Sections are to be construed as references to Articles and Sections of this Agreement;

(d) the headings and sub-headings to the Articles and Sections of this Agreement are inserted for purposes of convenience only and shall not be deemed to be a part hereof or be taken into consideration in the interpretation or construction of this Agreement;

(e) where there are two (2) or more persons or parties included or comprised in the expression the Borrower(s), all agreements, covenants, terms, stipulations and undertakings expressed to be made by and on the part of the Borrower(s) shall be deemed to be made by or binding upon such persons or parties jointly and severally;

(f) any reference to the provisions of any legislation includes any statutory modification or re-enactment thereof;

(g) any liberty or power which may be exercised or any determination which may be made hereunder by the Lender may be exercised or made at the Lender's absolute or unfettered discretion and the Lender shall not be under any obligation to give any reason therefore to the Borrower(s);

(h) words applicable to natural persons include any body, persons, company, corporation, firms or

partnerships corporate or otherwise and vice versa;

(i) the word "herein", "hereinafter", "hereinbefore", "hereof", "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular provision;

(j) the words "monies", "Ringgit", "dollar" and the symbol "RM" shall be construed as Malaysian currency;

(k) the Schedules hereto shall form an integral part of this Agreement and shall be taken, read and construed as an essential part hereof;

(l) any reference to "this Agreement" shall include all amendments, additions or supplementary agreements made hereafter or from time to time between the Lender and the Borrower(s);

(m) all provisions and references herein to the "Said Property" and/or the "Said Lease", "the Charge" and "the Assignment" shall not be applicable if the Facilities are not secured against titled or untitled property;

(n) all provisions and references herein to the "Said Property" shall (where the context so requires or permits) apply to the "Vessel" defined in the Letter of Offer when the subject matter financed and/or security provided is a shipping vessel and/or tanker;

(o) where at any time an Overdraft facility, a Term Loan, a Revolving Credit facility and/or the Trade Facilities or any combination thereof has/have been granted or made available to the Borrower(s), all references to the Facilities shall apply to the relevant facilities granted and all references to the Overdraft, Term Loan, Revolving Credit or Trade Facilities, as the case may be, which were not granted, shall be ignored.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01 REPRESENTATIONS AND WARRANTIES

The Borrower(s) hereby represent(s) and warrant(s) to the Lender as follows:-

(a) that the Security Documents constitute the legal, valid and binding obligations of the Security Parties in accordance with the terms and conditions thereunder;

(b) that the execution, delivery and performance of the Security Documents by the Security Parties:-

(i) will not violate the provisions of any law or regulation or any order or decree of any governmental authority, agency or Court to which the Security Parties are subject;

(ii) will not violate the provisions of any mortgage, contract or other undertaking or instrument to which the Security Parties are party or which is binding upon the Security Parties;

(iii) will not result in the creation or imposition of any obligation to create or impose any mortgage, lien, pledge or charge on any of the Security Parties' assets or revenues pursuant to the provisions of any such mortgage, contract or other undertaking or instrument;

(c) that all consents, approvals or authorisations of any relevant authority which are required on the part of the Security Parties or which are advisable for or in connection with the execution, delivery, performance, legality and enforceability of the Security Documents have been obtained and are in full force and any conditions contained therein or otherwise applying thereto have been complied with;

(d) that the Security Parties are not in default under any agreement to which the Security Parties or any one of them is/are a party or by which the Security Parties or any one of them may be bound and no prosecution, litigation, arbitration or administrative proceedings are presently current or pending or threatened which prosecution, default litigation arbitration or administrative proceedings as the case may be might materially affect the solvency of the Security Parties and might impair the Security Parties' ability to perform the Security Parties' obligations under the Security Documents;

(e) that the Borrower(s) and the other Security Parties have the full and absolute power, right and authority to execute this Agreement and the other Security Documents and that there is and shall be no person or party having priority over the Lender in respect of the Said Property and/or the Said Lease and/or the Security Documents, save and except as the Lender may agree in writing in its absolute discretion;

(f) if the Borrower(s) or any of the other Security Parties is/are a corporation:-

(i) the Borrower(s) and/or the other Security Parties are duly incorporated under the relevant law;

(ii) all requisite corporate shareholders or other approvals for the execution of this Agreement and/or the other Security Documents have been obtained;

(iii) the Borrower(s) and/or the other Security Parties are empowered to execute this Agreement and/or the other Security Documents under their respective constitutive document; and

(iv) that the Borrower(s) and/or the other Security Parties have obtained the consent of all persons named in their application for the Facilities or such other document submitted to the Lender in support of such application and/or their respective authorised representatives, including but not limited to their directors, shareholders, authorised signatories or such other persons specified by the Lender ("Relevant Data Subjects"), for the Lender's collection, holding and use of the personal information of the Relevant Data Subjects in accordance with the Lender's Privacy Policy as may be amended from time to time.

(g) that all the particulars and declarations furnished, provided or made by the Borrower(s) and/or the other Security Parties in respect of the Borrower(s)' application for the Facilities are true, accurate and correct in all respects;

(h) that there is no default by any of the relevant parties of any of the terms of the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement or the Construction Agreement, as the case may be;

(i) that the Said Property, the Said Land and/or the Said Lease and other assets given as security for the Facilities and all monies now or hereafter paid to the Lender come from lawful sources and does not breach the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 or similar legislation applying in the jurisdiction where the monies are derived; and

(j) such other representations and warranties as are set out in the relevant Letters of Offer shall be binding on the Borrower(s).

SECTION 3.02 **TRUTH AND CORRECTNESS OF REPRESENTATIONS AND WARRANTIES**

(a) The Borrower(s) acknowledge(s) that the Lender has accepted this Agreement on the basis of, and in full reliance upon, the aforesaid representations and warranties, which will be correct and complied with in all material respects so long as this Agreement shall remain in force and each of the above representations and warranties will be correct and complied with in all material respects so long as the Facilities shall remain available and until the Indebtedness due hereunder and under

the Security Documents have been discharged.

(b) The truth and correctness of all the matters stated in the representations and warranties under Section 3.01 hereof shall form the basis of the Lender's commitment to make available or continue to make available the Facilities to the Borrower(s). If any such representations and/or warranties made shall at any time hereafter be found to have been incorrect in any material respect then and in such event and notwithstanding anything to the contrary hereunder the Lender shall have the right at its absolute discretion to review, suspend, recall or terminate the Facilities or any part thereof.

SECTION 3.03 **PURPOSE OF THE FACILITIES**

(a) The Facilities shall be utilised by the Borrower(s) for the respective purposes set out in the Letters of Offer. If the Borrower(s) shall require the utilisation of the Facilities or any part thereof for any other purpose the Borrower(s) shall obtain the prior written consent of the Lender which consent may be withheld, refused or given unconditionally or subject to such terms and conditions as the Lender shall deem fit.

(b) Without prejudice to the obligations of the Borrower(s) under Section 3.03(a) hereof, the Lender shall not be obliged to concern itself with the application by the Borrower(s) of the Facilities.

ARTICLE IV

COVENANT TO PAY

SECTION 4.01

(A) COVENANT TO PAY THE OVERDRAFT AND/OR TRADE FACILITIES

In consideration of the Lender having agreed at the request of the Borrower(s) to grant and make available and continue to grant and make available the Overdraft and/or the Trade Facilities (where applicable) to the Borrower(s), the Borrower(s) hereby AGREE(S), COVENANT(S) AND UNDERTAKE(S):-

(a) to repay to the Lender ON DEMAND all sums of money which are now or shall from time to time or at any time hereafter be due or owing by the Borrower(s) solely or jointly with any other persons firms or companies and whether as principal or surety or which the Borrower(s) may be or become liable to the Lender anywhere on banking account or accounts current or otherwise or in any manner whatsoever including the balance for the time being owing for or in respect of cheques bills notes drafts or other negotiable instruments accepted paid or discounted for and on behalf of the Borrower(s) either alone or jointly with another or others or for any payments loans credits or advances made to or for the use or accommodation or on behalf of the Borrower(s) either alone or jointly with another or others pursuant to or in respect of or under any guarantee or letter of credit given established or opened by the Lender for the Borrower(s) or any contracts for the forward delivery of goods bills or specie or in respect of any other banking facilities whatsoever whether or not given upon or under any trust receipts or other security whatsoever or otherwise howsoever up to such aggregate sum as the ad valorem stamp duty paid on the original of this Agreement and/or any supplements thereto together with interest thereon at the applicable Prescribed Rate or as the case may be at the applicable Default Rate, Commission, Discount Rate and other Banking Charges and all costs charges and other expenses which the Lender may charge in respect of any of the matters aforesaid or which the Lender may pay or incur in perfecting the securities or in enforcing or obtaining payment of such moneys or in paying any expenses or outgoings whatsoever in respect of or in insuring repairing maintaining managing or realising the Said Property and/or the Said Lease and or any buildings fixtures crops or plants thereon or in defending prosecuting or otherwise howsoever taking part in or attending at (whether on a watching brief as observer or otherwise howsoever) any action enquiry hearing suit

or other proceedings whatsoever affecting the Said Property or any buildings fixtures crops or plants thereon and also all other payments and sums hereinafter mentioned or stipulated and other usual bankers' charges;

(b) If and when the said account or accounts current or otherwise shall be closed either by demand as aforesaid or by the death or winding up or other default as the case may be of the Borrower(s) and/or the Assignor(s) (or where the Borrower(s) and/or the Assignor(s) shall be more than one person by the death or winding up or other default as the case may be of any of them), a balance shall be owing to the Lender by the Borrower(s) then the Borrower(s) or the personal representative or liquidators of the Borrower(s) as the case may be will so long as the same or any part thereof shall remain owing pay to the Lender interest thereon at the applicable Default Rate (both before and after judgement and order) computed from the time when such balance shall have been ascertained and the Borrower(s) agree(s) that the statement of the Manager, Assistant Manager or any other Officer of the Lender or any solicitor or firm of solicitors purporting to act for the Lender as to the amount of such balance shall be final and conclusive evidence against the Borrower(s);

(c) to pay all such sums and monies as are or may become payable by the Borrower(s) under this Agreement and in particular (but without limiting the generality of the foregoing) all the costs, charges, expenses, recoverables and other sums and monies provided herein.

(d) It is hereby expressly agreed and declared by the Borrower(s) that in addition to the terms and conditions herein, the Trade Facilities and Overdraft shall be subject to the additional terms and conditions set out in the Fourth Schedule hereto which are applicable to the facilities comprised therein.

(B) COVENANT TO PAY THE TERM LOAN

In consideration of the Lender having agreed at the request of the Borrower(s) to grant and make available and continue to grant and make available the Term Loan to the Borrower(s), the Borrower(s) hereby AGREE(S), COVENANT(S) AND UNDERTAKE(S):-

(a) to repay to the Lender ON DEMAND the Term Loan together with interest thereon at the applicable Prescribed Rate or as the case may be at the applicable Default Rate (which rate shall be applicable before as well as after any judgement or order obtained against the Borrower(s)) and all other monies owing or payable under the terms of this Agreement.

AND until demand as aforesaid the Borrower(s) will repay the Term Loan and interest thereon at the applicable Prescribed Rate by way of the Instalments, the first of the Instalment to be paid on the first (1st) day of the month following next after the date on which the full amount of the Term Loan shall have been advanced or paid to or on behalf or for the benefit of the Borrower(s) and/or Assignor(s) or on the first day of such other month as the Lender may stipulate in the relevant Letters of Offer and the subsequent Instalments to be paid at regular successive intervals of one (1) month or such other intervals stipulated by the Lender in the relevant Letters of Offer until the full amount of the Term Loan and all interest thereon shall have been fully paid and satisfied PROVIDED ALWAYS that notwithstanding the provisions relating to the schedule of Instalments under this Section, the Lender may in its absolute discretion at any time and from time to time whether at the request of the Borrower(s) or otherwise be entitled (but not obligated) to accept payment of the monies due or becoming due hereunder by such increased or reduced amount and/or number of Instalments as may be agreed or agree to suspend payments thereof or give such further time or indulgence for payment but nothing contained in this Section or done hereunder shall be construed as prejudicing or impairing the security hereunder or the Lender in the exercise of all, or any of the remedies available to it hereunder on default by the Borrower(s).

(b) (i) <u>In the case where the principal and interest payments on the Instalments are aggregated</u>

until such time as the Borrower(s) shall commence to make payment of the Instalments the Borrower(s) will pay to the Lender interest at the applicable Prescribed Rate and/or the Default Rate as the case may be (both before and after judgement or order) on daily rests on every sum advanced to or otherwise however payable by the Borrower(s) under this Agreement (whether the same shall form part of the Term Loan or otherwise however) from the date on which the sum in question shall first be advanced or paid out by the Lender. The said interest shall be payable monthly, or at such other intervals as the Lender may stipulate, the first of which payments shall be made on the first day of every month commencing in the month following next after the said date on which such sum shall first be advanced or paid out as aforesaid or such other date as the Lender may from time to time stipulate;

(ii) In the case where the Instalments on the Term Loan comprise of principal only and interest is paid separately

the Borrower(s) shall pay to the Lender interest at the applicable Prescribed Rate and/or the Default Rate as the case may be, (both before and after judgement or order) on daily rests before full drawdown, and upon full drawdown, on monthly rests or such other rest period as may be prescribed by the Lender on every sum advanced to or otherwise however payable under this Agreement (whether the same shall form part of the Term Loan or otherwise however) from the date on which the sum in question shall first be advanced or paid out by the Lender until the Term Loan has been repaid in full. The said interest shall be calculated on the amount outstanding and shall be payable monthly or at such other intervals as the Lender may stipulate, the first of which payments shall be made on the first day of every month commencing in the month following next after the said date on which such sum shall first be advanced or paid out as aforesaid or such other date or intervals as the Lender may from time to time stipulate;

(c) to pay all such sums and monies as are or may become payable by the Borrower(s) under this Agreement and in particular (but without limiting the generality of the foregoing) all the costs, charges, expenses, recoverables and other sums and monies provided herein.

AND NOTWITHSTANDING that the payments specified in this Section 4.01(B) may have been made as aforesaid the Term Loan and any monies payable by the Borrower(s) to the Lender under this Agreement and interest thereon as herein provided shall continue to be due for all purposes ON DEMAND.

Notwithstanding that no full drawdown of the Term Loan has been made, the Lender may by notice in writing to the Borrower(s) require the repayment of the Term Loan by Instalments.

(C) COVENANT TO PAY THE REVOLVING CREDIT

In consideration of the Lender having agreed at the request of the Borrower(s) to grant and make available and continue to grant and make available the Revolving Credit to the Borrower(s), the Borrower(s) hereby AGREE(S), COVENANT(S) AND UNDERTAKE(S):-

(a) to repay to the Lender ON DEMAND the Revolving Credit together with interest thereon at the applicable Prescribed Rate or as the case may be at the applicable Default Rate (which rate shall be applicable before as well as after any judgement or order obtained against the Borrower(s)) and all other monies owing or payable under the terms of this Agreement AND until demand as aforesaid the Borrower(s) will repay the Revolving Credit and interest thereon at the applicable Prescribed Rate in accordance with the relevant interest period and/or as stipulated by the Lender at its absolute discretion.

(b) to pay all such sums and monies as are or may become payable by the Borrower(s) under this Agreement and in particular (but without limiting the generality of the foregoing) all the costs,

charges, expenses, recoverables and other sums and monies provided herein.

SECTION 4.02 **ADDITIONAL INTEREST/DEFAULT RATE**

(a) In addition and without prejudice to the power rights and remedies herein conferred, if the Borrower(s) shall draw in excess of the approved limit of the Overdraft or any approved sub-limit of the facilities comprised therein or any subsequent revised limit or sub-limits of the Overdraft as notified by the Lender to the Borrower(s) from time to time whether such excess shall arise as permitted from time to time by the Lender or by any debit to the account of the Borrower(s) which the Lender is entitled to make, the Borrower(s) shall pay to the Lender OD Excess Interest or any other rate or sum that may be imposed by the Lender at any time at its absolute discretion (both before and after judgement and order) as agreed liquidated damages on the amount in excess of the abovesaid applicable limit or sub-limit or any other sum or moneys due and payable at that time calculated from the date of such drawing or utilisation or default until the date of payment of the amount thereof. All capitalised and accumulated unpaid interest shall be taken into account for the purpose of ascertaining whether the approved limit or sub-limits, as the case may be of the Overdraft has been exceeded or not under this Section 4.02(a). In the event of any excesses over the approved limit of the Overdraft or any approved sub-limit of the facilities comprised therein, the Lender may at its absolute discretion reduce the sub-limits of one or more of the facilities until the excess has been paid or repaid in full without affecting the Lender's rights and remedies herein or under any of the Security Documents.

(b) In addition and without prejudice to Section 4.02(a) hereof, in the event of a demand by the Lender pursuant to Section 4.01 hereof for payment of all principal moneys including capitalised interest under the Facilities and all interest thereon and all other sums or monies (whether principal or interest) for the time being due and owing under the Facilities or recall of the Facilities or any of the facilities comprised therein or a default in the payment of any moneys covenanted to be paid, the Borrower(s) shall pay the Lender additional interest at the rate of one per centum (1%) above the Prescribed Rate or any other rate or sum that may be imposed by the Lender at any time at its absolute discretion (both before and after judgement or order) as agreed liquidated damages on the principal moneys including capitalised interest and all interest thereon and all other sums or moneys (whether principal or interest) for the time being due and owing under the Facilities calculated from the date of such demand pursuant to Section 4.01 hereof, default or recall as the case may be until the date of full payment thereof (both before and after judgement or order).

(c) In addition and without prejudice to the powers, rights and remedies herein conferred upon the Lender, if the Borrower(s) shall default in the payment on due date of any one or more of the Instalments of the Term Loan or interest and other monies herein covenanted to be paid under the Term Loan or in the event of demand by the Lender for repayment of the Term Loan and interest thereon or other monies covenanted to be paid herein or recall of the Term Loan, the Borrower(s) shall pay to the Lender additional interest at the rate of one per centum (1%) above the Prescribed Rate or such other rate or sum as the Lender may stipulate as agreed liquidated damages on the Instalment or Instalments of the Term Loan and/or interest and any other sums at that time due or in arrears calculated from the date of such default demand or recall as the case may be, until the date of payment of the amount thereof (both before and after judgment or order). Notwithstanding the above, the Lender may at its absolute discretion impose a minimum charge of such amount as the Lender may deem fit as late payment interest.

(d) In addition and without prejudice to the powers, rights and remedies herein conferred upon the Lender, if the Borrower(s) shall default in the payment of any monies whether principal or interest or any sum whatsoever payable to the Lender or in the event of demand or recall of the Revolving Credit, the Borrower(s) shall pay to the Lender additional interest at the rate of one per centum (1%) above the Prescribed Rate or such other rate or sum as the Lender may stipulate and/or interest and any other sums at that time due or in arrears calculated from the date of such default demand or recall as the case may be, until the date of payment of the amount thereof (both

before and after judgment or order). Notwithstanding the above, the Lender may at its absolute discretion impose a minimum charge of such amount as the Lender may deem fit as late payment interest.

(e) Notwithstanding the provisions of Sections 4.02 (b), (c) and (d) above, in the event of a demand by the Lender or a default by the Borrower(s) as mentioned in Sections 4.02 (b), (c) and (d) above, the Lender may at its absolute discretion choose to vary the Prescribed Rate whether in addition to or instead of imposing additional interest at the Default Rate. Such variation of the Prescribed Rate may at the Lender's discretion continue to be applicable notwithstanding that the relevant default may be remedied.

SECTION 4.03 **DEMANDS/NOTICES**

(a) If and when the Facilities, interest thereon and all monies hereby covenanted to be paid by the Borrower(s) to the Lender shall be demanded as aforesaid or shall otherwise be required to be settled, the monies owing by the Borrower(s) to the Lender shall be ascertained by the Lender and when such monies shall be ascertained the Borrower(s) agree(s) that the statement of the Manager, Assistant Manager or any other Officer of the Lender or by any solicitor or firm solicitors purporting to act for the Lender as to the amount of the monies in respect of the Facilities, interest thereon and all monies due and payable under this Agreement shall be final and conclusive.

(b) Any demand for payment of the monies intended to be hereby secured may be made by a notice in writing requiring payment within seven (7) days from the date thereof or in such form as may be prescribed by or under the applicable Acts and may be signed on behalf of the Lender by any Manager, Assistant Manager or any other Officer of the Lender or by any solicitor or firm of solicitors purporting to act for the Lender and such notice shall be deemed to have been sufficiently served on the Borrower(s) if it is left at the usual or last known place of residence or at the address hereinstated of the Borrower(s) or at the usual or last known place of business of the Borrower(s) or sent by registered letter or ordinary mail or by telex or facsimile to any of such addresses or telex/facsimile numbers of the Borrower(s).

(c) Notice may be served, given or made by the Lender by post, facsimile, electronic mail, short messaging service ("SMS"), personal delivery or such other mode as may be practicable and allowed by the Lender. Notices issued by or on behalf of the Lender (including computer generated notices/statements that do not require any signature) will be directed to the Borrower(s) at the Borrower(s)' address, facsimile number, electronic mail address and/or telephone number as stated in the Letters of Offer or last known address, facsimile number, electronic mail address and/or telephone number in the records of the Lender.

Deemed Delivery: Notices are deemed delivered to the Borrower(s):

(i) in the case of post, two (2) days after the date of posting, regardless of whether the notices are returned undelivered or unclaimed;
(ii) in the case of facsimile, on the day of transmission;
(iii) in the case of e-mail, on the day of transmission provided that the Lender has not received a failed or undeliverable message from the host provider of the recipient within the day of transmission; and
(iv) in the case of personal delivery, at the time of delivery.

(d) (i) Any notice or communication from the Borrower(s) to be given to the Lender may be sent by personal despatch, courier or by registered or ordinary mail to the lending branch of the Lender and such notices or communications shall only be received when acknowledged by the Lender.

(ii) The Lender shall be entitled to rely upon and act on the instructions of the Borrower(s), whether oral or written and whether given by telephone, post, telex, cable, facsimile transmissions or other electronic means. Without prejudice to the generality of the

foregoing, the Lender shall be entitled to rely and act on any notice or instructions given whether based on signatures which appear to the Lender, by reference to the names and signatures of such persons filed with the Lender to be the signatures of:-

(A) the Borrower(s); or

(B) any of the persons authorised by the Borrower(s) to issue any notice or any instructions whatsoever on behalf of the Borrower(s),

or otherwise, without enquiry on the part of the Lender as to the identity of the person giving or purporting to give such notices or instructions or as to the authenticity of such notices or instructions notwithstanding that it is subsequently shown that the same was not given by the Borrower(s). The Lender is entitled to treat all such notices or instructions given, as binding upon the Borrower(s) and the Lender shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication and the risk of the instructions being given by unauthorised persons, any misunderstanding or any error, loss or delay resulting from the use of telephone, postal services, telex or teletype machines, cable devices, facsimile transmission, devices or electronic or other means are entirely the risk of the Borrower(s).

(iii) The Lender shall be under no duty to enquire into the genuineness or authenticity of the communication given to the Lender by any of the forms of communication referred in Section 4.03 (d)(ii) above and the Lender's rights under this Agreement shall not be affected by any misuse or unauthorised use of such communication. The Lender shall be indemnified in full by the Borrower(s) against all loss, claims, demands, costs, damages, expenses and all other liabilities whatever which it may incur in consequence of its accepting and acting on such communication.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01 CONDITIONS PRECEDENT AS TO THE AVAILABILITY OF THE FACILITIES

The obligations of the Lender to make the Facilities available for disbursement and/or to permit its utilisation by the Borrower(s) is subject to the fulfillment in a manner satisfactory to the Lender and its legal advisers, prior to the utilisation of the Facilities by the Borrower(s) of the following conditions:-

(a) the Security Documents referred to herein and/or which are required by the Lender to be executed by the Security Parties have been duly executed, stamped and registered with such registries as the Lender may deem necessary or expedient and copies thereof duly delivered to the Lender PROVIDED THAT the Lender may at its absolute discretion disburse the Facilities or any part thereof upon presentation of the Security Documents at the relevant registries;

(b) a search having been made at the relevant land registry/land office confirming that the Said Land and the Said Property and/or the Said Lease are free from all encumbrances and no acquisition notices have been lodged and/or registered or issued against the Said Land, the Said Property and/or the Said Lease and no caveats have been lodged against the title of the Said Property;

(c) the Lender is satisfied that the execution, delivery and performance of the Security Documents have been duly authorised and approved by all necessary parties and that the same do not contravene any law, rules or regulations or any contractual or other restrictions binding upon the Borrower(s) or the other Security Parties (if any);

(d) the receipt by the Lender of all relevant undertakings and confirmations required by the Lender to the Lender's satisfaction;

(e) where the Facilities is to be disbursed by Progressive Releases, the receipt by the Lender of the relevant architect certificates or invoices (in the case where the Lender is financing the Construction Price);

(f) the Borrower(s) shall have delivered or caused to deliver to the Lender the current receipts of quit rent, assessments, rates, dues and other outgoings thereto as the Lender may require;

(g) where required by the Lender, a valuation of the Said Property and verification of the address of the Said Property by a valuer appointed by the Lender at the cost and expense of the Borrower(s);

(h) receipt by the Lender of the original copy of the Sale and Purchase Agreement and the Principal Sale and Purchase Agreement (where applicable) and all other documents pertaining to the Said Property and/or the Said Lease as the Lender may require;

(i) where the Borrower(s) or any of the other Security Parties is/are a corporation, receipt by the Lender of certified true copies of the Memorandum and Articles of Association (or constitution, as the case may be) and the Forms 24, 44 and 49 (and/or the other equivalent forms/documents under Companies Act 2016) and the board resolution authorising the execution of the Security Documents of each of the Security Parties;

(j) receipt by the Lender of all insurance policies required by the Lender to be taken out;

(k) the difference between the purchase price under the Sale and Purchase Agreement and the Overdraft and/or Term Loan has been fully settled;

(l) completion of all legal documentation to the satisfaction of the Lender and upon the Lender's solicitors' confirmation that it is in order to release the Facilities;

(m) a search having been made at the Official Assignee's/Receiver's office/Companies Commission of Malaysia and a satisfactory report having been obtained on the Vendor/Developer/Registered Proprietor (as the case may be), the Borrower(s) and the other Security Parties;

(n) the Borrower(s) shall have complied with and satisfied to the Lender's satisfaction all operational requirements relating to the operation of the Facilities as may be stipulated by the Lender from time to time;

(o) Where the Lender is financing the construction/renovation of the Building:-

    (i) receipt of all relevant approvals from the relevant authorities in relation to the construction of renovation of the Building including without limitation, the approvals for drawings, designs, specifications, materials, earth work plans, building and layout plans have been obtained;

    (ii) the receipt of the duly executed stamped original Construction Agreement confirming the appointment of the Contractor and the Construction Price;

    (iii) the difference between the Construction Price and the Facilities (or the part of the Facilities granted to finance the construction/renovation of the Building) has been fully settled by the Borrower(s);

    (iv) receipt of the letter of undertaking from the Contractor to the Lender to immediately refund the Facilities (or the part of the Facilities granted to part-finance the construction/renovation of the Building) in the event the Contractor breaches any term of the Construction Agreement or if the construction/renovation of the Building is abandoned or not completed or if the Certificate of Fitness for occupation of the Building, if required, is not obtained;

(p) where the Lender is part-financing the premium for the mortgage reducing term assurance, the balance of the premium required has been fully settled by the Borrower(s);

(q) payment of all fees, costs and charges (including processing fees, stamp duty, legal and other professional fees and charges);

(r) there has been no material change in the circumstances of the Borrower(s) or any other Security Parties which in the opinion of the Lender would have an adverse impact on the ability of the Borrower(s) and/or the other Security Parties to perform its obligations under this Agreement and the other Security Documents in accordance with the terms hereof; and

(s) the additional conditions precedent set out in the relevant Letters of Offer shall have been satisfied and fulfilled.

Pending fulfillment in a manner satisfactory of any of the conditions hereinbefore stipulated, the Lender may at its absolute discretion withdraw, cancel, terminate or suspend the Facilities or disbursement of any part thereof.

SECTION 5.02 **PERFORMANCE OF COVENANTS**

The obligation of the Lender to grant the Facilities under this Agreement or to continue with the Facilities shall also be subject to the following conditions:-

(a) the Lender is satisfied that no event has occurred so as to render the Facilities immediately repayable and no event of default under any agreement or arrangement referred to in this Agreement and the other Security Documents shall have happened and be continuing;

(b) there shall not have occurred any default in the performance by any party thereto of any covenant or agreement contained in any of the agreements and arrangements referred to in Section 5.02(a) hereof;

(c) the matters represented by the Borrower(s) set out in Section 3.01 hereof are true and correct in all respects;

(d) no extraordinary circumstances or changes of law or other governmental action shall have occurred which shall make it improbable that the Borrower(s) will be able to observe and perform the covenants and obligations on the Borrower(s)' part to be observed and performed under the provisions of this Agreement;

(e) no extraordinary circumstances or change of law or circumstances or other governmental action shall have occurred or is likely in the opinion of the Lender to occur which shall in the opinion of the Lender render it unlawful to grant the Facilities or to grant the Facilities on the security contemplated hereunder.

SECTION 5.03 **WAIVER OF CONDITIONS PRECEDENT**

It is hereby expressly acknowledged and declared that the terms and conditions contained in this Article V are inserted for the sole benefit of the Lender and may therefore be waived wholly or in part by the Lender at the sole and absolute discretion of the Lender unconditionally or upon terms and conditions specified by the Lender without prejudicing the rights of the Lender hereunder and such waiver shall not preclude the Lender from insisting on the Borrower(s)' compliance with such waived terms and conditions at a subsequent time.

ARTICLE VI

UTILISATION OF THE FACILITIES

SECTION 6.01 **UTILISATION OF THE FACILITIES**

In the event that the Facilities or part of it shall for whatever reason be unutilised after three (3) months from the date of the relevant Letter of Offer or after such other period as the Lender may stipulate at its absolute discretion, the Lender shall be at liberty at its absolute discretion to withdraw the Facilities in which event the Borrower(s) shall reimburse all costs, fees and expenses including legal fees incurred by the Lender or to vary the terms of the Facilities.

SECTION 6.02 **ADVANCE TO THIRD PARTIES**

The Lender shall be at liberty and is hereby expressly authorised by the Borrower(s) to advance or pay the whole of the Facilities or such part or parts thereof to any financial institution, firm of solicitors, Developer/Vendor or the Contractor, builder architect or such other person(s) responsible for or concerned with the sale and/or construction of the Said Property or to any other person at such times in such manner by such amounts and upon such contingencies and conditions as the Lender may in its absolute discretion decide and/or by Progressive Releases or otherwise in accordance with the schedule of payment set out in the Sale and Purchase Agreement or such variations in the order of the schedule of payment as the Lender may in its absolute discretion deem fit.

AND it is hereby declared that such express authorisation as aforesaid shall be irrevocable AND it is hereby expressly acknowledged, agreed and confirmed by the Borrower(s) that all advances and payments to the party(ies) aforesaid shall for all purposes whatsoever be deemed to be and form part of the monies secured by and owing under this Agreement and the acknowledgment of receipt by the aforesaid party(ies) shall be as good and sufficient and effective as if the same had been made or given by the Borrower(s) personally And it is hereby further irrevocably agreed and confirmed by the Borrower(s) that the Borrower(s) shall not be entitled to object to or to restrain such payment by the Lender.

And where applicable and without prejudice to the Lender's powers and rights herein conferred it is hereby expressly agreed between the parties hereto that in the event of any default on the part of the Developer/Vendor or the Contractor, as the case may be, in honouring its obligations to any financial institution or in the opinion of the Lender the Developer/Vendor or the Contractor, as the case may be, and/or the Assignor(s) is/are in breach of the Sale and Purchase Agreement or the Construction Agreement, as the case may be the Lender shall be at liberty to withhold the disbursement or utilisation of the Facilities or any part or such part thereof and if the Lender decides to withhold any disbursement or utilisation, the Borrower(s) shall indemnify and keep indemnified the Lender against all losses, actions, proceedings, costs, expenses, claims and demands in respect of the same.

SECTION 6.03 **OPERATION OF OVERDRAFT**

In addition to and not in derogation of any of the conditions herein contained, where the Facilities are a combination of Term Loan and Overdraft:-

(a) the Overdraft shall be available to the Borrower(s) only after the full drawdown of the Term Loan; and

(b) prior to the full payment of the purchase price in respect of the Said Property, the Borrower(s) shall not utilise the Overdraft for any other purpose than for the purpose of financing the purchase of the Said Property.

SECTION 6.04 **OPERATION OF REVOLVING CREDIT**

A. **RC Drawings/Rollovers**

Subject to:

(a) the conditions set out in Section 5.01 of this Agreement having been satisfied before the date on which the intended RC Drawing or RC Rollover is to be made;

(b) the Lender having received from the Borrower(s) a RC Drawdown Notice or a RC Rollover Notice at least three (3) Business Days or such lesser number of Business Days acceptable to the Lender before the date on which a RC Drawing or RC Rollover (as the case may be) is intended to be made;

then subject to the provision of this Agreement and the Letters of Offer, the Borrower(s) may make RC Drawings and RC Rollovers on the Revolving Credit during the tenure of the RC Facility but not thereafter PROVIDED THAT:

(i) a RC Drawdown Notice or a RC Rollover Notice shall be irrevocable and subject to Section 16.03 of this Agreement and the Borrower(s) shall borrow the stated amount on the stated date;

(ii) each RC Drawing or RC Rollover shall be in whole multiples of Ringgit Malaysia One Hundred Thousand (RM100,000-00) subject to a minimum of Ringgit Malaysia Five Hundred Thousand (RM500,000-00);

(iii) all outstanding interest payable in respect of the Revolving Credit must be paid by the preceding relevant RC Interest Payment Date before any subsequent RC Drawing or RC Rollover shall be allowed; and

(iv) no RC Drawing or RC Rollover shall be allowed after the expiry of the tenure of the Revolving Credit.

B. Rollover

If a RC Rollover Notice has been received by the Lender in accordance with Section 6.04A hereof requesting rollover of a RC Drawing described in the RC Rollover Notice, then subject to the provisions of this Agreement and the Letters of Offer, no actual repayment of the principal by the Borrower(s) shall be required on the maturity date of the RC Drawing to be rolled over and no actual advance by the Lender shall be made in respect of the RC Rollover Notice but in all respects, the repayment of the RC Drawing falling to be repaid shall be deemed to have been made and a new RC Drawing shall be deemed to have been made under the Revolving Credit.

C. Repayment

Subject to the provisions of this Agreement and the relevant Letters of Offer, the Borrower(s) shall, unless the Borrower(s) has rolled over the relevant RC Drawing pursuant to Section 6.04B hereof, repay to the Lender each RC Drawing in full at the end of the relevant RC Interest Period thereto together with all interest accrued thereon. Notwithstanding the above, all amounts due under the Revolving Credit to the Lender shall be repaid by the Borrower(s) in full on the Final Maturity Date.

D. Redrawing

Subject to the provisions of this Agreement, the Letters of Offer, the availability of funds and the Lender's consent, any amount which is repaid under the Revolving Credit may be redrawn during the tenure of the Facility.

E. Prepayment

The Borrower(s) shall not be entitled to repay any RC Drawing in whole or in part before the expiry of the relevant RC Interest Period selected for that RC Drawing.

F. Commitment Fee

The Borrower shall pay to the Lender a commitment fee at the rate of one per centum (1%) per annum or such other rate as may be prescribed by the Lender in accordance with the rules of the Association of Lenders in Malaysia calculated on the amount of the unutilised portion of the Revolving Credit for the time being. The commitment fee payable shall be charged throughout the duration of the Revolving Credit and shall be payable monthly in arrears and the Borrower(s) hereby expressly authorises the Lender to debit the Borrower(s)'s account with such amount as an advance from the Revolving Credit which is sufficient to pay such commitment fee.

G. Break Funding Loss

In the event of prepayment or failure to drawdown after a drawdown notification by Borrower(s), the Borrower(s) shall compensate the Lender for break funding loss. Break funding loss shall include the amount of interest that otherwise would have accrued at the Prescribed Rate less the amount of interest that the Lender would earn from reinvestment in the money market. The Lender's calculation shall be deemed prima facie evidence of such compensation.

H. Tenure and review

The Revolving Credit shall be subject to periodic review and shall be repayable on demand. The Lender shall be entitled at its absolute discretion to review the Revolving Credit (including but not limited to the limits established by the Lender on the Revolving Credit) annually or at any time and from time to time without any obligation to give reasons therefor and nothing contained in this Agreement shall be deemed to impose on the Lender any obligation either at law or in equity to make or to continue to make available the Revolving Credit. Upon such review, the Lender may at its sole and absolute discretion and notwithstanding that no Events of Default has occurred, unilaterally vary any of the terms and conditions of the Revolving Credit or any part thereof and/or impose additional terms and conditions by notice in writing to the Borrower(s) (including but not limited to increase or reduction of the limit of the Revolving Credit and to consider continuation of utilisation, suspension or termination of the Revolving Credit) without any obligation to give any reason therefor.

ARTICLE VII

INTEREST

SECTION 7.01A **CALCULATION OF INTEREST ON OVERDRAFT**

The interest chargeable at the applicable Prescribed Rate shall be calculated on the daily outstanding balance of the Borrower(s)' Overdraft account and shall be debited at the end of every calendar month and shall be paid monthly by the Borrower(s).

SECTION 7.01B **CALCULATION OF INTEREST ON TERM LOAN**

The interest chargeable on any part of the Term Loan advanced or disbursed by the Lender or otherwise howsoever payable by the Borrower(s) to the Lender under this Agreement (whether the same shall form part of the Term Loan or otherwise) from the date on which the same shall have been advanced or disbursed or become payable as aforesaid and (i) in the case where principal and interest payments are aggregated in the Instalments, until the full amount of the Term Loan shall have been advanced or paid to or on behalf of or for the Borrower(s) or (ii) in the case where the Instalments comprise of principal only and interest is paid separately, until the Term Loan has been repaid in full, shall be calculated on the amount

outstanding and shall become due in the manner and at the times as provided in Section 4.01(B)(b) hereof.

(a) **CALCULATION WHERE INTEREST IS ON YEARLY RESTS**

The interest chargeable at the applicable Prescribed Rate between the date on which the full amount of the Term Loan shall have been advanced or paid as aforesaid and the last day of the existing year shall be calculated on the full amount of the Term Loan and all other sums then payable by the Borrower(s). In and for each succeeding year thereafter, interest at the Prescribed Rate shall be calculated on the total amount of the monies due to the Lender hereunder (whether for principal or interest) as at the last day of the preceding year and shall be deemed to be due on the first day of the year then commencing.

(b) **CALCULATION WHERE INTEREST IS ON MONTHLY RESTS**

The interest chargeable at the applicable Prescribed Rate shall be calculated on the full amount of the Term Loan and all other sums then payable by the Borrower(s) as from the date of release till the end of the month of such release. In and for each succeeding month thereafter, interest at the Prescribed Rate shall be chargeable on the sum owing as at the last day of the preceding month and shall be due and payable on the first day of the following month.

No part of any Instalments to be paid by the Borrower(s) as hereinbefore provided or any other payments which the Borrower(s) may make to the Lender shall be deemed to be a repayment of principal until all interest due or deemed to be due to the Lender has been paid.

(c) **CALCULATION WHERE INTEREST IS ON DAILY RESTS**

The interest chargeable at the applicable Prescribed Rate shall be calculated on the daily outstanding balance of the principal sums in the Term Loan account and shall be debited at the end of every calendar month and shall be due and payable on the first day of the following month.

No part of any Instalments to be paid by the Borrower(s) as hereinbefore provided or any other payments which the Borrower(s) may make to the Lender shall be deemed to be a repayment of principal until all interest due or deemed to be due to the Lender has been paid.

SECTION 7.01C **CALCULATION OF INTEREST ON REVOLVING CREDIT**

Subject to the provisions in the definition of RC Interest Period and the availability of funds for the RC Interest Period, the interest chargeable at the applicable Prescribed Rate shall be payable in accordance with each interest period which is one (1), two (2), three (3) or six (6) month(s) at the Borrower(s)' option or any other interest period as mutually agreed between the Lender and the Borrower(s).

Interest on all sums due to the Lender under the Revolving Credit or on the amounts hereafter from time to time outstanding due to the Lender (notwithstanding any termination of customer-bank relationship between the Borrower(s) and the Lender for any reason whatsoever) shall be chargeable at the Prescribed Rate at its absolute discretion.

Interest shall be calculated on the basis of actual days elapsed and a 365 day year and shall be paid by the Borrower(s) to the Lender on a RC Interest Payment Date.

The Lender shall be entitled at any time and from time to time to vary at the Lender's absolute discretion the Prescribed Rate, ECOF, the basis of calculation of the interest rate as provided hereinabove or the default interest as provided under Section 4.02(d) hereof.

SECTION 7.02 **VARIATION OF INTEREST RATE**

(a) Regardless of any other provisions in this Agreement, the Lender is entitled at its absolute discretion from time to time and without any requirement for agreement by the Borrower(s):-

(i) to substitute and/or change the entire the basis of calculating the Prescribed Rate; and/or

(ii) to vary, change and/or substitute the Reference Rate; and/or

(iii) to vary such margin imposed above or below the Reference Rate; and/or

(iv) to vary any commission, discount or other banking charges.

The Lender may exercise a combination of any one or more of the above.

(b) The amended or new Prescribed Rate and/or rest period and/or commission, discount or banking charges is payable or applicable from the date such amended or new Prescribed Rate and/or rest period and/or commission, discount or other banking charges take(s) effect. Interest will be re-calculated, if necessary in accordance with the provision of this Agreement.

(c) Notice by the Lender may be given:-

(i) by post, facsimile, short messaging service (SMS), electronic mail ("email"), personal delivery or such other mode as may be deemed practicable by the Lender (including notice incorporated into the Lender's statement forwarded to the Borrower(s) periodically). Notices issued by or on behalf of the Lender (including computer generated notices/statements that do not require any signature) will be directed to the Borrower(s) at the Borrower(s) address, facsimile number or electronic mail address as stated in the Letters of Offer or the last known address, facsimile number or electronic mail address notified by the Borrower(s); and/or

(ii) by general advertisement in any form(s) of mass communication (including but not limited to placing in one issue of a daily newspaper a general notice of change addressed to the public generally); and/or

(iii) by notice in the Lender's web-site and/or placed at the Lender's branch premises.

PROVIDED ALWAYS that the effective date of change and/or substitution shall be the date specified in the advertisement or in the notice.

(d) The decision of the Lender as to what at any time is the Reference Rate or the percentage of interest above the Lender's Reference Rate or the applicable rest period or the commission/discount rate and the date(s) from which such amendments take effect, shall be final and conclusive.

(e) It is hereby agreed that:

(i) nothing contained in the provisions of this Section 7.02 shall make it obligatory upon the Lender to give any notice of variation or change in the rate of interest;

(ii) any failure by the Lender to give notice in respect of the variation or change in the Reference Rate or the Prescribed Rate shall not prejudice or have the effect of invalidating such variation or change;

(iii) any failure on the part of the Lender to give notice to or serve notice on the Borrower in accordance with this Agreement or the other Security Documents shall not exempt the Borrower from its obligation to pay interest in accordance with the provisions of this Agreement and the other Security Documents; and

(iv) notwithstanding the issue of the general notice specified in Section 7.02(c)(ii) above, the Lender may at its absolute discretion decide that such variation shall not apply to the Borrower and the Security Parties to whom a demand under Section 4.03 hereof had been

made or legal proceedings had been commenced against the Borrower and/or any of the Security Parties.

(f) If repayment of the Term Loan and interest thereon is by way of instalments then, if and whenever the Prescribed Rate payable by the Borrower(s) and/or the applicable rest period under this Agreement shall be varied in the manner herein this Agreement appearing, the Lender may, at its absolute discretion, make the necessary adjustment consequent upon such variation either:-

(i) by varying the amount of such Instalments; or

(ii) varying the number of Instalments; or

(iii) varying both.

SECTION 7.03 **CAPITALISATION OF ALL MONIES DUE**

(a) Subject always to Section 7.04 hereof, the interest on any monies for the time being hereby secured including capitalised interest shall at the end of each calendar month be capitalised and added for all purposes to the principal sum then owing and shall thenceforth bear interest at the applicable Prescribed Rate or as the case may be, the applicable Default Rate and be secured and payable accordingly and all covenants and conditions contained in or implied by these presents and all powers and remedies conferred by law or these presents and all rules of law or equity in relation to the said principal sum and interest shall equally apply to such capitalised arrears of interest and to interest on such arrears.

(b) The right of the Lender to charge compound interest as conferred on the Lender by this Agreement shall subsist and continue to subsist notwithstanding the issue and/or service of a demand for payment of monies or any of the monies hereby secured and/or notwithstanding that the relationship of financier-customer between the parties hereto shall have ceased for any reason or due to any cause whatsoever.

SECTION 7.04 **INTEREST EXCLUDED FROM LIMIT OF PRINCIPAL**

For the purpose of ascertaining whether the limit of the Facilities intended to be hereby secured has been exceeded or not all accumulated and capitalised interest shall be deemed to be interest and not principal sum.

ARTICLE VIII

SECTION 8.01 **COMMITMENT FEE**

The Borrower(s) expressly agree(s) and undertake(s) to pay a commitment fee of one per centum (1%) per annum (or such other rate as determined by the relevant authorities from time to time and so imposed by the Lender) on any portion of the Overdraft limit unutilised by the Borrower(s) and such commitment fee is to be debited to the account at the end of each calendar month and be capitalised and added for all purposes to the principal sum then owing and shall thenceforth bear interest at the applicable Prescribed Rate or as the case may be, the applicable Default Rate and be secured and payable accordingly and all the covenants and conditions contained in this Agreement in relation to the principal sum and interest shall equally apply to the said commitment fee and to such capitalised arrears of interest thereon. Further, for the purposes of ascertaining whether the Overdraft limit intended to be hereby secured has been exceeded or not all accumulated and capitalised fee shall not be deemed to be principal sum.

SECTION 8.02 **PREPAYMENT**

(a) Notwithstanding any provision for payment by Instalments hereinbefore contained, the

Borrower(s) may at any time by giving the Lender three (3) months' notice in writing or such other notice period as may be stipulated by the Lender (which said period shall be calculated from the date of the Lender's actual receipt of the said notice) or by paying interest for the period corresponding to the notice period, in lieu of such notice, prepay the Term Loan, interest thereon and all other monies then owing to the Lender under this Agreement or such lesser amount as the Lender may at its discretion accept PROVIDED ALWAYS that:-

(i) the whole principal amount of the Term Loan has been disbursed by the Lender;

(ii) any partial prepayment shall be in multiples of not less than Ringgit One Thousand (RM1,000-00) only or such other amount as stipulated by the Lender and shall be applied towards payment or on account of the Instalments in the inverse order of their maturity;

(iii) the acceptance of the prepaid amount as aforesaid by the Lender shall in no way entitle the Borrower(s) to a reduction in the amount of any Instalments but only to a reduction in the number thereof unless agreed upon by the Lender in writing;

(iv) any notice of prepayment in pursuance of this Section 8.02(a) shall be irrevocable and in the event of the Borrower(s) defaulting in the prepayment of the monies upon the expiry of the aforesaid notice, the Lender shall be entitled to charge an additional three (3) months' interest and such interest shall for all purposes whatsoever be deemed to be and form part of the monies secured by and owing under this Agreement; and

(v) where prepayment is made prior to the maturity of the tenure of the Facilities or specified lock-in period as stated in the Letters of Offer or failure to drawdown after a drawdown notification, the Borrower(s) shall pay such amount as determined by the Lender at its sole and absolute discretion representing any loss incurred by the Lender as a result of or arising from such prepayment or failure to drawdown and the cost to the Lender for having funded the Facilities up to the date the prepayment is made.

(b) Save as provided in this Section 8.02(a), the Borrower(s) shall not be entitled to prepay the Term Loan or any part thereof unless with the consent of the Lender in writing.

(c) Notwithstanding any provisions in this Agreement to the contrary, the Lender may allow the Borrower(s) to redraw or reborrow any of the amounts prepaid at any time and from time to time and such amounts redrawn or reborrowed together with interest thereon at the applicable Prescribed Rate and/or Default Rate as the case may be (both before as well as after judgment or order) shall for all purposes whatsoever be deemed to be and form part of the Indebtedness secured by and owing under this Agreement.

SECTION 8.03 **REVIEW OF ACCOUNTS**

(a) Nothing in the Letters of Offer or in this Agreement shall be deemed to impose on the Lender any obligation either at law or in equity to make or to continue to make available the Facilities to the Borrower(s). The Facilities and all other monies payable hereunder, including renewal fee thereon (where applicable) shall be payable on demand.

(b) Notwithstanding anything to the contrary in the Letters of Offer or this Agreement, and further notwithstanding any specific purpose(s) for the Facilities agreed to in the Letters of Offer, the Lender shall be entitled to review the granting and/or continuation of the Facilities at any time and from time to time (irrespective of whether or not the Facilities or any part thereof has been utilised / disbursed or whether any Event of Default has occurred) and to exercise any of its rights or powers to withdraw, cancel, suspend, terminate or recall the Facilities or any part thereof, and the Borrower(s) hereby agree(s) to immediately accept such decision and/or repay to the Lender the Indebtedness then due and outstanding.

ARTICLE IX

SECURITY

SECTION 9.01 **SECURITY**

(a) Security by Assignment

(i) For the consideration aforesaid the Borrower(s) shall absolutely assign (if the Borrower(s) is also the Assignor(s)) or shall cause the Assignor(s) as the case may be to absolutely assign to the Lender the Said Property and/or the Said Lease and the full and entire benefit of the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement (in the case where the Assignor(s) is not the first purchaser), together with all rights, title and interests of the Assignor(s) therein PROVIDED ALWAYS that notwithstanding the Assignment or any other provision of this Agreement, the Assignor(s) shall continue to observe and be bound by all whatsoever conditions, covenants and stipulations imposed on the Assignor(s) which are expressed and contained in the Sale and Purchase Agreement or the Principal Sale and Purchase Agreement (in the case where the Assignor(s) is not the first purchaser);

(ii) Upon issuance of an individual/strata title to the Said Property, the Borrower(s) shall at the Borrower(s)' cost and expense immediately take a grant of the Said Lease or a transfer of and execute a legal charge over the Said Property and/or the Said Lease (hereinafter called "the Charge") or shall cause the Assignor(s) as the case may be to do so, in the Lender's standard form or such variation thereof as the Lender may require to secure the repayment and payment to the Lender of the Facilities then due, interest thereon and all other monies payable and owing by the Borrower(s) to the Lender under or pursuant to this Agreement failing which the Lender is entitled to take such cause of action to protect the Lender's interest and the costs and expenses including the costs of the Lender's solicitors (on a solicitor and own client basis) in connection with the preparation, execution and registration of the Charge shall be borne and paid by the Borrower(s) and/or the Assignor(s). Nothing herein shall be construed that the Lender is under any obligation to ensure that the individual/strata title to the Said Property is transferred to and registered in the name of the Assignor(s) and a charge is created in favour of the Lender.

(b) Security by Charge

(i) For the consideration aforesaid, where the individual title to the Said Property has been issued, the Assignor(s) shall execute in favour of the Lender the Charge in form and substance acceptable to the Lender.

(ii) The Lender's rights and security interest over the Said Property and/or the Said Lease shall continue to subsist and the Assignor(s) shall continue to observe and be bound by all whatsoever conditions, covenants and stipulations contained in the Charge annexure, notwithstanding any discharge or other release of the Charge for title administrative purposes, including but not limited to renewal or extension of a lease, obtaining a title-in-continuation, subdivision or amalgamation. In any of such events, the Borrower(s) and Assignor(s) acknowledge and confirm that such discharge or release of the Charge is temporary and that fresh charge(s) shall be created over the new title(s) immediately upon issuance, and that all references herein and in the Letters of Offer to "Charge" shall be read and construed as referring to such fresh charge notwithstanding any difference in the particulars of the title(s). All costs and expenses incurred in the discharge or release of the Charge and the creation of fresh charge(s) shall be borne by the Borrower(s) and Assignor(s) and the Lender shall be entitled to debit the Borrower(s)' account for the same.

SECTION 9.02 **POWER OF ATTORNEY**

(a) In addition to the Assignment, the Borrower(s) shall also execute and deliver or cause the Assignor(s) as the case may be to execute and deliver to the Lender a Power of Attorney in form and substance acceptable to the Lender whereby the Assignor(s) appoint the Lender or any persons authorised by the Lender for the time being as the attorney of the Assignor(s) and in the Assignor(s)' name and on the Assignor(s)' behalf to deal with the Said Property and/or the Said Lease. The Lender may waive this Power of Attorney if the security over the Said Property and/or the Said Lease is by way of Charge.

(b) For the consideration stated in Article IV of this Agreement, the Borrower(s) do hereby irrevocably appoint the Lender or any person authorised by the Lender and his or their substitute or substitutes as the attorney of the Borrower(s) ("Attorney") and in the Borrower(s)' name(s) and on the Borrower(s)' behalf to do all whatsoever acts and execute all whatsoever documents necessary to perfect any of the Security Documents, including but not limited to rectification of manifest errors.

SECTION 9.03 **THE GUARANTEE AND OTHER SECURITIES (IF ANY)**

The Borrower(s) shall cause the Guarantor(s) simultaneously with the execution of this Agreement to enter into the Guarantee under which the Guarantor(s) will guarantee the Lender with the repayment and payment of the Indebtedness as may now or at any time and from time to time hereafter be owing or payable by the Borrower(s) to the Lender in respect of the Facilities under the terms of this Agreement and also the due observance and performance by the Borrower(s) of all the agreements, terms, conditions, covenants, stipulations and undertakings on the part of the Borrower(s) to be observed and performed as contained in this Agreement and any other related documents.

The Borrower(s) shall execute or cause the Security Parties to execute and deliver any other Security Documents which the Lender may require to secure the repayment and payment to the Lender of the Indebtedness.

SECTION 9.04 **CONTINUING SECURITY**

The securities created under this Agreement and any other instruments relating to the security of the Facilities are expressly intended to be and shall be a continuing security for the repayment and payment of the Indebtedness notwithstanding that the account or accounts of the Borrower(s) with the Lender shall cease to be current for any reason whatsoever and notwithstanding any settlement of account or accounts or otherwise.

SECTION 9.05 **COVENANT TO PROVIDE FURTHER SECURITY**

(a) The Borrower(s) will at any time and when required by the Lender execute in favour of the Lender or as the Lender shall direct such further legal or other mortgages, charges, debentures, assignments, transfers, agreements or other assurances as the Lender shall require of and on all the Borrower(s)' rights, title and interests in any property or asset or business now belonging to or which may hereafter be acquired by or belonging to the Borrower(s) (including any vendor's lien) and the benefit of all licenses held in connection therewith to secure all monies and liabilities hereby agreed to be paid or intended to be hereby secured, such mortgages, charges, assignments, transfers, agreements or other assurances to be prepared by or on behalf of the Lender at the cost of the Borrower(s) and to contain all such terms and conditions for the benefit of the Lender as the Lender may require or stipulate.

(b) The Borrower(s) shall at any time and when required by the Lender to do so deposit with the Lender the document(s) of title of any or all immovable properties vested in the Borrower(s) for any tenure and all or any debentures, shares, stocks or other investments or securities registered in the name of the Borrower(s) or otherwise belonging to the Borrower(s). Such deposit may be by way of collateral security for the repayment of monies and liabilities hereby secured and may also or otherwise be for the purpose of securing any other monies owing to the Lender and not secured hereby.

ARTICLE X

INSURANCE

SECTION 10.01 **INSURANCE**

(a) The Borrower(s) shall during the continuance of this Agreement keep any building or fixture or structure whatsoever now or at any time hereafter erected on or affixed to the Said Property properly insured or shall cause the Assignor(s) to do so, as the case may be, against loss or damage by fire and such other risks as the Lender may require up to the full insurable value thereof in the joint names of the Assignor(s) and the Lender with such insurance company as may from time to time be approved by the Lender and nominate the Lender as "Loss Payee" and will cause the Assignor(s) to deposit the policy or policies of such insurance with the Lender and will from time to time pay or cause to be paid the premium thereon and deliver or cause to be delivered the receipts for the same to the Lender. Such policies of insurance shall not be cancelled without the prior written consent of the Lender.

(b) In addition to and not in derogation of the agreements and stipulations implied and the obligations imposed and the rights created by law, custom and this Agreement, the Borrower(s) will if so required by the Lender at the cost and expense of the Borrower(s) and/or the Assignor(s) to insure and keep insured the whole of the Said Property and effects included in this Agreement and/or any part or parts thereof of an insurable nature against loss or damage by fire and such other risks and contingencies of whatsoever nature for such amount in such names and with such insurers and through such agencies as the Lender may from time to time stipulate.

(c) In the event of the Assignor(s) not effecting, maintaining or renewing any such insurance as aforesaid it shall be lawful for but not obligatory upon the Lender at the cost and expense of the Borrower(s) and/or the Assignor(s) to effect, maintain or renew any such insurance as aforesaid as the Lender may think fit.

(d) Without prejudice to the preceding provisions of this Section (and whether or not the Borrower(s) shall be in default) it is agreed that if the Lender shall in its absolute discretion consider it desirable or expedient the Lender shall be at liberty and is hereby expressly authorised to effect maintain or renew any such insurance as aforesaid as the Lender may think fit and any cost and expense so incurred shall be for the account of the Borrower(s) and/or the Assignor(s).

SECTION 10.02 **OTHER INSURANCE**

The Lender may from time to time and at any time require the Borrower(s) to take out and maintain a mortgage reducing term assurance policy or a life insurance policy and to assign the said life policy and all benefits and advantages thereunder to the Lender as further security for all monies hereby secured and in default by the Borrower(s) in taking out and maintaining such policy and assigning the same as and when required, the Lender may at its discretion at the cost and expense of the Borrower(s) take out and maintain such policy guaranteeing the repayment of all monies hereby secured or any part thereof on such terms as the Lender may think fit.

SECTION 10.03 **CONFLICTING INSURANCE**

Save and except at the request or with the prior written consent of the Lender, the Borrower(s) and/or the Assignor(s) shall not effect or maintain any insurance against any risk in respect of the aforementioned buildings, fixtures, structures, property and effects of the Said Property where the Lender or the Borrower(s) has/have effected or maintained any such insurance as aforesaid.

SECTION 10.04 **APPLICATION OF INSURANCE MONIES**

(a) The Lender may at its discretion require all monies received on any insurance policies taken as aforesaid whether effected by the Lender or by the Assignor(s) to be applied in or towards making good the loss or damage in respect of which the monies is received or at the option of the Lender in or towards the discharge of any money secured hereby and the Assignor(s) shall hold monies so received on such insurance n trust for the Lender and the Lender may receive and give a good discharge of all such monies.

(b) Pending the receipt of any monies by the Lender from the insurance company, the Borrower(s) shall continue paying to the Lender whatever monies due and payable herein.

(c) In the event that the Lender chooses to apply the monies received under any insurance policies to make good the loss or damage to the Said Property the Borrower(s) or the Assignor(s) shall in addition to continuing to pay whatever monies due or payable herein, bear the difference between the cost of making good such loss or damage and the monies received from the insurance company.

(d) In the event that the Lender chooses to utilise the monies received under any insurance policies to discharge all monies hereby secured and the monies received is less than the amount due to the Lender hereunder including interest and all monies and other charges due and payable by the Borrower(s) to the Lender hereunder the Borrower(s) shall pay the Lender the difference between the amount due and the amount so received within seven (7) days from the date of demand by the Lender and until such payment will also pay interest on such difference at the applicable Default Rate or such other rate as the Lender may impose from time to time at its absolute discretion calculated in the manner then applicable to the monies hereby or intended to be hereby secured.

ARTICLE XI

GOVERNMENT ACQUISITION

SECTION 11.01 **GOVERNMENT ACQUISITION**

In the event that the Said Property and/or the Said Lease or any part thereof shall at any time become the subject matter of or be included in any notice, notification or declaration concerning or relating to acquisition by government or any government authority or any enquiry or proceedings in respect thereof, the Borrower(s) and/or the Assignor(s) shall forthwith inform the Lender of the same and shall forward to the Lender a copy or copies of any such notice, notification or declaration as soon as the same shall be delivered to or served on the Assignor(s). In addition and without prejudice to Section 12.01(m) hereof, the Lender shall be entitled at the expense of the Borrower(s) and/or the Assignor(s) to engage such advisers and agents (including solicitors and valuers) as it may think fit for the purpose of appearing or attending at or advising upon any enquiry or proceedings affecting, concerning or relating to any such acquisition. All monies received as or by way of compensation for any such acquisition of the Said Property and/or the Said Lease or any part thereof shall be applied in or towards the discharge or repayment of any money or liability secured by this Agreement and the Borrower(s) shall and hereby declare(s) that the

Borrower(s) shall cause the Assignor(s) to hold all monies if paid to and so received by the Assignor(s) in trust for the Lender and the Borrower(s) and/or the Assignor(s) agree(s) and confirm(s) that the Lender may receive and give a good discharge for all such monies.

In the event of all such monies aforesaid being less than the amount due to the Lender hereunder including interest and all monies and other charges due and payable by the Borrower(s) to the Lender hereunder, the Borrower(s) shall forthwith pay to the Lender the difference between the amount due and the amount so received and until such payment will also pay interest on such difference at the applicable Default Rate or such other rate as the Lender may impose from time to time at its absolute discretion calculated in the manner then applicable to the monies hereby or intended to be hereby secured.

ARTICLE XII

EVENTS OF DEFAULT

SECTION 12.01 **EVENTS OF DEFAULT**

The whole of the Indebtedness shall become due and immediately repayable by the Borrower(s) to the Lender and the Lender shall forthwith become entitled to recover the same with interest thereon at the applicable Default Rate or such other rate as the Lender may impose from time to time at its absolute discretion (whether before or after judgment) as the case may be, and to exercise the rights and powers upon default herein this Agreement and by law provided without any concurrence on the part of the Borrower(s) upon the happening of any of the following events:-

(a) if the Borrower(s) or any other Security Parties fail(s) to make payment of the monies owing to the Lender hereby secured after the expiration of the demand and notice referred to in Section 4.03 hereof;

(b) if the Borrower(s) or any other Security Parties shall default in the payment on due dates of any one or more of the Instalments or any interest thereon or other sums or monies (whether principal or interest) herein agreed or covenanted by the Borrower(s) to be paid;

(c) if the Borrower(s) or any other Security Parties fail to observe or perform any of the agreements, covenants, stipulations, terms and conditions on the part of the Borrower(s) or any other Security Parties under this Agreement or under any of the Security Documents or under the Sale and Purchase Agreement or the Construction Agreement, as the case may be, or a representation or warranty under this Agreement or under any of the Security Documents is found to be incorrect or misleading in any material aspect;

(d) if the Borrower(s) or any other Security Parties shall enter into any composition or arrangement with or for the benefit of the creditors of the Borrower(s) or any other Securities Parties or threaten to do so or allows any judgment against the Borrower(s) or any other Security Parties to remain unsatisfied for a period of twenty-one (21) days or has any distress or execution or other process of a Court of competent jurisdiction levied upon or issued against any property of the Borrower(s) or any other Security Parties and such distress or execution or other process, as the case may be, is not satisfied by the Borrower(s) or any other Security Parties within seven (7) days thereof;

(e) if the Lender decides in its sole discretion that the continuation of the Facilities or any part thereof would be likely to be detrimental to its own position or otherwise undesirable or that its security hereunder is inadequate or in jeopardy or that any event or events has/have occurred or a situation exists which could or might prejudice the Borrower(s)' or any of the other Security Parties' ability to perform its and/or any of the other Security Parties' obligation(s) hereunder in accordance with the terms hereof, or any of the other Security Documents as the case may be;

(f) if the Borrower(s) or any other Security Parties commits any act of bankruptcy or, being a corporation, suffers any petition or passes any resolution for its winding up or enters into

receivership;

(g) if the Borrower(s) or any other Security Parties is prosecuted under any law, serves any custodial sentence, becomes insane or dies;

(h) if a change in applicable law or regulation makes it impossible or unlawful for the Lender to continue its making available the Facilities or any part thereof to the Borrower(s) or if the Borrower(s) or any other Security Parties shall be affected by a material change in its circumstances which in the opinion of the Lender has an adverse impact on the ability of the Borrower(s) and/or the other Security Parties to perform its obligations under this Agreement and the other Security Documents in accordance with the terms hereof;

(i) if any of the Security Documents cannot be perfected for any reason whatsoever or the Charge cannot be registered or is invalid for any reason whatsoever;

(j) if a step is taken for the prosecution, winding-up, dissolution, liquidation or restructuring, as the case may be, of the Borrower(s) or any other Security Parties or a petition for winding-up (voluntary or otherwise) is presented against the Borrower(s) or any other Security Parties or any prosecution, winding up proceedings are threatened against the Borrower(s) or any other Security Parties;

(k) if the Borrower(s) or any of the Security Parties ceases or threatens to cease to carry on its business or if there is any change in the major shareholders and/or management of the Borrower or any of the Security Parties;

(l) if a notice or proposal for compulsory acquisition of the Said Property and/or the Said Lease shall be issued or made under or by virtue of an Ordinance, Act of Parliament or other statutory provisions;

(m) if a receiver and/or manager of the Borrower(s)' and/or any other Security Parties' properties, assets or undertakings or any part thereof shall be appointed and such appointment shall be deemed by the Lender to be prejudicial for this Security;

(n) if the Borrower(s) or any other Security Parties or any other party applies to the Court or any other authority to restrain the Lender and/or any of its other creditors or any of them from proceeding in any manner whatsoever to enforce whether in a Court of law or otherwise any of their rights or securities including guarantees under any agreement, debentures or security documents;

(o) if a Special Administrator of the Borrower(s) or any other "affected person" (as defined in Section 21 of the Pengurusan Danaharta Nasional Berhad Act 1998) is appointed or an application is made by the Borrower(s) or any other "affected person" to Pengurusan Danaharta Nasional Berhad ("Danaharta") for the appointment of a Special Administrator or a recommendation is made by Danaharta to the Oversight Committee (established under Section 22 of the Pengurusan Danaharta Nasional Bhd Act 1998), for the appointment of a Special Administrator of the Borrower(s) or any other "affected person"; or

(p) if any of the Security Parties shall withdraw themselves or purport to withdraw themselves or any security under the Security Documents shall be withdrawn or uplifted without the Lender's prior written consent.

NOTWITHSTANDING the fact that the Lender may not have exercised any remedy available to it immediately on default by the Borrower(s) or that it may have accepted monies from the Borrower(s) after such default the Lender shall not be held to have condoned or acquiesced in such default and may at any time thereafter exercise all or any of the remedies available to it and any delay on the part of the Lender in taking steps to enforce the remedies conferred on and/or available to it by this Agreement or statute shall not be held to prejudice its rights of action in respect thereof.

ARTICLE XIII

REMEDIES OF THE LENDER

SECTION 13.01 **REMEDIES OF THE LENDER**

Upon demand or the occurrence of any Event of Default the Lender shall be entitled to exercise such rights as the Lender may have under any of the Security Documents or at law including all or any of the rights and powers following:-

(a) the right to terminate the licence and/or to enter and take possession of the Said Property and/or the Said Lease or any part or parts thereof;

(b) the right to let, lease or demise the Said Property and/or the Said Lease or any part or parts thereof for such tenancy or term of year at such rent and generally upon such terms as the Lender in its absolute discretion shall think fit;

(c) the right and power to sell and assign the Said Property and/or the Said Lease by public auction, tender or private treaty as the absolute unencumbered owner thereof at such price or prices and in such manner as the Lender shall in its absolute discretion think fit free from any interest of the Assignor(s) hereunder or otherwise and the right to bid at any such sale;

(d) the right to sue and institute by way of civil suit or action for the recovery of the Facilities interest thereon and all other monies payable hereunder, whether before first realising the Said Property and/or the Said Lease or otherwise or concurrently with any of the other rights and remedies of the Lender herein or at law.

AND the Borrower(s) shall and hereby expressly agree(s), covenant(s) and undertake(s) to do and execute or cause the Assignor(s), as the case may be, to do and execute all acts, deeds, instruments and things which the Lender may require or stipulate for the purpose of effecting and/or completing anything and/or any transaction mentioned in this Section but without prejudice to the powers or the rights of the Lender in its capacity as the beneficial owner of the Said Property and/or the Said Lease by virtue of the Assignment.

SECTION 13.02 **PROCEEDS OF SALE**

All monies received by the Lender from any proceeding instituted or step taken pursuant to this Agreement or any other Security Documents securing the Facilities shall be applied by the Lender:-

FIRSTLY in payment of all costs, charges and expenses incurred and payments made by the Lender under the provisions of this Agreement or any other related Security Documents (if any) and any taxes payable under any written law for the time being in force on the disposal of the Said Property and/or the Said Lease or such other asset secured under the relevant Security Documents;

SECONDLY in or towards payment to the Lender of all interest then accrued and remaining unpaid in respect of the Facilities, or the balance thereof for the time being owing;

THIRDLY in or towards payment to the Lender of the principal sum due and remaining unpaid under the Facilities;

FOURTHLY in or towards payment to the Lender of all monies due and remaining unpaid or secured under this Agreement or any other Security Documents (if any);

FIFTHLY in or towards payment to the Lender of the Borrower(s)' liabilities to the Lender

(whether such liabilities be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any other accounts of whatsoever nature, agreement or contract or otherwise with the Lender and all such monies available under this premise, are specifically held in trust for the Lender for the satisfaction of such liabilities;

SIXTHLY any surplus shall be paid to such person(s) entitled thereto.

PROVIDED ALWAYS that if the Lender shall be of the opinion that the security may prove deficient payments may be made to the Lender on account of principal before interest but such alteration in the order of payment shall not prejudice the right of the Lender to receive the full amount to which it would have been entitled if the primary order of payment had been observed or any lesser amount which the sum ultimately realised from the security may be sufficient to pay.

SECTION 13.03 **CONCURRENT EXERCISE OF REMEDIES**

The Lender shall have absolute liberty to concurrently exercise all or any of the rights and remedies available to the Lender whether by this Agreement or under the Security Documents (if any) or at law or otherwise including without limitation the right to pursue its remedies of sale and possession pursuant to the provisions herein or the applicable Acts and the right to recover by civil suit all monies howsoever due and owing by the Borrower(s), the Security Parties or any other person to the Lender.

SECTION 13.04 **DEFICIENCY IN THE PROCEEDS OF SALE**

If the net proceeds of any sale of the Said Property and/or the Said Lease under the provisions herein or the applicable Acts or otherwise are less than the balance of the monies and interest owing after deduction and payment from the proceeds of such sale of all fees (including the fees of the Lender's solicitors on a full indemnity basis) dues, costs, rents, rates, taxes and other outgoings and all the costs and expenses incurred in connection with the making and carrying into effect of the sale the Borrower(s) and/or Assignor(s) shall, notwithstanding that the Lender may be the purchaser of the Said Property and/or the Said Lease, pay the Lender the difference between the monies and interest owing and the net proceeds of such sale and until payment the Borrower(s) and/or Assignor(s) shall also pay interest on such difference at the applicable Default Rate, or such other rate as the Lender may impose from time to time at its absolute discretion, as the case may be, such interest to be compounded with the rests period or such other rest as the Lender may determine PROVIDED that nothing stated herein shall be construed in any manner whatsoever to bind or require the Lender to exercise its rights of sale of the Said Property and/or the Said Lease first before enforcing or suing on the Borrower(s)' personal covenant to pay on demand or to restrict, affect or diminish the Lender's rights at law or in equity.

ARTICLE XIV

COVENANTS RELATING TO THE SAID PROPERTY

SECTION 14.01 **OCCUPATION OF THE SAID PROPERTY AS A LICENSEE**

Notwithstanding anything in this Agreement contained, it is hereby declared that during the continuance of this Agreement and until :

(a) a separate issue document of title is issued and transferred to the Assignor(s) and the Charge in favour of the Lender is registered; or

(b) a separate issue document of title is issued and the Said Lease is created by the Proprietor and registered in favour of and/or transferred to the Assignor(s) and the Charge in favour of the Lender is

registered,

the Borrower(s) shall occupy or ensure the Assignor(s) occupies the Said Property merely as a licensee of the Lender and by no other right and within seven (7) days after the license to occupy the Said Property has been terminated pursuant to Section 13.01 hereof the Borrower(s) shall at the Borrower(s)' own cost and expense ensure that the Assignor(s) shall peaceably deliver immediate vacant possession of the Said Property to the Lender or to such other person as the Lender may direct.

SECTION 14.02 **COMPLIANCE WITH LAND TITLE CONDITIONS**

The Borrower(s) shall comply or cause the Assignor(s) to comply with and observe all the conditions, restrictions and category of the use express or implied to be imposed upon or relating to or affecting the Said Property or to which the Said Property is to be subject as well as the provisions of any Act of Parliament, Ordinance or Enactment for the time being in force and of any rules, regulations or orders made thereunder affecting the same.

SECTION 14.02A **COMPLIANCE WITH THE CONDITIONS OF THE SAID LEASE**

The Borrower(s) and/or the Assignor(s) shall observe and comply with all the terms and conditions of the Said Lease.

SECTION 14.03 **REASSIGNMENT ON FULL PAYMENT**

Subject to and without prejudice to the Lender's rights and remedies under Sections 16.04 and 16.15 herein or in respect of any antecedent claim or breach of covenant by the Borrower(s) and/or Security Parties, at such time as the Borrower(s) and/or the Security Parties shall have paid the Lender all sums payable hereunder and/or under the other Security Documents then:-

(a) the Lender shall at the cost and expense of the Borrower(s) and/or the Assignor(s) reassign all its estate, right, title, benefit, interest, advantage, property, claim and demand whatsoever of, in or to the Said Property under the Principal Sale and Purchase Agreement or the Sale and Purchase Agreement (as the case may be) to the Assignor(s) and the Borrower(s) shall cause the Assignor(s) to accept the same, such reassignment to be in such form and substance acceptable to the Lender; and

(b) subject to Section 16.32 hereof, upon the execution by the Lender of the reassignment provided for in Section 14.03(a) hereof, this Agreement shall forthwith terminate and be at an end except for the payment by the Borrower(s) to the Lender hereunder of the monies payable by reason of the compliance by the Lender with the provisions of this Section.

ARTICLE XV

SERVICE OF ORIGINATING PROCESS

SECTION 15.01 **SERVICE OF ORIGINATING PROCESS**

In the event legal proceedings are instituted by the Lender against the Borrower(s) and/or any Security Party the originating process shall be deemed to have been duly served on the Borrower(s) and/or such Security Parties:-

(a) if the originating process is sent by hand, at the time a copy of the originating process is left at the address of the Borrower(s) and/or such Security Parties stated in this Agreement or such relevant Security Documents, or at such other address as the Borrower(s) and/or such Security Parties may notify the Lender by way of AR registered post from time to time which address shall be within

Malaysia;

(b) if the originating process is sent by prepaid registered post, on the 7th day (including the day of posting) from the date the originating process is put into post addressed to the Borrower(s) and/or such Security Parties at the address of the Borrower(s) and/or such Security Parties stated in this Agreement or such relevant Security Documents, or such other address as the Borrower(s) and/or such Security Parties may notify the Lender by way of AR registered post from time to time which address shall be within Malaysia.

PROVIDED ALWAYS that the Lender shall only be deemed to have notification of the Borrower(s)' or any of the Security Parties' change of address if the Lender has actually received the notice of such change sent by the Borrower(s) or such Security Parties.

This Section shall apply to the service of any other legal processes whatsoever by or on behalf of the Lender on the Chargor(s) and any of the Security Parties.

ARTICLE XVI

MISCELLANEOUS

SECTION 16.01 **CHANGE IN LENDER**

The securities, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the Lender or of any company by which the business of the Lender may for the time being be carried on and shall be available to the company carrying on that business for the time being.

SECTION 16.02 **CHANGE IN BORROWER(S) OR SECURITY PARTIES**

(a) The securities, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change whether by reason of amalgamation, bankruptcy, death, insanity, incorporation, liquidation, reconstruction, winding up or otherwise howsoever in the name, style, constitution or composition of the Borrower(s) and/or Security Parties and it is expressly declared that no change of any sort whatsoever in relation to or affecting the Borrower(s) and/or Security Parties shall in any way affect the security liabilities and/or obligations created by this Agreement in relation to any transaction whatsoever whether past, present or future.

(b) If the Borrower and/or Security Parties being a firm is dissolved by reason of the introduction of a further partner or partners into the firm or the death or retirement of any existing partners from the firm or the amalgamation of the firm with another firm or in consequence of a corporation taking over all the assets of the firm this Agreement and/or the Security Documents shall continue and in addition to the debts and liabilities of the old firm shall apply to all money and liabilities due or incurred to the Lender from or by the new firm or corporation as aforesaid thereby constituted as though there had been no change in the firm as previously constituted.

SECTION 16.03 **CHANGES IN LAW AND CIRCUMSTANCES**

(1) Notwithstanding any provision to the contrary herein, in the event that, by reason of the enactment of or the making of any change in any applicable law, regulation or regulatory requirement or in the interpretation or application thereof or the making of any request or direction from or requirement of Bank Negara Malaysia or other fiscal or monetary authority (whether or not having

the force of law), the Lender shall be of the opinion that it has or will become unlawful or it is otherwise prohibited or prevented for it to maintain or give effect to all or any of its obligations as contemplated by this Agreement, then, notwithstanding any other provisions herein, the Lender's obligation to advance the Facilities shall forthwith be terminated and/or as the case may be if the Facilities has been utilised the Borrower(s) shall on demand forthwith repay the Facilities in full together with accrued interest thereon and any other amount payable hereunder to the Lender.

(2) If any change in any applicable law, regulation or official requirements or in the interpretation or application thereof by any government authority or court or tribunal or other authority charged with the administration thereof or compliance by the Lender with any request from Bank Negara Malaysia or any central bank or other fiscal, monetary or other authority (whether or not having the force of law) binding upon the Lender in the jurisdiction in which it is formed or has its principal or lending office or in which any action is required to be performed for the purposes of this Agreement or if any order judgement or direction or any other change in circumstances shall:-

(a) subject the Lender to any tax, deduction or withholding of any nature with respect to the Facilities (other than taxation on gains profits or income of the Lender); or

(b) change the basis of taxation to the Lender of payments of principal, interest or other fees in respect of the Facilities (other than taxation on gains, profits or income of the Lender); or

(c) impose, modify or deem applicable any reserve requirements against any assets of, deposit with or for the account of, Facilities by the Lender; or

(d) generally affect the operations or business of the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making, maintaining or funding the Facilities or to reduce the amount of any payment received or receivable by the Lender by any amount which the Lender deems material, then and in any such case:-

(i) the Lender shall promptly notify the Borrower(s) in writing of the happening of such event and notwithstanding anything provided in this Agreement, the Lender shall be entitled at its sole and absolute discretion, but without any obligation to do so, withdraw cancel, terminate, recall or suspend the Facilities or any part thereof;

(ii) the Borrower(s) shall pay to the Lender on demand such amount as will compensate the Lender for such additional cost or reduction in the amount calculated from the date such additional cost was first incurred or such reduction in amount suffered;

(iii) the Borrower(s) shall be entitled on giving the Lender thirty (30) days' prior written notice to prepay in full without penalty the Indebtedness hereunder and shall pay an amount to be determined by the Lender as its sole and absolute discretion representing any loss incurred by the Lender as a result of or arising from such prepayment and the cost to the Lender for having funded the Facilities up to the date the prepayment is made and on such prepayment the Facilities shall be cancelled;

(iv) upon the Lender's receipt of the Borrower(s)' notice of prepayment and pending the Lender's receipt of the Borrower(s)' prepayment of the Indebtedness, the Lender may at its sole discretion, but without any obligation so to do, suspend or refuse any further drawings under the Facilities; and

(v) the certificate or confirmation of the Lender duly signed by any of its officers for the time being as to any additional amounts payable to it pursuant to this Section shall, save for any manifest error, be final and conclusive and shall be binding upon the Borrower(s).

SECTION 16.04 **CONSOLIDATION AND RIGHT OF SET-OFF**

(a) It is hereby expressly agreed and declared that, unless the Lender otherwise agrees, the security created hereunder or any security whether given now or hereafter or from time to time shall not be discharged or released except on payment of not only all monies secured hereby but also all monies whatsoever or howsoever owing or payable or due from the Borrower(s) and/or the Securities Parties to the Lender (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any account or accounts of whatsoever nature (whether current, deposit or loan account), agreement or contract or otherwise with the Lender.

(b) Without prejudice to any other remedies which the Lender may have, the Lender may at any time or from time to time at its sole and absolute discretion combine, consolidate or merge all or any of the Borrower(s)' and/or the Security Parties' account or accounts of whatsoever nature (whether current, deposit or loan account), at any branch of the Lender with any liabilities of the Borrower(s) and/or the Security Parties (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any account (whether current, deposit or loan account), agreement (including under this Agreement), or contract or otherwise with the Lender and set off or transfer any sum (whether in the same or different currencies) standing to the credit of any such account, agreement or contract in or towards the satisfaction of any of the Borrower(s)' and/or the Security Parties' liabilities to the Lender under this Agreement and the Security Documents or under any account or accounts of whatsoever nature (whether current, deposit or loan account), agreements or contracts or otherwise (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) and the Borrower(s) hereby expressly covenants that all liabilities of the Borrower(s) after such consolidation shall also be secured by this Agreement and the Security Documents.

SECTION 16.05 **MODIFICATION AND INDULGENCE**

The Lender may at any time and without in any way affecting the security hereby created:-

(a) determine, vary or increase the amount of the Facilities or any part thereof or any credit or other facility granted to the Borrower(s) and may open and/or continue any account or accounts current or otherwise with the Borrower(s) at any branch or branches of the Lender;

(b) vary or depart from the terms and conditions governing the Facilities and/or the provisions of this Agreement and/or the Security Documents and the Borrower(s) hereby expressly consent(s) to any and all such variations and/or departure (howsoever substantial) if any of the following circumstances or events occur:-

   (i) changes in key directors management and/or substantial shareholders of the Borrower(s) or any Security Party; or

   (ii) the Facilities or any part thereof were used for purposes other than that notified to the Lender; or

   (iii) non-compliance or any breach of the representations, terms and conditions or covenants governing the Facilities without the Lender's prior written consent provided always the exercise by the Lender of its rights under this Section 16.05(b)(iii) shall not in any way whatsoever prejudice the Lender's rights under Section 12.01 hereof in respect of the same breach or non compliance or any subsequent breach or non compliance.

(c) grant to the Borrower(s) or the Security Parties or any other person any time or indulgence;

(d) renew any bills, notes or other negotiable securities;

(e) deal with exchange release or modify or abstain from perfecting or enforcing any Security Documents or rights it may now or at any time hereafter or from time to time have from or against the Borrower(s) or any other person;

(f) compound with the Borrower(s) or the Security Parties or any other person;

(g) vary from time to time the terms and conditions of the Facilities given herein to comply with all relevant rules, decisions and rulings of Bank Negara Malaysia and/or the Association of Banks/Finance Companies in Malaysia whether the same be made before or after the creation of this Agreement herein;

(h) have recourse to all or any remedies or means for recovering the monies hereby secured which may be available for such purpose at such time and in such order and manner as the Lender may think fit.

SECTION 16.06 **WAIVER**

No failure or delay on the part of the Lender in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the Lender under this Agreement or any of the other Security Documents shall impair any such right, power, privilege or remedy or be construed as a waiver thereof or an acquiescence in such default nor shall any action by the Lender in respect of any default or any acquiescence in any such default, affect or impair any right, power, privilege or remedy of the Lender in respect of any other or subsequent default.

SECTION 16.07 **SUSPENSE ACCOUNT**

Any monies received hereunder or under any of the other Security Documents, may be placed and kept to the credit of a suspense account for so long as the Lender thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any money or liabilities due or incurred by the Borrower(s) to it. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, composition or arrangement the Lender may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this security had not been created and no monies or dividends so received by the Lender shall be treated as received in respect of this Agreement, but the full amount hereby secured shall be payable by the Borrower(s) until the Lender shall have received from all sources one hundred sen in the ringgit on the ultimate balance outstanding against the Borrower(s). After the Lender has received such ultimate balance in full, any claim on the part of the Borrower(s) to any excess or any securities remaining with the Lender shall be a matter of adjustment between the Lender and the Borrower(s) and any other person or persons laying claim thereto.

SECTION 16.08 **PROCEDURE ON NOTICE OF FURTHER CHARGE**

It is hereby agreed that if the Assignor(s) (or any one or more of them) shall execute or create any further or subsequent charge, mortgage or encumbrance over the Said Property or any part or parts thereof in favour of any other corporation, person or persons of which the Lender shall receive notice either actual or constructive the Lender may on receiving such notice forthwith open a new or separate account with the Borrower(s) in its books and if the Lender does not in fact open such new or separate account the Lender shall nevertheless be deemed to have done so at the time when the Lender received or was deemed to have received such notice (hereinafter called the "Time Of Notice") and so as from and after the Time Of Notice all payments in account made by the Borrower(s) (or any one or more of them) to the Lender shall (notwithstanding any legal or equitable rule of presumption to the contrary) be placed or deemed to have been placed to the credit of the new or separate account so opened or deemed to have been opened

as aforesaid and shall not go in reduction of the amount due by the Borrower(s) to the Lender at the Time Of Notice PROVIDED ALWAYS that nothing in this Section contained shall prejudice the security which the Lender otherwise would have had hereunder for the payment of the monies, costs, charges and expenses herein this Agreement referred to notwithstanding that the same may become due or owing or be incurred after the Time Of Notice.

SECTION 16.09 **NO OBLIGATION TO MAKE FURTHER ADVANCES**

Nothing contained herein shall be deemed to render it obligatory upon the Lender either at law or equity to make or continue to make any advances or to afford any other accommodation or facilities whatsoever.

SECTION 16.10 **LIENS AND OTHER SECURITIES**

Nothing herein contained shall prejudice or affect any lien to which the Lender is entitled or any other securities which the Lender may at any time or from time to time hold for or on account of the monies payable by the Borrower(s), whether secured or unsecured nor shall anything herein contained operate so as to merge or otherwise prejudice or affect any bill, note, guarantee, mortgage or other security which the Lender may for the time being have for any money intended to be hereby or otherwise secured or any right or remedy of the Lender thereunder.

SECTION 16.11 **INTEREST RATE ON OTHER SECURITIES**

When the payment of any monies hereby secured or intended so to be shall be further secured to the Lender by any bill of exchange, promissory note, draft, receipt or other instrument reserving a higher rate of interest to be paid in respect thereof than that hereinbefore covenanted to be paid such higher rate of interest shall be payable in respect of such monies and nothing contained in or to be implied from these presents shall affect the right of the Lender to enforce and recover payment of such higher rate of interest or as the case may be the difference between such higher rate and the rate payable hereunder.

SECTION 16.12 **PAYMENTS BY BORROWER(S)**

The Borrower(s) shall pay all stamp duties, fees or other charges payable on or incidental to the execution, issue, delivery, registration and enforcement of this Agreement, the Security Documents and any documents related thereto and all legal costs and expenses in connection with or incidental to this Agreement including the fees of the Lender's solicitors (on a solicitor and own client basis) whether or not the Facilities or any part thereof may be aborted before utilisation by the Borrower(s) for any reason whatsoever. The Lender reserves the right to debit all such expenses from the Borrower(s)' account(s) with the Lender. If the monies hereby secured or any part thereof are required to be recovered through any process of law, the Borrower(s) shall pay (in addition to the monies hereby secured then due and payable) the fees of the Lender's solicitors (on a solicitor and own client basis) and any other fees and expenses incurred in respect of such recovery.

SECTION 16.13 **COSTS AND EXPENSES**

(a) All charges (including banking charges, fees, commission which the Lender may charge from time to time) costs and expenses incurred hereunder by the Lender including any expenditure incurred in the creation, preservation, enforcement, recovery and/or preparation of this Agreement and the Security Documents or in the giving of any notice or in the making of any demand, under or pursuant to or in respect of this Agreement and all other monies whatsoever paid by the Lender in respect of the said costs, expenses and expenditure or otherwise howsoever and all or any sums of monies paid or expended by the Lender under or pursuant to the provisions of the applicable Acts, this Agreement, the Security Documents, express or implied, shall be debited to the Borrower(s)' accounts and payable by the Borrower(s) to the Lender on demand

and shall bear interest thereon at the Default Rate or if more than one facility is granted, then at the Overdraft Default Rate at such rest period as may be determined by the Lender from the date of the sums having been paid or expended and such sums and interest shall on demand be paid to the Lender by the Borrower(s) and until payment shall bear interest at the Default Rate or the Overdraft Default Rate from the date of such monies having been paid or expended until full payment (both before and after judgment or order) and shall be charged on the Said Property and/or the Said Lease in addition to the principal sum hereby advanced.

(b) In the event of default by the Borrower(s) or any of the other Security Parties in payment of any monies payable by the Borrower(s) or any of the other Security Parties to any person or authority whomsoever under or pursuant to the provisions of this Agreement, any other Security Documents, the Sale and Purchase Agreement and/or the Principal Sale and Purchase Agreement, it shall be lawful for (but not obligatory upon) the Lender to make such payments on behalf of the Borrower(s) and/or any of the other Security Parties, whereupon the Lender reserves the absolute right to debit the Borrower(s)' account(s) with all such monies expended by the Lender and the Borrower(s) shall pay to the Lender interest on such debited amount at the Default Rate or if more than one facility is granted, then at the Overdraft Default Rate from the date of the sums having been paid or expended and such sums and interest shall on demand be paid to the Lender by the Borrower(s) and until payment shall bear interest at the Default Rate or Overdraft Default Rate and at such rest period as may be determined by the Lender from the date of such monies having been paid or expended until full payment (both before and after judgment or order) and shall be charged on the Said Property and/or the Said Lease in addition to the principal sum hereby advanced.

SECTION 16.14 GOVERNMENT TAXES AND/OR STATUTORY/REGULATORY IMPOSED CHARGES, FEES ETC.

(a) The fees, charges, expenses and all other monies to be paid by the Borrower(s) to the Lender under this Agreement, including any amount representing reimbursements to be paid by the Borrower(s) to the Lender, is exclusive of any Tax, and shall be paid without any set-off, restriction or condition and without any deduction for or on account of any counterclaim or any deduction or withholding.

(b) In the event the Borrower(s) is required by law to make any deduction or withholding from the fees, charges, expenses and/or all other monies payable to the Lender under this Agreement in respect of any Tax or otherwise, the sum payable by the Borrower(s) in respect of which the deduction or withholding is required shall be increased so that the net fees, charges, expenses and/or the net amount of monies received by the Lender is equal to that which the Lender would otherwise have received had no deduction or withholding been required or made.

(c) The Borrower(s) shall in addition to the fees, charges, expenses and/or all other monies payable, pay to the Lender all applicable Tax at the relevant prevailing rate and/or such amount as is determined by the Lender to cover any Tax payments/liabilities/obligations in connection therewith, without any set-off , restriction or condition and without any deduction for or on account of any counterclaim or any deduction or withholding, apart from any Taxes which may be required under any laws to be paid by the Borrower(s) directly to any Appropriate Authority, which the Borrower(s) shall remit directly to the Appropriate Authority.

(d) If at any time an adjustment is made or required to be made between the Lender and the relevant taxing authority on account of any amount paid as Tax as a consequence of any supply made or deemed to be made or other matter in connection with this Agreement by the Lender, a corresponding adjustment may at the Lender's discretion be made as between the Lender and the Borrower(s) and in such event, any payment necessary to give effect to the adjustment shall be made.

(e) All Tax as shall be payable by the Borrower(s) to the Lender as herein provided shall be paid at such times and in such manner as shall be requested by the Lender.

(f) The Borrower(s) hereby agrees to do all things reasonably requested by the Lender to assist the Lender in complying with its obligations under any applicable legislation under which any Tax is imposed. In the event a new Tax is introduced and such Tax is required to be charged on the transaction contemplated in this Agreement, the Borrower(s) agrees to provide its fullest cooperation to the Lender in assisting the Lender in complying with its obligations under the relevant laws.

(g) For the avoidance of doubt, the parties agree that any sum payable or amount to be used in the calculation of a sum payable expressed elsewhere in this Agreement has been determined without regard to and does not include amounts to be added on under this Section on account of Tax.

SECTION 16.15 **CONSENT TO ASSIGN/TRANSFER**

(a) The Borrower(s) hereby covenant(s) and agree(s) that the Lender shall be at liberty at any time to assign and/or transfer all its rights, interests, benefits and obligations of this Agreement to any person or financial institution upon such terms as the Lender shall deem fit and a statement therein of the amount due to the Lender shall be conclusive and binding for all purposes against the Borrower(s).

(b) The Borrower(s) shall not assign the Borrower(s)' rights, interest and obligations hereunder without the prior written consent of the Lender.

SECTION 16.16 **CUSTODY OF DOCUMENTS**

(a) The Lender shall have custody and possession of the individual/strata title or the duplicate lease in respect of the Said Property immediately upon issuance thereof by the relevant authority.

(b) For so long as any monies shall be owing by the Borrower(s) to the Lender and during the continuance of this Agreement, the Lender shall have the custody and possession of the Assignor(s)' original copy of the Sale and Purchase Agreement and the Construction Agreement (if any) and of all other whatsoever documents evidencing any title to or right in the Said Property or any benefits or rights annexed, appurtenant or relating thereto or in any way connected therewith.

SECTION 16.17 **PAYMENT IN GROSS**

All monies received by the Lender from any person or estate capable of being applied in reduction of the monies hereby secured shall be regarded for all purposes as payments in gross and if a receiving order is made against any person liable to the Lender or an order be made or an effective resolution be passed for the winding-up of any company liable to the Lender, the Lender may prove for the whole of the monies then owing and no money received under such proof shall be considered as received in respect of this security but the full amount owing shall by payable until the Lender has received from all sources one hundred sen in the ringgit and if the amount ultimately received by the Lender exceeds the amount of the ultimate balance owing to the Lender the excess only over such ultimate balance shall be repaid to the person or party on whose account the same shall have been received by the Lender.

The Borrower(s) hereby agrees that until the Indebtedness is fully settled, any monies (whether in the form of cash, dividends or other forms), property or assets receivable by the Lender under Sections 16.07 or 16.17 hereof but paid to or received by the Borrower(s) shall be held upon trust to pay or to transfer the same to the Lender to the extent of such Indebtedness.

SECTION 16.18 **FINANCIAL SERVICES ACT 2013 ("FSA") AND BNM GUIDELINES ON CREDIT TRANSACTIONS AND EXPOSURES WITH CONNECTED PARTIES ("GUIDELINES")**

To enable the Lender to comply with the FSA and the said Guidelines, the Borrower shall declare to the Lender whether the Borrower is a connected party under the Guidelines, which includes but is not limited to, a spouse, child, parent or financial dependant of the Lender's Director, Executive Officer or credit-approving/appraising/reviewing officer or in the case of a corporate/business-customer, includes an entity controlled by such abovementioned Lender's persons. If at any time the Borrower becomes a connected person, the Borrower must notify the Lender in writing immediately. The Lender reserves the right to terminate the Facilities in the event the Borrower fails to make the appropriate or correct declaration, resulting in the Lender contravening the FSA or the said Guidelines.

SECTION 16.19 **FURTHER ASSURANCE**

The Borrower(s) shall from time to time and at any time, whether before or after the security constituted by this Agreement or any other Security Documents shall have become enforceable, execute and do or cause to be executed and done all such transfer, assignments, assurances, charges, debentures, instruments, documents, acts and things as the Lender may reasonably require for perfecting the security intended to be hereby constituted and for facilitating the realisation of the property charged or to be charged to the Lender and the exercise by it of all the powers, authorities and discretions hereby conferred on the Lender and the Borrower(s) shall also give all notice, orders and directions which the Lender may think expedient. For such purposes a certificate in writing signed by or on behalf of the Lender to the effect that any particular transfer, assignment, assurance, charge, debenture, instrument, document, act or thing required by it is reasonably required by it shall be conclusive evidence of the fact.

SECTION 16.20 **UNDERTAKINGS**

(a) In consideration of:-

(i) the Lender having at the request of the Borrower(s) and/or Assignor(s) given its express or implied undertaking or covenant to any financial institution and/or the Developer/Vendor/Contractor or their solicitors or firm of solicitors purporting to act for the financial institution or the Developer/Vendor/Contractor, to pay;

(ii) the Lender having at the request of the Borrower(s) and/or Assignor(s) given its express or implied undertaking or covenant to pay the Lender's solicitors to enable the solicitors to give to the financial institution and/or the Developer/Vendor/Contractor and/or the solicitors acting for the financial institution and/or the Developer/Vendor/Contractor, their solicitor's undertaking to pay;

the balance purchase price and/or the balance Construction Price payable by the Assignor(s) under the schedule of payment set out in the Sale and Purchase Agreement and/or the Construction Agreement or any variation in the order of payment thereof the Borrower(s) agree(s) (in addition to the Said Property and/or the Said Lease being assigned as provided herein) that the Said Property and/or the Said Lease is assigned for the benefit of the Lender with the payment of all monies undertaken or guaranteed or covenanted to be paid by the Lender to the financial institution and/or Developer/Vendor/Contractor or their solicitors and/or the Lender's solicitors, as the case may be, and the Borrower(s) will at all times hereafter indemnify and keep the Lender indemnified against all actions, proceedings, costs, expenses, claims and demands which may be taken incurred or suffered by the Lender arising from the aforesaid undertaking given by the Lender to the financial institution and/or the Developer/Vendor/Contractor and/or their solicitors and/or the Lender's solicitors.

(b) The Borrower(s) hereby agree(s) and undertake(s):-

(i) to advise the Lender immediately of any threatened, impending or existing legal proceedings affecting the Borrower(s) or any Security Party;

(ii) that there is no change that would be detrimental to the financial standing of the Borrower(s) or any Security Party PROVIDED ALWAYS that the Lender has the absolute discretion to decide whether a change is detrimental or not;

(iii) to advise the Lender immediately of any change in the financial standing of the Borrower(s) or any Security Party.

SECTION 16.21 **RIGHT TO DISCLOSE INFORMATION**

In addition to the permitted disclosures provided under Schedule 11 of the FSA, the Borrower(s) irrevocably authorizes and permits the Lender, its officers and employees to disclose and furnish all information concerning the Facilities, this Agreement, present and future accounts of the Borrower(s) and any other matters relating to the Borrower(s) or its business and operations to:-

(a) other financial institutions granting or intending to grant any credit facilities to the Borrower(s), the Credit Bureau or any other central credit bureau established by Bank Negara Malaysia, Cagamas Berhad, Credit Guarantee Corporation, the Employees Provident Fund, any other relevant authority as may be authorised by law to obtain such information or such authorities/agencies established by Bank Negara Malaysia or any agency established by the Association of Banks in Malaysia;

(b) any current or future corporation which may be associated with or related to the Lender (as defined in the Companies Act 2016), including representative and branch offices and their respective representatives as well as subsidiaries of the Lender's holding company;

(c) the Security Parties or any party intending to provide security in respect of the Facilities;

(d) the Lender's auditors, solicitors and/or other agents in connection with the recovery of moneys due and payable hereunder; and

(e) the Lender's professional advisers, service providers, nominees, agents, contractors or third party service providers who are involved in the provision of products and services to or by the Lender and its related or associated companies.

The Borrower(s) hereby irrevocably consents to such disclosure and confirms that the Lender its officers and employees shall be under no liability for furnishing such information or for the consequences of any reliance which may be placed on the information so furnished in accordance with this Agreement.

The Borrower(s) hereby expressly authorize and consent to the Lender obtaining any information on the Borrower(s) from any credit reference agency or source and at any time as the Lender considers appropriate.

SECTION 16.22 **CONSENT TO PROCESS PERSONAL INFORMATION**

The Borrower(s) hereby agree(s) and consent(s) to the holding, collection and use of all personal data provided to the Lender by the Borrower(s) or acquired by the Lender from the public domain, as well as personal data that arises as a result of the provision of services to the Borrower(s) in connection with the Facilities or other accounts of the Borrower(s) maintained with the Lender, in accordance with the Privacy Policy of the Lender as may be amended from time to time.

SECTION 16.23 **SEVERABILITY**

(a) If any provision, term, condition, stipulation, covenant or undertaking of this Agreement is or becomes illegal, void, invalid, prohibited or unenforceable in any respect the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining provisions hereof.

(b) If at any time any of the Security Documents is or becomes illegal, void, invalid, prohibited or unenforceable in any respect the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining Security Documents and shall not in any way preclude the Lender from enforcing the Lender's rights and remedies vis-a-vis the other Security Documents.

SECTION 16.24 **NO INFERENCE OF CONDONATION OR ACQUIESCENCE**

NOTWITHSTANDING the fact that the Lender may not have exercised any remedy available to it immediately on default by the Borrower(s) or that it may have accepted monies from the Borrower(s) or any of the Security parties after such default the Lender shall not be held to have condoned or acquiesced in such default and may at any time thereafter exercise all or any of the remedies available to it and any delay on the part of the Lender in taking steps to enforce the remedies conferred on or available to it by this Agreement, the Security Documents or statute shall not be held to prejudice its right of action in respect thereof.

SECTION 16.25 **LEGAL INCAPACITY OF BORROWER(S)**

Where any monies are owing and secured by this Agreement, they shall be deemed to be so owing and so secured notwithstanding any legal limitation, incapacity or otherwise of the Borrower(s) respecting the borrowing of the Facilities which might be a defence as between the Borrower(s) and the Lender.

SECTION 16.26 **NO SET-OFF OR COUNTERCLAIM BY BORROWER(S)**

(1) Until all monies and liabilities due or incurred by the Borrower(s) to the Lender shall have been paid or discharged in full, the Borrower(s) shall not by paying off any sum recoverable hereunder or by any other means or on any other ground claim any set-off or counterclaim against the Lender in respect of any liability from the Lender to the Borrower(s).

(2) Without prejudice to the survival of any other agreement of the Borrower(s) hereunder, the agreements and obligations of the Borrower(s) contained in Section 16.26(1) above shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

SECTION 16.27 **SET-OFF**

If the Said Property is put up for sale by way of auction pursuant to the provisions herein contained or the provisions of the applicable Acts or otherwise, the Lender shall be entitled to set off the monies due by and/or liabilities of the Borrower(s) to the Lender including all monies secured under this Agreement whether such liability be present, future, actual, contingent, primary, secondary collateral secured or unsecured several or joint under any account, agreement, contract or otherwise with the Lender against any monies payable by the Lender as the purchaser at such sale in the event of the Lender exercising its rights under this Agreement or the applicable Acts, as the case may be, to bid at such sale.

SECTION 16.28 **DUTY TO DELIVER VACANT POSSESSION**

Unless with the consent of the Lender in writing, the Borrower(s) shall not, so long as this Agreement continues in force and remains undischarged, permit any person or party other than the Assignor(s) to be the occupier of the Said Property and in the event of the Said Property being sold at a public auction pursuant to the provisions therein contained or an order of Court or the Land Administrator as the case may be, the Borrower(s) shall whenever requested to do so by the Lender at the Borrower(s)' and/or the

Assignor(s)' own cost and expense deliver vacant possession of the Said Property to the Lender or to such other person(s) as the Lender may direct.

SECTION 16.29 **FORCE MAJEURE**

Notwithstanding any other provisions herein, in the event the Lender is unable to perform any obligations hereunder or any operations or to provide any service(s) due to any reason beyond the Lender's control, including but not limited to fire, earthquake, flood, epidemic, natural catastrophe, accident, riots, civil disturbances, industrial dispute, act of public enemy, embargo, war, act of God or any failure or disruption to telecommunication, electricity, water, fuel supply or any factor in a nature of a force majeure, the Lender shall not in any way be liable for any failure on its part to perform such obligations or for any inconvenience, loss, injury, damages suffered or incurred by the Borrower(s) or any Security Party arising from the same.

SECTION 16.30 **STATEMENT OF ACCOUNT**

The Borrower(s) hereby expressly agree(s) that a statement of account issued by the Lender shall be final and conclusive proof of the indebtedness of the Borrower(s).

SECTION 16.31 **INVOLUNTARY LOSS**

(a) The Lender shall not be answerable for any involuntary loss happening in or about the exercise or execution of any power, right, privilege and remedy conferred on the Lender by this Agreement or by law.

(b) Notwithstanding anything contained in the Security Documents, the Lender shall not be liable to the Borrower(s) or any third party for damages for default, omission, negligence, breach of contract, loss of profits or earnings, goodwill or any type of special, exemplary, incidental, direct or consequential loss or damage howsoever arising whether or not the Lender has been advised of the same. In the event the Lender is held liable for any damages notwithstanding the foregoing, the total amount of the Lender's entire liability shall not exceed the principal amount of the transaction involved which gave rise to the claim.

SECTION 16.32 **INDEMNITY**

(a) The Borrower(s) shall not do or omit or suffer to be done any act, matter or thing in or respecting the Said Property and/or the Said Lease which contravenes the provisions of the Sale and Purchase Agreement, this Agreement or any Act, Ordinance, Enactment, order, rule, regulation or by-law now or hereafter affecting the same and the Borrower(s) shall at all times hereafter indemnify and keep indemnified the Lender against all losses, actions, proceedings, costs, expenses, claims and demands in respect of any such act, matter or thing done or omitted to be done in contravention of the said provisions;

(b) In addition and without prejudice to the powers, rights and remedies conferred on the Lender herein, the Borrower(s) shall indemnify the Lender against any loss or expense (including but not limited to legal expenses on a solicitor and own client basis) which the Lender may sustain or incur as a consequence of any default in payment by the Borrower(s) of any sum due hereunder including (but not limited to) any interest or fees paid or payable on account of or in respect of any funds borrowed or deposits from third parties in order to maintain the amount in default or in liquidating or re-employing such funds or deposit;

(c) In consideration of the Lender having at the request of the Borrower(s) and/or the Assignor(s) given its express or implied undertakings, guarantee and/or covenant to any financial institution

and/or the Developer/Vendor/Contractor or their solicitors or firm of solicitors purporting to act for the financial institution or the Developer/Vendor/Contractor or to such other persons whatsoever to pay the balance purchase price and/or the balance Construction Price payable (or any part thereof) by the Assignor(s) under the Sale and Purchase Agreement and/or the Construction Agreement or any variation in the order of payment thereof either progressively or in such other manner in accordance with the terms and conditions of the Sale and Purchase Agreement and/or the Construction Agreement the Borrower(s) agree that the aforesaid undertaking, guarantee and/or covenant whether express or implied are given by the Lender on behalf of and for the benefit of the Assignor(s) and the Borrower(s) will at all times hereafter indemnify and keep the Lender indemnified against all actions, proceedings and costs suffered by the Lender arising from the aforesaid undertaking, guarantee and/or covenant.

SECTION 16.33 **GENERAL LIEN**

The Borrower(s) hereby expressly and unconditionally covenant(s) and agree(s) with the Lender that the Lender shall have a general lien over the Said Property and/or the Said Lease notwithstanding that the Borrower(s) might have at any time repaid in full the Facilities interest thereon and all monies payable to the Lender under this Agreement and notwithstanding any provisions to the contrary contained in this Agreement or the Strata Titles Act 1985 or the applicable Acts or otherwise so long as the Borrower(s) is/are still owing or indebted to the Lender whether solely or jointly with any other person, firms or companies and whether as principal or surety at the time of full repayment of the redemption sum. Such general lien over the Said Property shall continue to subsist and the Lender shall continue to have the custody of the documents referred to in Section 16.16 hereof, the document of title to the Said Property if the same has been issued and/or the duplicate lease if the same has been issued, and the duplicate legal charge if the Charge has then been registered, unless and until all sums owing by the Borrower(s) under such other accounts have been fully paid or discharged to the satisfaction of the Lender. The Borrower(s) further agree(s) that a statement of account in respect of such other accounts issued by the Lender shall be final and conclusive proof of the Indebtedness under such other accounts of the Borrower(s) save for manifest error. The Lender shall not in any manner be liable or accountable to the Borrower(s), Assignor(s) and/or any other Security Parties for any loss or damage that the Assignor(s) and/or any other Security Parties may suffer consequent upon the exercise by the Lender of its powers herein and notwithstanding that the Assignor(s) may have sold or assigned the Said Property and/or the Said Lease or in any other manner dealt with the same which requires the release of the documents referred to in Section 16.16 hereof and the release and discharge by the Lender of the assignment herein and the separate issue document of title to the Said Property or the duplicate lease and the duplicate of the legal charge in respect of the Facilities as the case may be and the Borrower(s) hereby undertake(s) to indemnify and keep indemnified the Lender against all losses, damages, costs, claims, demands and proceedings whatsoever arising from the Lender's exercise of its powers herein.

SECTION 16.34 **CROSS DEFAULT**

The Lender reserves the right to proceed with legal proceedings against the Borrower(s) or any Security Party or to recall the Facilities, interest thereon and all other monies payable to the Lender under this Agreement or withhold or withdraw the Facilities if there is a default in the payment of any monies due by the Borrower(s) hereunder or under any other account with the Lender or with any other financial institution or a default by any of the Security Parties, or any related company (by virtue of Section 7 of the Companies Act 2016) or substantial shareholder (by virtue of Section 136 of the Companies Act 2016) of the Borrower(s) or any Security Party under any other account with the Lender or any other financial institution or if there is a default in the payment of any monies under the accounts of any other party of which the Borrower(s) and/or any Security Party is/are a guarantor or when the Borrower(s) and/or any Security Party or any subsidiary or holding company of the Borrower(s) and/or any Security Party cease(s) or threaten(s) to cease to carry on its business or a petition is presented or a resolution passed for the winding up of the Borrower(s), any Security Party and/or any related company or substantial shareholder of the Borrower(s) or any Security Party.

SECTION 16.35 **VARIATION OF TERMS BY MUTUAL AGREEMENT**

The provisions and terms of this Agreement may at any time and from time to time be varied or amended by mutual consent of the parties hereto by means of a mutual exchange of letters or such other means as the parties may agree upon from time to time and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of this Agreement shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations have been incorporated in and formed part of this Agreement at the time of execution hereof Provided always that where any of the provisions in this Agreement or the law do permit unilateral variation or amendment by the Lender, such variation or amendment may still be effected by the Lender unilaterally.

SECTION 16.36 **EFFECTIVE DATE**

The parties hereto agree that this Agreement shall come into force on the date of this Agreement irrespective of the diverse dates upon which the parties may have each executed this Agreement respectively.

SECTION 16.37 **APPLICABLE LAW AND JURISDICTION**

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia but in enforcing this Agreement, the Lender shall be at liberty to initiate and take actions or proceedings or otherwise against the Borrower(s) in Malaysia and/or elsewhere as the Lender may deem fit and the parties hereto hereby agree that where any actions or proceedings are initiated and taken in Malaysia they shall submit to the non-exclusive jurisdiction of the Courts of Malaysia in all matters connected with the obligations and liabilities of the parties hereto under or arising out of this Agreement.

SECTION 16.38 **ENFORCEMENT OF THIS AGREEMENT**

This Agreement is in addition to and not in substitution of any other rights or securities which the Lender may have from or against the Borrower(s) or the other Security Documents and may be enforced in accordance with the terms hereof without first having recourse to any of such other rights or securities and without taking any steps or proceedings against any other Security Parties as aforesaid.

SECTION 16.39 **CUMULATIVE REMEDIES**

The remedies provided herein are cumulative and are not exclusive of any other remedies provided by law.

SECTION 16.40 **SUCCESSORS BOUND**

This Agreement shall be binding upon the heirs, liquidators, receivers, representatives, permitted assigns and successors-in-title of the Borrower(s) and enforceable by the successors-in-title and assigns of the Lender.

SECTION 16.41 **ENTIRE AGREEMENT**

This Agreement, the Letters of Offer, the Schedules hereto, the said Terms as defined in Section 16.52 hereof and any document or instrument attached hereto integrate all the terms and conditions mentioned herein and incidental hereto and supercede all oral negotiations and prior correspondence in respect of the subject matter hereof.

SECTION 16.42 **CONSTRUCTION WHERE BORROWER(S) IS/ARE NOT AN INDIVIDUAL PERSON**

If the name of the Borrower(s) herein inserted is that of either a firm or a limited company or other corporation or of any committee or association or other unincorporated body, any of the provisions hereinbefore contained which are primarily and literally applicable to the case of a single and individual Borrower(s) or person only shall be construed and take effect so as to give the Lender hereunder a security for the monies owing from that firm and every member thereof or from the limited company or corporation or committee or association or other unincorporated body as identical or analogous as may be with or to that which would have been given for the monies owing from a single individual if the Borrower(s) had been a single individual and any monies shall be deemed to be so owing notwithstanding any defect informality or insufficiency in the borrowing or other powers of the Borrower(s) or in the exercise thereof which might be a defence as between the Borrower(s) and the Lender. In the case of a firm, this security shall be deemed to be a continuing security for all monies owing on any such account as hereinbefore mentioned from the person or persons carrying on business in the name of or in succession to the firm or from any one or more of such persons although by death, retirement or admission of partners or other causes the constitution of the firm may have been in part or wholly varied. In the case of a limited company or other corporation any reference to bankruptcy or death shall be deemed to be a reference to liquidation, winding up or other analogous proceedings and the monies owing as aforesaid and hereby secured shall be deemed to include any monies owing in respect of debentures or debenture stock of the limited company or other corporation held by or on behalf of the Lender.

SECTION 16.43 **UNINCORPORATED BODY**

In amplification to and not in derogation of any other provision contained in this Agreement it is expressly agreed that notwithstanding that the Borrower(s) is/are a committee or association or other unincorporated body which has no legal existence or which is under no legal liability to discharge obligations undertaken or purported to be undertaken by it or on its behalf this security shall be valid and have effect as though the Borrower(s) was/were a principal debtor.

SECTION 16.44 **NOTICES OR INSTRUCTIONS FROM BORROWER**

The Lender shall be entitled (but not bound) to rely upon and act on the notices or instructions of the Borrower(s), whether oral or written and whether given by telephone, post, telex, cable, facsimile transmissions or other electronic means. Without prejudice to the generality of the foregoing, the Lender shall be entitled to rely and act on any notice or instructions given whether based on signatures which appear to the Lender, by reference to the names and signatures of such persons filed with the Lender to be the signatures of:-

(i) the Borrower(s); or
(ii) any of the persons authorised by the Borrower(s) to issue any notice or any instructions whatsoever on behalf of the Borrower(s),

or otherwise, without enquiry on the part of the Lender as to the identity of the person giving or purporting to give such notices or instructions or as to the authenticity of such notices or instructions notwithstanding that it is subsequently shown that the same was not given by the Borrower(s).

The Lender is entitled to treat all such notices or instructions given, as binding upon the Borrower(s) and the Lender shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication and the risk of the notices or instructions being given by unauthorised persons, any misunderstanding or any error, loss or delay resulting from the use of telephone, postal services, telex or teletype machines, cables devices, facsimile transmission, devices or electronic or other means are

entirely the risk of the Borrower(s).

The Lender shall be under no duty to enquire into the genuineness or authenticity of the communication given to the Lender by any of the forms of communication referred above and the Lender's rights under this Agreement shall not be affected by any misuse or unauthorised use of such communication. The Lender shall be indemnified in full by the Borrower(s) against all losses, claims, demands, costs, damages, expenses and all other liabilities of whatever nature which it may incur or suffer in consequence of its accepting and acting on such communication.

SECTION 16.45 **BORROWING AND CHARGING POWERS**

This Agreement shall continue to be valid and binding for all purposes notwithstanding that the borrowing of the Facilities herein by the Borrower(s) or the incurring of the liabilities by the Borrower(s) may be invalid or in excess of the Borrower(s)' power(s) to borrow the Facilities and/or the Assignor(s)' power(s) to assign or charge the Said Property and/or the Said Lease or the power of any director, attorney, partner, agent or other person purporting to act or acting on behalf of the Borrower(s) and/or the Assignor(s) and notwithstanding any other irregularity in such borrowing or the incurring of such liabilities.

SECTION 16.46 **TIME**

Time wherever mentioned shall be of the essence of this Agreement.

SECTION 16.47 **THIS AGREEMENT TO PREVAIL**

Subject to Section 16.51 hereof, in the event of any inconsistencies between the terms and conditions of this Agreement and the terms and conditions of other Security Documents excluding the Letters of Offer, the terms and conditions herein shall prevail.

SECTION 16.48 **APPLICATION OF PAYMENTS**

Notwithstanding any other provisions contained in this Agreement to the contrary, the Lender is entitled to apply any payments received from the Borrower(s) or from any person making payments on behalf of the Borrower(s) (irrespective of whether the purpose of the payment is specified or not) towards satisfaction in whole or part of any amount of principal, interest (including late payment interest) or other sums of monies then due and payable from the Borrower(s) under this Agreement in any order that the Lender in its absolute discretion deems fits.

SECTION 16.49 **AVOIDANCE OF PAYMENTS**

No assurance, security or payment which may be avoided under any law relating to winding up or insolvency and no release, settlement or discharge given or made by the Lender on the faith of any such assurance, security or payment, shall prejudice or affect the Lender's rights to recover from the Borrower(s) and/or the Assignor(s) the monies hereby secured to the full extent hereunder. Any such release, settlement or discharge shall be deemed to be made subject to the condition that it will be void if any payment or security which the Lender may previously have received or may hereafter receive from any person in respect of the monies hereby secured is set aside under any applicable law or proves to have been for any reason invalid.

SECTION 16.50 **UPSTAMPING**

In the event that the total monies advanced to or due and owing by the Borrower(s) to the Lender

(including accrued interest, commission, banker's charges, legal and other costs, charges and expenses) shall at any time exceed the principal limit for which this Agreement is for the time being stamped, the Lender shall have the right at any time to upstamp this Agreement from the date of the same having been paid or expended by the Lender and until payment shall form part of the monies secured by this Agreement and the Security Documents.

SECTION 16.51 **ADDITIONAL TERMS AND CONDITIONS**

The Letters of Offer, the additional covenants, conditions, confirmation and declarations set out in the Second Schedule hereto, the negative covenants set out in the Third Schedule hereto, the additional terms and conditions for Trade Facilities and Overdraft set out in the Fourth Schedule hereto and the said Terms as defined in Section 16.52 hereof shall form and be construed as part of this Agreement and shall prevail in the event of any conflict or discrepancies with the other provisions of this Agreement.

SECTION 16.52 **ADDITIONAL, INTERCHANGE OR SUBSTITUTION OF FACILITIES**

The Lender may at any time or from time to time in its absolute discretion and without affecting the Lender's security, at the request of the Borrower(s) and/or the Assignor(s) grant additional or further facilities, vary, interchange or substitute the Facilities or any of them hereby granted with any other facilities including converting any facilities upon such terms and conditions (hereinafter called "the said Terms") as may be stipulated in the Lender's Letters of Offer and/or any other document setting out such terms duly signed by the Borrower(s) in acceptance thereof, and all the provisions of this Agreement and the Security Documents, save and except such provisions which are inconsistent with the said Terms or not applicable to the additional, interchanged or substituted facilities, as the case may be shall secure such further or interchanged or substituted facilities, unless otherwise stipulated by the Lender.

SECTION 16.53 **PRINCIPAL AND SECONDARY INSTRUMENTS**

IT IS HEREBY AGREED AND DECLARED THAT this Agreement, the Assignment, the Charge, the Power of Attorney, the Guarantee (if any) and the other Security Documents are instruments employed in one transaction to secure such principal sum as provided under the Letters of Offer, together with all interest thereon and all monies and liabilities covenanted and agreed to be paid by the Borrower(s) and the Security Parties under or in connection with or arising from the Facilities granted by the Lender at any time and from time to time within the meaning of Section 4(3) of the Stamp Act 1949, and for the purpose of the said Section, this Agreement is deemed to be the primary or principal instrument and the Assignment, the Power of Attorney, the Charge, the Guarantee (if any) and the other Security Documents are deemed to be the auxiliary or secondary instruments.

SECTION 16.54 **INDEPENDENT LEGAL ADVICE**

The Borrower(s) hereby confirms and represents to the Lender that in the execution and delivery of the Letters of Offer and the Security Documents, the Borrower(s) has sought and obtained and relied upon its own independent advice and judgement and has not relied upon any representation statement or advice from the solicitors, agents or officers of the Lender and the Borrower(s) acknowledge(s) that the Lender has accepted and entered into this Agreement and the Security Documents in full reliance upon the aforesaid confirmation and representation.

IN WITNESS WHEREOF the hand of the Attorney of the Lender and the hand/common seal of the Borrower(s) were hereunto set/affixed respectively

Signed by [*****])
as Attorney of the Lender)
in the presence of :-)

HONG LEONG BANK BERHAD
by its Attorney

[*****]

....
Witness [*****]
Name : [*****]
NRIC No. : [*****]

(where Borrower is an individual/company)

Signed by the Borrower(s))
in the presence of :)

....
Witness
Name :
NRIC No. :

(where Borrower is a Company)

The Common Seal of)
CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD. (former lyknown as Advantage Mining Sdn. Bhd.) (Company No. 1074609-M))
was hereunto affixed)
in the presence of :)

DIRECTOR
Name : **MARK LEONG KEI WEI**
NRIC No. : [*****]
Passport No. : [*****]
(Republic of Singapore)

DIRECTOR/~~SECRETARY~~
Name : **TAN YOONG YING (f)**
NRIC No. : [*****]

(Authentication Clause Where Borrower(s) Is An Individual)

I, ______________________________ an Advocate and Solicitor of the High Court of *Malaya/Sabah & Sarawak practising at ________________________ hereby certify that the signature(s) of the Borrower(s) abovenamed, was/were written in my presence on this _____ day of ____________________ 20_____ and is/are, to my own personal knowledge, the true signature(s) of ______________________________ who has/have acknowledged to me that he/they is/are of full age and that he/they has/have voluntarily executed this instrument.

WITNESS MY HAND

____

Advocate & Solicitor

(Authentication Clause Where Borrower Is A Company)

I, [*****] ______________________________, an Advocate and Solicitor of the High Court of *Malaya/~~Sabah & Sarawak~~ practising at Johor Bahru, Johor hereby certify that on this _____ day of 11 DEC 2018 20_____, the common seal of **CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD. (formerly known as Advantage Mining Sdn. Bhd.) (Company No. 1074609-M)** was duly affixed to the abovewritten instrument in my presence in accordance with the regulations of the said Company.

WITNESS MY HAND

[*****]

____

Advocate & Solicitor

** Delete whichever not applicable.*

THE FIRST SCHEDULE

SECTION	MATTER	PARTICULARS
1.	DATE OF THIS FACILITIES AGREEMENT	28 DEC 2018
2	*THE BORROWER(S)	**CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD.** (formerly known as Advantage Mining Sdn. Bhd.) (Company No. 1074609-M)
	**ADDRESS	Registered Address Room 503, 5th Floor, Merlin Tower Jalan Meldrum 80000 Johor Bahru, Johor Business Address PLO 369, Jalan Emas Dua 81700 Pasir Gudang Johor
3	DATE OF LETTER OF OFFER	29 August 2018

* *Insert Name and NRIC No./Company or Business Registration No.*

** *For individuals, insert residential address. For companies/businesses, insert both registered and business address if both are different.*

THE SECOND SCHEDULE

ADDITIONAL COVENANTS, CONDITIONS, CONFIRMATIONS AND DECLARATIONS

The Borrower(s) hereby covenant(s) with the Lender that it shall at all times during the continuance of the Facilities:-

(a) where the Borrower(s) is a corporation or firm, it shall:-

(i) submit to the Lender its audited accounts within six (6) months after each financial closing and its unaudited accounts within sixty (60) days from the end of each half year;

(ii) forthwith notify the Lender of any changes on its major shareholders and/or management; and

(b) forthwith notify or cause to be notified to the Lender of the occurrence of any Event of Default of any event of default in relation to other indebtedness of the Borrower(s) which in its reasonable opinion might adversely affect its ability to comply with its obligations hereunder.

(c) obtain the prior written consent of the Lender:-

(i) before initiating, commencing, instituting or maintaining any action, suit or proceedings whatsoever in any court or tribunal against the Developer/the Vendor/the Contractor and/or any other person in respect of any matter arising out of the Sale and Purchase Agreement, the Construction Agreement or relating to the Said Property; and

(ii) before agreeing with the Developer/the Vendor/the Contractor on any variation or amendment whatsoever of the terms of the Sale and Purchase Agreement and/or the Construction Agreement or the termination, rescission, cancellation or revocation of the Sale and Purchase Agreement, the Construction Agreement or any matter affecting the Said Property.

In addition to and without derogating the Lender's rights under the Security Document, the Borrower(s) shall forthwith pay all sums received or payable on termination or rescission of the Sale and Purchase Agreement and/or the Construction Agreement to the Lender and pending such payment shall hold such sums in trust for the Lender.

THE THIRD SCHEDULE
NEGATIVE COVENANTS
(Applicable only where the Borrower(s) is a corporation/firm)

The Borrower(s) hereby covenant(s) with the Lender that it shall not during the continuance of the Facilities without the Lender's prior written consent (which consent shall not be unreasonably withheld):-

(a) grant any loans or guarantee any person except for normal trade credit or trade guarantees in the ordinary course of business;

(b) incur, assume or permit to exist any indebtedness or loans except:-

(i) those already disclosed in writing and consented by the Lender and subject to the amount outstanding at all times and at any time hereafter not exceeding the amount so disclosed at the date hereof; and

(ii) unsecured indebtedness incurred in the ordinary course of business of the Borrower(s);

(c) create or permit to subsist any encumbrance, mortgage, charge, pledge, lien, right of retention, right of set off or any other security interest over any of its present or future assets, business or undertaking except:-

(i) liens arising in the ordinary course of business or by operation of law; and

(ii) security interests existing at the date hereof provided the same has been disclosed to the Lender prior to the date hereof and subject to the amount outstanding and secured thereby at all times and at any time hereafter not exceeding the amount so disclosed at the date hereof.

(d) effect or permit any form of merger, reconstruction, consolidation, amalgamation or reduction in share capital or otherwise approve or permit any change of its ownership or control;

(e) sell, transfer, dispose or lease all or a substantial part of its assets, business or undertaking and the assets of its subsidiaries except in the ordinary course of its business, on ordinary commercial terms and on arm's length basis;

(f) declare any dividends in excess of fifty per centum (50%) of its current financial year's profit after tax provided always any such permissible declaration of dividends may only be made if debt servicing is current;

(g) repay advances (if any) made by its shareholders, directors, or related or associated companies until all monies due to the Lender have been fully repaid;

(h) enter into profit sharing or other similar arrangement whereby the Borrower(s)' income or profits are shared with any other person or company unless such arrangement is entered into in the ordinary course of business on ordinary commercial terms and on arm's length basis, or enter into any management agreement whereby its business is managed by a third party.

Save and except for the banking and other credit facilities and securities proffered by the Borrower(s) for such facilities which have been disclosed to the Lender, the Borrower(s) hereby declares that there is no other charge whether fixed or floating or other encumbrance over any of its movable and immovable properties and other assets whatsoever.

If in breach of its covenants herein the Borrower(s) creates or permits to arise or subsist any encumbrance, mortgage, charge, pledge, lien, right or retention, right of set off or any other security interest on the whole or any part of its present or future assets, all its liabilities and obligations to the Lender under the Facilities shall be automatically and immediately secured upon the same assets equally and rateably with the other obligations secured thereon and the Borrower(s) will on request by the Lender execute in favour of the Lender all such agreements and documents containing such terms and conditions as the Lender may require to evidence and confirm the security in its favour.

THE FOURTH SCHEDULE
ADDITIONAL TERMS AND CONDITIONS FOR TRADE FACILITIES AND OVERDRAFT

Letters of Credit Facility ("LC Facility")

1. The Borrower(s) may, subject to the provisions of this Agreement and the relevant Letters of Offer, request the opening of Letters of Credit ("LC") by the Lender. The commission payable by the Borrower(s) on each letter of credit opened by the Lender for the account of the Borrower(s) under the LC Facility shall be payable upon the issuance or opening of the respective letter of credit by the Lender or within such other period as the Lender may at its sole and absolute discretion deem fit and in any event, forthwith upon the Lender's demand.

2. Application for the opening of any letter of credit under the LC Facility shall be made by delivering to the Lender a duly completed and executed LC Application in respect of such letter of credit, such LC Application to be in the form, term and manner required by the Lender in accordance with its usual practice for the time being. The Lender may refuse any LC Application which in any respect is not satisfactory to the Lender.

3. As against the Borrower(s), any LC Application shall be irrevocable once delivered to the Lender.

4. No letter of credit will be opened if, following its opening, the aggregate of all the sums outstanding in respect of the LC Facility or the trade facilities of which the LC Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the LC Facility and/or the trade facilities unless the Lender shall agree to the contrary.

5. The Lender shall at all times be entitled, without further investigation or enquiry, to make a payment under a letter of credit if it has received a demand for payment thereunder in accordance therewith and need not concern itself with the propriety of any claim made thereunder and in the manner required by the terms thereof; accordingly it shall not be a defence to any claim made on the Borrower(s) hereunder which is attributable to the making of any such payment, nor shall the Borrower(s)' obligations hereunder be impaired or affected by the fact (if it be the case) that the Lender might have been justified in refusing to pay the whole or part of the amount so paid.

6. The Borrower(s) shall take no step to prevent the Lender making a payment under the letter of credit for which a demand has been made in accordance therewith.

7. Payment by the Lender of an amount under any letter of credit shall constitute an Advance by it to the Borrower(s) of the amount so paid (or, if such amount is denominated in another currency, the equivalent thereof in Ringgit Malaysia as notified by the Lender to the Borrower(s)), which Advance, the Borrower(s) shall (where Trade Financing Facility is not made available to it), be obliged to repay immediately it arises (notwithstanding that demand for repayment thereof may not have been made on the Borrower(s)), failing which the Lender shall be entitled to all rights under this Agreement upon such default, including payment of interest thereon at the applicable Default Rate (both before as well as after judgement or order).

8. If the Borrower(s) defaults in making payment of any LC or interest thereon or in the event of demand or recall of the LC Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

9. In the event that the Borrower(s) should fail to settle and repay to the Lender punctually on due date any amounts payable by the Borrower(s) to the Lender under or in connection with or arising from the LC Facility, then without prejudice and in addition to any other rights or remedies which the Lender may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintains a current or overdraft account with the Lender) with such overdue amount together with interest thereon at the applicable Default Rate (both before as well as after judgement or order) and the Borrower(s) hereby irrevocably and unconditionally consents to the Lender so doing.

10. The LC Facility shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

11. The LC Facility shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

12. The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and/or expenses which the Lender may incur or suffer as a result of its grant of the LC Facility to the Borrower(s).

13. If the Lender endorses to the Borrower(s)' order a Bills of Lading/Airway Bill/Parcel Post Receipt or similar document, the Borrower(s) agree(s) that the Lender shall have no obligation to examine any shipping documents related to the goods covered by such Bills of Lading/Airway Bill/Parcel Post Receipt in order to determine whether any discrepancies may exist between the shipping documents received and those called for by the relative letter of credit and the Borrower(s) shall indemnify and keep the Lender indemnified from and against any damages, losses, costs and/or expenses which the Lender may incur or sustain or be liable to arising from the Lender's action in doing so. The Borrower(s) shall disregard all discrepancies (if any) between the shipping documents and those called for by the relative letter of credit and shall accept all such documents as if that were all and the only documents called for by the relative letter of credit. Further the Borrower(s) shall pay to Lender in full upon demand any monies in respect thereof due to the Lender.

Trust Receipt Facility ("TR Facility")

1. The Borrower(s) may, subject to the provisions of this Agreement and the relevant Letters of Offer, utilize the TR Facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2. The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for a Trust Receipt ("TR"). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

   (a) the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the TR is for financing its trade transaction namely imports to Malaysia and/or domestic trade;

   (b) delivery to the Lender of such satisfactory documentary evidence of the trade transaction, such as the original invoice, transport documents as may be required by the Lender; and

   (c) the drawing of the TR shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3. No utilization of the TR Facility will be permitted if, following such utilization, the aggregate of all the sums outstanding in respect of the TR Facility or the trade facilities of which the TR Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the TR Facility or the trade facilities unless the Lender shall agree to the contrary.

4. In the event that the Borrower(s) should fail to settle and repay to the Lender punctually on due date any amounts payable by the Borrower(s) to the Lender under or in connection with or arising from the TR Facility, then without prejudice and in addition to any other rights or remedies which the Lender may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintains a current or overdraft account with the Lender) with such overdue amount together with interest thereon at the applicable Default Rate (both before as well as after judgement or order) and the Borrower(s) hereby irrevocably and unconditionally consents to the Lender so doing.

5. If the Borrower(s) defaults in making payment of any TR or interest thereon or in the event of demand or recall of the TR Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

6. The TR Facility shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

7. The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and/or expenses which the Lender may incur or suffer as a result of granting the TR Facility to the Borrower(s).

Shipping Guarantee Facility ("SG Facility")/
Bank Guarantee Facility ("BG Facility")

1. Subject to the terms of this Agreement and the relevant Letters of Offer, the Borrower(s) may request the issuance of shipping guarantees under the SG Facility and/or bank guarantees under the BG Facility to any party acceptable to the Lender as beneficiary or beneficiaries by delivering to the Lender a duly completed and executed Issue Request in respect of each shipping or bank guarantee to be issued, such Issue Request to be in the form, term and substance prescribed by the Lender from time to time and, as against the Borrower(s), such Issue Request shall be irrevocable once delivered to the Lender.

2. Each Issue Request shall be accompanied by such contracts or other documents relevant to the Request as the Lender may at its sole and absolute discretion request from time to time.

3. Any shipping or bank guarantee to be issued by the Lender at the Borrower(s)' request shall be in such form and substance and shall contain such terms as the Lender may at its sole and absolute discretion deem fit.

4. The Lender shall not be under any obligation (whether at law or in equity) to issue any shipping or bank guarantee and the Lender may at its sole and absolute discretion refuse to issue any shipping or bank guarantee without any obligation to give any reasons.

5. The tenor of any shipping or bank guarantee issued by the Lender pursuant to the SG Facility or the BG Facility shall be for such tenor as the Lender may at its sole and absolute discretion deem fit.

6. The Borrower(s) shall pay to the Lender commission at the rate stipulated by the Lender on each shipping or bank guarantee issued by the Lender from time to time for the account of the Borrower(s) and such payment shall be made upon the issue of the guarantee. There shall be no refund by the Lender of any commission paid by the Borrower(s) to the Lender upon any early cancellation or release or premature return of any shipping or bank guarantee. The Borrower(s) agree(s) that commission shall be payable for the duration of the guarantee period including the period from the expiry of the guarantee up to the date of return of the guarantee for cancellation or receipt by the Lender of confirmation from the beneficiary that the Lender is no longer liable under the guarantee. Where there is a claims period in the bank guarantee, commission shall be payable for the duration of the guarantee period up to the expiry of the claims period.

7. No shipping or bank guarantee shall be issued by the Lender if, following such issue, the aggregate of all the sums outstanding in respect of the SG Facility and/or the BG Facility or the trade facilities of which the SG Facility and/or the BG Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the SG Facility and/or the BG Facility or the trade facilities unless the Lender shall agree otherwise.

8. If the beneficiary or any of the beneficiaries, as the case may be under any shipping or bank guarantee shall demand any amount under any shipping or bank guarantee issued hereunder or in the event that the Lender is required to make or has made payment under any shipping or bank guarantee issued under the SG Facility or the BG Facility, the Lender may at any time demand payment from the Borrower(s) hereunder and the Lender shall forthwith be paid by the Borrower(s) in full for the amount so demanded together with interest thereon at the applicable Default Rate (both before as well as after judgement or order).

9. The Lender shall as soon as practicable endeavour to notify the Borrower(s) of any notice or demand for payment served on it by the beneficiary or any of the beneficiaries, as the case may be, under any shipping or bank guarantee hereunder PROVIDED ALWAYS that any failure or delay on the part of the Lender to give such notice to the Borrower(s) in accordance with the provisions hereof shall not exempt the Borrower(s) from its obligations to indemnify and reimburse the Lender or to pay interest thereon.

10. The Borrower(s) shall on demand by the Lender as aforesaid reimburse the Lender any amount paid by the Lender to the beneficiary or any of the beneficiaries, as the case may be, under or pursuant to any shipping or bank guarantee issued hereunder and hereby undertakes to indemnify and hold harmless the Lender against all costs, losses, damages, fees and expenses which the Lender may incur or sustain by reason or in any way arising in connection with any shipping or bank guarantee issued hereunder. Notwithstanding the aforesaid and for purpose of clarification it is hereby expressly agreed and declared that nothing herein contained shall be construed so as to render it obligatory upon the Lender to first make payment under any shipping or bank guarantee issued hereunder, and thereafter seek reimbursement from the Borrower(s), and it is hereby further agreed and declared that the Borrower(s)' obligations herein and under the SG Facility and the BG Facility, is to forthwith pay to the Lender the amount demanded by the Lender immediately upon the Lender's demand irrespective of whether or not the Lender has made or has yet to make payment under any shipping or bank guarantee issued under or pursuant to the SG Facility or the BG Facility.

11. The Borrower(s) agree(s) that it shall remain liable to the Lender on any shipping or bank guarantee issued hereunder until the Lender is released from liability by the beneficiaries, as the case may be, named in such shipping or bank guarantee or, in the event of any shipping or bank guarantee issued hereunder being enforced until the Borrower(s) had paid in full all amounts due hereunder, whichever is the later.

12. The Borrower(s) acknowledge(s) and agree(s) that the Lender's obligation under any shipping or bank guarantee issued hereunder is absolute and unconditional and requires payment to the beneficiary or beneficiaries, as the case may be, named in such shipping or bank guarantee upon first written demand thereof by the beneficiary or beneficiaries, as the case may be, named in such shipping or bank guarantee notwithstanding any objection on the part of the Borrower(s). The Lender shall at all times be entitled to make any payment under the shipping or bank guarantee upon demand by the beneficiary or beneficiaries, as the case may be, named in such shipping or bank guarantee without further investigation or enquiry and need not concern itself with the propriety of any claim made under or in the manner required under the shipping or bank guarantee. The Borrower(s) hereby acknowledge(s) and confirm(s) that it shall not be entitled whether at law or in equity to stop or to demand the Lender to withhold any payment which is to be made by the Lender under or pursuant to the shipping or bank guarantee issued hereunder. Accordingly, the Lender shall be entitled to be reimbursed and indemnified and it shall not be a defence to any demand made on the Borrower(s) that the Borrower(s) or the Lender was or might have been justified in refusing payment in whole or in part of the amounts so claimed by the beneficiary or beneficiaries, as the case may be, named in such guarantee.

13. In the event that the Lender shall be required to make any payment under or pursuant to or arising from any shipping or bank guarantee issued by the Lender pursuant to the SG Facility or the BG Facility or in the event of recalling of the SG and/or BG Facility, the Borrower(s) shall pay interest to the Lender at the applicable Default Rate (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated) on all monies paid by the Lender commencing from the date such monies are first paid out by the Lender up to the date of the Lender's actual receipt of the full amount thereof from the Borrower(s).

14. The Lender may at its sole and absolute discretion and without any obligation whether at law or in equity to do so convert the overdue amount or any part thereof into Ringgit Malaysia at the Lender's prevailing rate of exchange on the date of conversion (the Lender having the absolute discretion to determine the date of conversion) and debit the Borrower(s)' current or overdraft account for the same and any other sums together with interest thereon at the Default Rate which is due and payable by the Borrower and the Borrower hereby irrevocably and unconditionally consents to the Lender so doing.

15. Subject to the terms and conditions of this Agreement and the relevant Letters of Offer and subject to the limits or sub-limits imposed by the Lender in respect of the BG Facility or SG Facility not being exceeded and provided that there are no breaches of any of the terms contained herein and no Event of Default having occurred, any shipping or bank guarantee may at the Lender's sole and absolute discretion and at the request of the Borrower(s) communicated and delivered to the Lender not later than prescribed period as determined by the Lender prior to the expiry of such guarantee be renewed and have its expiry date extended for such further duration and upon such terms and conditions as the Lender may at its sole and absolute discretion deem fit including the payment of commission for such renewal at the rate stipulated by the Lender.

16. Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintain(s) a current or overdraft account with the Lender) with any unpaid amount together with commission, interest or bank charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing.

17. The SG Facility and/ the BG Facility shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

18. The SG Facility and the BG Facility shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

19. The Borrower(s) shall indemnify the Lender and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of its grant of the SG facility and/or the BG Facility to the Borrower(s), including without limitation from fluctuations in the rates of exchange of the relevant currencies for the SG and/or BG.

Foreign Exchange Contract Facility ("FEC Facility")

1. Definition

The "Forward Exchange Contract ("FEC")" under this Letter shall be defined as a contract for the purchase and sale of foreign currency for delivery after two (2) business days but not exceeding the tenure period indicated in this Letter, including outright forwards contracts, swaps, futures, options, financial derivatives and any other arrangement to obtain a foreign currency, whether settlement is to be made in full or on a net basis.

For purposes of FEC Facility, the Borrower(s) shall also be referred to as the "Customer".

ISDA Master Agreement(s) may need to be signed by the Customer with the Lender for Transactions the tenure periods of which shall as determined by the Lender from time to time.

2. Compliance with Bank Negara Malaysia's Notices on Foreign Exchange Administration Rules ("Notices")

2.1 The Customer shall comply with requirements stipulated in the Notices issued by Bank Negara Malaysia ("BNM") from time to time, particularly Notices pertaining to extension of any Transaction, and shall bear the consequence(s) arising thereof if there is a contravention.

2.2 Prior to entering into a Transaction and unless the Lender agrees otherwise, the Customer shall be required to furnish the Lender, with evidence of its compliance with the Notices requirements and such documents shall include, but not limited to, supporting trade documents or such documents as shall be necessary to evidence a firm underlying commitment to transact in foreign currency funds, for any Transaction that has been established, failing which, the Lender reserves the right to cancel the Transaction.

If the Customer is exempted from the requirements specified in the Notices, the Customer shall provide the Lender, proof of such exemption from BNM, prior to entering into any Transaction.

3. Availability

3.1 The availability of the FEC shall be subject to the prevailing foreign exchange market rates and the availability of the currency requested by the Customer, and shall be governed by the laws of Malaysia including but not limited to legislation on exchange control. The FEC is further subject to the Lender's discretion to review the FEC (including but not limited to the limit established by the Lender on the FEC) at any time and from time to time. The Lender reserves the right to terminate or withdraw any Transaction or the FEC at any time and from time to time, irrespective of whether or not the Customer has breached any of the terms and conditions stipulated in this Letter or the Confirmation Advice, without any obligation (be it at law or in equity) to assign any reason for such termination or withdrawal.

3.2 In the event of the withdrawal or termination of any Transaction or FEC pursuant to the provisions contained in Clause 3.1 above or pursuant to any breach of the terms in this Letter or the Confirmation Advice, the Lender reserves the right to cancel any outstanding Transaction and notice of such cancellation shall be served on the Customer as soon as practicable

3.3 Prior to entering into a Transaction and unless the Lender should agree otherwise, the Customer must satisfy the Lender that the Customer is due to pay or receive foreign currency to or from a third party under a firm commercial contractual commitment.

4. Tenure

The tenure of each Transaction to be entered into between the Lender and the Customer is subject to the limitation stipulated in the rules and regulations governing the FEC imposed or to be imposed by the Lender, BNM and/or other relevant regulatory bodies from time to time, including but not limited to the Notices.

5. Suitability

The Customer confirmed that having regard to the fluctuation in the exchange rates and having given due consideration to its own objectives, financial situations, needs and risks, it has formed the opinion that dealing in the FEC is suitable for the Customer and in its best interests. The Customer acknowledges that the Transaction has been or will be entered into in reliance only upon its own judgment. The Lender does not hold itself or any of its dealers or other employees as advising the Customer as to whether it should enter into any Transaction or as to any subsequent action and the Lender shall have no responsibility or liability whatsoever to the Customer in respect of any advice or views expressed by it or any of its dealers or employees, whether or not such advices or views were given at the request of the Customer or the Authorised Persons (as defined in Clause 6 below).

6. Authorised Persons

6.1 The Customer shall submit to the Lender a list of persons authorised by the Customer via a resolution of its Board of Directors to deal in FEC ("Authorised Persons"). Changes to the Authorised Persons shall be notified to the Lender and shall only be effective on the Lender upon receipt by the branch where the Currency Account is maintained (the "**Branch**") of the notice of such change together with any other document that the Lender may require to evidence such change.

6.2 (a) Without prejudice to the generality of the foregoing, the Lender shall be entitled to rely and act on any notice or instructions based on the signatures, which appear to the Lender, by reference to the names and signatures of such persons filed with the Lender, to be the signatures of :-

(i) any of Authorised Persons; or

(ii) any of the person authorised by the Customer to issue any notice (including the notice on changes of the Authorised Persons) or any instructions whatsoever,

without enquiry on the part of the Lender as to the identity of the person(s) giving or purporting to give such notice or instructions or as to the authenticity of such instructions or notice. The Lender is entitled to treat all such instructions or notices given as binding upon the Customer and the Lender shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication.

(b) The Customer agrees that the Lender shall be in no way responsible for any misuse of unauthorized use of message or instructions given to the Lender by telephone, facsimile, mail or dispatch or by any other means of communication and that the Lender shall be under no duty to inquire into the authenticity of the messages or instructions sent or communicated by any means or the identity of the caller.

7. Entering into a Transaction

7.1 All Transactions between the Lender and the Authorised Persons shall be conducted by telephone or such other mode as may be stipulated by the Lender. Once the terms of the Transaction (namely the forward exchange rate, the amount of the foreign currency and the tenure of the Transaction) have been agreed between the Lender and the Authorised Person, a contract shall be deemed concluded at that time and the contract shall be irrevocable and binding on the Customer and the Lender. The Customer shall perform all its obligation under the Transaction, failing which, the Customer shall be liable to the Lender and shall indemnify the Lender for all costs (including legal costs on a full indemnity basis), expenses losses and damages suffered by the Lender as a result of such failure by the Customer to honour the Transaction or any part of the Transaction.

7.2 (a) A Confirmation Advice on the Transaction will be faxed to the Customer. Any discrepancies noted in the Confirmation Advice must be conveyed by the Customer to the Branch immediately but in any event no later than 3.00 p.m. on the Business Day immediately following the date of the faxed Confirmation Advice, failing which, the Confirmation Advice will be deemed correct and conclusive against the Customer.

(b) The original of the Confirmation Advice will be posted to the Customer for acknowledgement and records. The acknowledgement copy of the Confirmation Advice shall be returned to the Branch within fourteen (14) days from the date of the Confirmation Advice.

(c) Notwithstanding anything contained herein this clause, the Lender's rights and remedies under the Transactions shall not be affected or prejudiced in any manner whatsoever by any omission or failure or delay by the Lender or the Customer to follow the procedures stated above.

7.3 (a) Where the Customer requires an extension of a Transaction or any part thereof, the Customer shall inform the Lender in writing not later than 11.00 a.m. on the date the Transaction matures (**"Maturity Date"**) stating its reasons for requiring an extension.

(b) The Lender reserves the absolute right to grant or reject the Customer's request for an extension without assigning any reason for the same and without being liable to the Customer for any expenses, loss and damages incurred or suffered by the Customer which may result from such refusal. If the Lender grants the Customer's request for an extension of a Transaction or any part of the Transaction, a new Transaction shall be deemed to have been entered into between the Lender and the Customer at that time and all terms and conditions applicable to FEC shall mutatis mutandis apply to the new Transaction.

(c) The new Transaction shall be extended at the Prevailing Market Rate. "**Prevailing Market Rate**" is the prevailing buy or sell spot rate for the sale or purchase contract of foreign currencies quoted by the Lender on that day. If a Transaction is extended or rolled over on its Maturity Date at the existing foreign currency rate in the Transaction ("**Historical Rate**"), the resulting funding cost shall be indemnified to the Lender by the Customer. Such funding cost shall be incorporated into the rate for the new Transaction and is computed in accordance with the following formula:

$$\text{Funding Cost (swap points)} = \frac{(C - H) \times R \times T}{365}$$

whereby:-

C means the Prevailing Market Rate
H means the Historical Rate
R means the prevailing funding rate which is quoted by the Lender at its sole and absolute discretion in funding the extension
T means the number of days the Transaction is extended.

(d) If on extension or rollover of a maturing Transaction at the Prevailing Market Rate, the Customer makes a gain, the Prevailing Market Rate for the new Transaction may at the Customer's discretion be adjusted downwards to take into account the gains or paid into the Currency Account provided there are no outstanding sums owing by the Customer on any other Transaction or under any facilities with the Lender. Where the Customer incurs a loss, the loss will be debited to the Current Account or the Customer's other account(s).

7.4 (a) If the Customer fails to take up or honour the Transaction or does not request for an extension of the Transaction, the Lender reserves the right to close out the Transaction at the Prevailing Market Rate on the Maturity Date or on any other date as the Lender may determine at its absolute discretion by notice to the Customer and debit the resulting loss or credit the resulting gains, as the case may be, and any other costs and expenses incurred, into the Current Account, without further notice to the Customer.

(b) The Lender is under no obligation to call or send reminders to the Customer prior to the maturity of any Transaction.

8. Outstanding Position

The Lender shall be entitled to monitor the exposure of the Customer by (i) marking to market all the Outstanding Position of the Customer's Transactions on a daily basis or from time to time as the Lender may determine at its absolute discretion; and (ii) marking to market all Transactions from time to time, to monitor the potential losses or gains of the Customer. "Outstanding Position" is defined as the total mark to market exposure of all outstanding Transactions of the Customer with the Lender.

9. Liability For Loss

The Lender shall not be held liable or responsible for any loss or damages (including without limitation to loss of income, profits, direct or indirect, consequential or special damages), expenses or liabilities howsoever incurred or sustained by the Customer arising out of or in connection with:-

9.1 the terms and conditions in this Letter, the Confirmation Advice or other agreement or communication, including any refusal, failure or inability of the Lender to enter into any Transaction and/or failure or omission to notify the Customer of such refusal;

9.2 any reliance by the Lender on any communication or document believed to be genuine and correct and to have been communicated by any person by whom it is purported to be communicated or signed.

10. Cancellation

10.1 Where the Customer wish to cancel any payment instruction under the FEC or under any Transaction ("PIF"), the Customer shall submit a written instruction duly signed by an Authorised Person with reasons stipulated therein for the cancellation of the said PIF(s). Such cancellation shall not be permitted where the Lender has initiated action in performance of the PIF(s) unless with the prior written consent to the Lender.

10.2 The Lender reserves the right to cancel any Transaction or the FEC which in the opinion of the Lender contravenes the provisions of the ECM Notices.

10.3 Any losses arising from the cancellation pursuant to Clauses 3.2, 10.1 or 10.2 above shall be borne by the Customer.

11. Settlement

11.1 The Lender has the discretion to establish a limit (**"Settlement Limit"**) against the Customer where the Lender is only obliged to remit funds to the Customer to the maximum amount of the Settlement Limit on any one (1) business day, provided there is evidence of inward remittance(s) that is satisfactory to the Lender for the corresponding amount.

11.2 A complete settlement instruction in writing and duly signed by an Authorised Person must be given to the Lender before the relevant cut-off time (as shall be notified by the Lender to the Customer). Notwithstanding Clause 11.1 above, where the Lender deems appropriate, the remittance of funds by the Lender to the Customer is subject to prior receipt of cash settlement from the Customer under the Transaction at such time as shall be notified by the Lender, failing which, the Lender shall not be obliged to effect any remittance in accordance with the settlement instructions.

11.3 If settlement instructions reach the Lender after the stipulated cut-off time, the Lender shall only remit the funds on a best effort basis. The Lender shall not be liable to the Customer in any way and the Customer shall keep the Lender fully indemnified against all losses, costs, expenses or interest charges (if any) arising out of or in connection with the same.

11.4 If settlement instruction/inward remittance for the full corresponding amount is not received by the Lender for any reason whatsoever and the Lender had already made the outward remittance at the request of the Customer, without prejudice to the Lender's rights, including but not limited to set-off from any available funds in the name of the Customer, the Customer will make full restitution to the Lender on demand for the total outward remittance amount plus all costs, expenses incurred and interest charges at the rate(s) as stipulated in Clause 13 of the FEC Terms and Conditions.

11.5 If on any date, amounts in the same currency are payable between the Lender and the Customer, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged. If the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, the parties obligation to make payment will be replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay the other party, the excess of the larger aggregate amount over the smaller aggregate amount.

12. Customer's Default

If any of the following event occur:-

(a) The Customer does not take up or honour any Transaction or any part thereof on the relevant Maturity Date (unless the same has been extended by the Lender); or

(b) The Customer fails to pay any losses or fails to pay any monies under any Transaction (whether principal or interest or other monies) which is due and owing to the Lender (whether or not a demand has been made); or

(c) Any event of default referred in this Letter shall occur,

then the Lender shall be entitled to exercise any or all of its remedies available to it under this Letter and/or these FEC Terms and Conditions and in law, without further notice to the Customer, including but not limited to :

(i) Setting off any credit balances in any other accounts or combine, consolidate or merge all or any accounts held by the Customer or any other security party(ies) (if any) with the Lender with any liabilities of the Customer with the Lender (whether such liabilities are present future actual contingent primary collateral secured or unsecured, several or joint) under any account, agreement, contract or otherwise with the Lender and set-off and transfer such sums standing to the credit of any such accounts towards or in satisfaction of any of the liabilities or indebtedness of the Customer to the Lender; and/or

(ii) Requiring any securities which are acceptable to the Lender upon such terms and conditions as may be imposed by the Lender in its absolute discretion as collateral to the Transactions; and/or

(iii) Earmarking the potential foreign exchange losses against any other banking or credit facilities of the Customer with the Lender; and/or

(iv) Suspending or terminating any further dealings in FEC and/or any Transaction, immediately and for such period as the Lender may deem fit at its absolute discretion; and/or

(v) Any other rights or remedies available to the Lender under any other agreement contract or arrangement between the Lender and the Customer.

13. Interest

(a) Where the resulting losses are debited to the Current Account and the Current Account does not have sufficient funds to settle such losses, the Customer shall pay the Lender, interest on such outstanding losses from the date such amounts are debited to the Current Account until the date of full payment and settlement, at the rate of two point five per centum (2.5%) per annum or such other rate as may be stipulated by the Lender at its absolute discretion, above the Lender's Base Lending Rate (both before as well as after demand judgment or order), as agreed liquidated damages.

(b) In addition to and without prejudice to any other rights and remedies of the Lender conferred in this Letter and these FEC Terms and Conditions or any other agreement between the Lender and the Customer, in the event of a demand by the Lender for payment of all monies (whether principal or interest, including capitalized interest) owing by the Customer to the Lender under a Transaction or all Transactions, the Customer shall pay interest on any overdue amount or any other sums payable to the Lender, in the currency in which such amount is denominated, from the time of demand or recall, up to the time of actual payment at the rate of one per centum (1%) per annum or such other rate as may be stipulated by the Lender at its absolute discretion, above the Lender's then prevailing prescribed rate for overdraft facility, as agreed liquidated damages, calculated from the date of such demand or recall, as the case may be, until the date of full payment (both before as well as after demand, judgment or order).

14. Indemnity

The Customer shall indemnify and keep the Lender indemnified against any losses, expenses, claims and damages (including but not limited to legal fees and expenses on a solicitor and own client basis) which the Lender may sustain or incur:-

(a) from the fluctuation in the rates of exchange of the relevant currencies on the extension or cancellations of any Transactions;

(b) in relying and acting upon the instructions of or on behalf of the Customer for any Transactions;

(c) from the failure or omission of the Customer to take up or honour any Transactions or part thereof, on the relevant Maturity Date;

(d) for breach or non-compliance or failure to perform any of the terms of this Letter or these FEC Terms and Conditions or any agreement, contract, arrangement or otherwise between the Lender and the Customer or of any of the rules, regulations and guidelines by the relevant authorities governing the FEC.

15. Recording of Conversation

The Customer acknowledges and agrees to the use of voice recording devices by the Lender of all telephone conversation between the Lender and the Customer without any automatic tone warning device in order to permit the Lender to verify orders and data concerning any matters relating to the Transactions.

Bankers Acceptance Facility ("BA Facility")

1. The Borrower(s) may subject to the provisions of this Agreement and the relevant Letters of Offer, utilise the BA Facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2. The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for the Lender's acceptance and/or discounting of Bankers Acceptance ("BA"). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

   (a) the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the BA is for financing its trade transaction namely imports to and exports from Malaysia and domestic trade;

   (b) delivery to the Lender of such satisfactory documentary evidence of the trade transaction, such as the original invoice, transport documents as may be required by the Lender. In the case of financing of exports from Malaysia and/or sales within Malaysia, the original export bills or inland bills shall be delivered to the Lender for collection through the Lender and the proceeds of the said export bills and/or inland bills shall be subject to the Lender's control until the Borrower(s)' obligation is fully discharged on maturity of the BA and the Lender has been paid in full. The Lender may use the said proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the BA or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s); and

   (c) the drawing and acceptance and/or discount of the BA shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3. Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to on maturity of the BA, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintain(s) a current or overdraft account with the Lender) with the face value of the BA at maturity and with any unpaid commission, interest or bank charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing.

4. No BA shall be issued by the Lender if, following such issue, the aggregate of all the sums outstanding in respect of the BA Facility or the trade facilities of which the BA Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the BA Facility or the trade facilities unless the Lender shall agree otherwise.

5. The Lender may re-discount any BA drawn by the Borrower(s) and discounted by the Lender and any monies received by the Lender as a result of the re-discounting shall not be regarded as payment towards the Borrower(s)' liability to the Lender.

6. If the Borrower(s) defaults in making payment of any BA or interest thereon or in the event of demand or recall of the BA Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

7. The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, costs and/or expenses which the Lender may incur as a result of its accepting and/or discounting the BA drawn by the Borrower(s).

Foreign/Domestic Bills of Exchange Purchased (Authority to Purchase)/Foreign/Domestic Bills of Exchange Purchased Facilities ("BEP(AP)/BEP Facility")

1. Subject to the terms of this Agreement and the relevant Letters of Offer, the Borrower(s) may present foreign/domestic bills to the Lender for purchase or in the case of BEP(AP) Facility, the Borrower(s) may present bills drawn under an inward letter of credit to the Lender for purchase and the Lender may at its sole and absolute discretion purchase such bills offered by the Borrower(s) under the BEP/BEP(AP) Facility.

2. The BEP/BEP(AP) Facility shall be subject to such other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

3. The Borrower(s) acknowledge(s) and accept(s) that notwithstanding any other provision to the contrary, the Lender reserves the right not to accept any bill drawn or issued by the Borrower(s) for payment under the BEP/BEP(AP) Facility at the Lender's sole and absolute discretion.

4. The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time :-
   (a) the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the BEP/BEP(AP) is for financing its trade transactions namely exports/local sales from Malaysia;
   (b) delivery to the Lender of such satisfactory documentary evidence of the trade transaction, such as the original invoice, transport documents as may be required by the Lender or letter of credit in the case of BEP(AP); and
   (c) the drawing of the BEP/BEP(AP) shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

5. Subject to the Lender's right of variation, the rate of commission charged by the Lender on each bill purchased by the Lender under the BEP/BEP(AP) Facility shall be at such rate as may be determined by the Lender from time to time at its sole and absolute discretion.

6. Upon the Lender purchasing any bills presented by the Borrower(s) to the Lender, the Lender shall credit the Borrower(s)' overdraft or current account maintained with the Lender with the face value of the bill purchased by the Lender less the commission charged by the Lender for purchasing such bill and all other bank charges and costs payable by the Borrower(s).

7. The Lender may use the export/inland bills proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the BEP/BEP(AP) or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s)

8. Without prejudice and in addition to any rights or remedies which the Lender may be entitled under this Agreement, the Lender may, at its sole and absolute discretion debit the Borrower(s)' overdraft or current account maintained with the Lender with the face value of the purchased by the Lender under the BEP/BEP(AP) Facility which has been returned to the Lender unpaid and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing and such amounts debited shall become immediately due and payable and failing payment, interest at the applicable Default Rate shall be charged from the due date until the date the Lender receives full payment.

9. If the Borrower(s) defaults in making payment of any BEP/BEP(AP) or interest thereon or in the event of demand or recall of the BEP/BEP(AP) Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

10. In the event that the Borrower(s) should fail to settle and repay to the Lender punctually on due date any amounts payable by the Borrower(s) to the Lender under or in connection with or arising from the BEP/BEP(AP) Facility, then without prejudice and in addition to any other rights or remedies which the Lender may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, convert the overdue amount or any part thereof into Ringgit Malaysia at the Lender's prevailing rate of exchange on the date of conversion (the Lender having the absolute discretion to determine the date of conversion) and debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintains a current or overdraft account with the Lender) with such overdue amount together with interest thereon at the applicable Default Rate (both before as well as after judgement or order) and the Borrower(s) hereby irrevocably and unconditionally consents to the Lender so doing.

11. The Lender may not honour any bill drawn or issued by the Borrower(s) on the Lender for payment under the BEP/BEP(AP) Facility if that following such purchase the aggregate of all the sums outstanding in respect of the BEP/BEP(AP) Facility or the trade facilities of which the BEP/BEP(AP) Facility forms part thereof, as the case may be, would exceed the aggregate limit imposed by the Lender or any sub-limits specifically imposed by the Lender for the BEP/BEP(AP) Facility or the trade facilities, unless the Lender shall agree otherwise.

12. The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of granting the BEP/BEP(AP) Facility to the Borrower(s), including without limitation from fluctuations in the rates of exchange of the relevant currencies for the BEP/BEP(AP).

Overdraft Facility

1. Subject to the terms of this Agreement and the relevant Letters of Offer, the Borrower(s) may overdraw its current account maintained with the Lender under the Overdraft facility (hereinafter called the "OD Facility").

2. The Borrower(s) shall not utilise the OD Facility and the Lender may refuse to honour and pay on any cheque drawn by the Borrower(s) if upon such utilisation, the aggregate of all the sums outstanding in respect of the OD Facility or the trade facilities of which the OD Facility forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the OD Facility or the trade facilities unless the Lender shall agree otherwise.

3. In addition to and not in derogation of any other rights of the Lender, the Lender hereby reserves the right to terminate the OD Facility and to close the Borrower(s)' current account in accordance with Bank Negara Malaysia's Guidelines on Dishonoured Cheques Information System ("DCHEQS"), whereupon the Borrower(s) shall immediately upon the Lender's request, return to the Lender all unused cheques and so long as such current account remain designated as a "Special Account", no cheque book will be issued and all withdrawals from such account by the Borrower(s) can only be made by way of cash withdrawals, cashier's order, bank draft or transfer.

4. Interest on the OD Facility shall be due and payable immediately upon the demand by the Lender and until demanded as aforesaid, shall be paid monthly by the Borrower(s).

5. Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account with the Lender with any interest and any other charges or costs payable or agreed to be payable by the Borrower(s) in connection with or arising from the OD Facility and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing.

6. The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of its grant of the OD Facility to the Borrower(s).

7. The OD Facility shall be subject to such other terms and conditions set out in this Agreement and the relevant Letters of Offer including any other terms and regulations as may be prescribed from time to time by the Lender at its sole and absolute discretion and the Borrower(s) hereby irrevocably and unconditionally agree(s) to accept, abide and be bound by such terms and regulations.

8. Where the OD Facility is for a specific purpose or specific period, the Borrower(s) hereby acknowledge(s) and confirm(s) that the Borrower(s) is/are fully aware that the OD Facility may be recalled at any time and that the Borrower(s) should at all material times take prudent measures to assess the impact of such recall on the Borrower(s)' business and/or specific purpose, and will take all necessary precautions to safeguard the Borrower(s)' own liquidity requirements and ability to proceed with its business and specific purpose as well as obligations under the OD Facility.

Export Credit Refinancing Facility (Pre-Shipment / Post Shipment) ("ECR Facility")

1. The Borrower(s) may subject to the provisions of this Agreement and the relevant Letters of Offer, utilise the ECR Facility (Pre-Shipment/Post Shipment) in such manner and upon such conditions as the Lender may from time to time prescribe.

2. The pre/post shipment Export Credit Refinancing ("ECR") funding rate shall be at the rate determined by EXIM Bank, Malaysia from time to time and the Lender shall add on a margin at such rate as may be determined by the Lender.

3 The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for an ECR. The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

(a) Pre-Shipment ECR Facility

The period of financing shall commence from the date of drawdown of the ECR Facility (Pre-Shipment) (subject to the lodgement of a pre-shipment bill with the Lender) up to the maturity date of the pre-shipment bill. In the event on the maturity date, payments are not made towards settlement of the pre-shipment bill the Borrower(s) shall pay interest thereon at the applicable Default Rate for the period commencing from the maturity date until the Lender receives full payment (both before as well as after judgement or order).

(b) Post Shipment ECR Facility

The period of financing shall commence from the time the Borrower(s) presents to the Lender the export documents for financing up to the maturity date of the post shipment bill or upon receipt of the export proceeds, whichever is earlier. In the event on the maturity date, the Lender does not receive the export proceeds or is unable to make payment for whatever reasons, the Borrower(s) shall pay interest thereon at the applicable Default Rate for the period commencing from the maturity date until the Lender receives full payment (both before as well as after judgement or order).

(c) the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the ECR is for financing of its underlying export trade transaction ;

(d) delivery to the Lender of such satisfactory documentary evidence of the trade transaction, such as the original invoice, transport documents as may be required by the Lender In the case of financing of exports from Malaysia, the original export bills shall be delivered to the Lender for collection through the Lender and the proceeds of the said export bills shall be subject to the Lender's control until the Borrower(s)' obligation is fully discharged on maturity of the ECR and the Lender has been paid in full. The Lender may use the export bills proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the ECR or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s);

(e) the goods related to the underlying transaction are genuine exports;

(f) ensure that the export proceeds will be specifically channeled to the Lender for liquidation of out-standing ECR loans; and

(g) comply with all requirements and terms and conditions as specified in the "Guidelines on ECR facilities" by EXIM Bank and all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

4. The Borrower(s) shall not utilise the ECR Facility (Pre-Shipment/Post Shipment) if upon such utilisation, the aggregate of all the sums outstanding in respect of the ECR Facility (Pre-Shipment/Post shipment) or the trade facilities of which the ECR Facility (Pre-Shipment/Post Shipment) forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the ECR Facility (Pre-Shipment/Post Shipment) or the trade facilities unless the Lender shall agree otherwise.

5. Without prejudice and in addition to any rights or remedies which the Lender may be entitled under this Agreement, the Lender may, at its sole and absolute discretion debit the Borrower(s)' overdraft or current account maintained with the Lender with the face value of the ECR at maturity and with any unpaid commission, interest or bank charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing and such amounts debited shall become immediately due and payable and failing payment, interest at the applicable Default Rate shall be charged from the due date until the date the Lender receives full payment.

6. If the Borrower(s) defaults in making payment of any ECR or interest thereon or in the event of demand or recall of the ECR Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

7. The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of granting the ECR Facility (Pre-Shipment/Post Shipment) to the Borrower(s).

Onshore Foreign Currency Loan Facility ("OFCL Facility")

1. The Borrower(s) may subject to the provisions hereunder and the relevant Letter(s) of Offer, utilise the OFCL Facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2. The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for an onshore foreign currency loan ("OFCL"). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

   (a) the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the OFCL is for financing its trade transactions namely imports/exports/local purchases (for export purpose only) to/from/within Malaysia;

   (a) delivery to the Lender of such satisfactory documentary evidence of the trade transaction, such as the original invoice, transport documents as may be required by the Lender. In the case of financing of exports from Malaysia, the original export bills shall be delivered to the Lender for collection through the Lender and the proceeds of the said export bills shall be subject to the Lender's control until the Borrower(s)' obligation is fully discharged on maturity of the OFCL and the Lender has been paid in full. The Lender may use the export bills proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the OFCL or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s); and

   (c) the drawing of the OFCL shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3. In case of Imports/Local Purchases (for export purposes only) financing, payment will be made directly to the foreign supplier or to the foreign supplier's financier, unless the Lender agrees otherwise subject to such conditions as it may at its discretion impose.

4. No drawings under the OFCL Facility shall be permitted if, following such drawing, the aggregate of all sums outstanding in respect of the OFCL Facility, or the trade facilities of which the OFCL Facility forms a part thereof, would exceed the limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the OFCL Facility, or the trade facilities, unless the Lender shall agree otherwise.

5. Where the Borrower(s) requires the financing to be in foreign currency, the following shall apply:

   (a) **Definitions:** "*Payment/Proceeds currency*" shall be the currency in which the Lender is to make payment to the Borrower(s)' Seller/the Borrower is expected to receive from the Borrower(s)' Buyer; "*Financing currency*" shall be the currency in which the Borrower(s) has elected to obtain financing from the Lender.

   (b) Where the Borrower(s) has elected the OFCL financing in a currency other than the currency stated in the Invoice financed, the Lender shall be entitled to:

(i) Convert the payment/proceeds currency into the financing currency at the date of payment to the Borrower(s)' Seller/financing date; and

(ii) Upon maturity, to debit the Borrower(s)' foreign currency account(s) or any account standing in credit in the Borrower(s)' name or debit an account created to reflect OFCL outstanding, to the value of the sum financed in the financing currency and at the Lender's prevailing rate of exchange.

6. Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to on maturity of the OFCL, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintain(s) a current or overdraft account with the Lender) or foreign currency account(s) (if any) or any account that reflects the OFCL outstandings with the face value of the OFCL at maturity and with any unpaid commission, interest or bank charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing.

7. If the Borrower(s) defaults in making payment of any OFCL or interest thereon or in the event of demand or recall of the OFCL Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

8. The OFCL shall be payable in full on the relevant Maturity Date. Prepayment or partial payment of OFCL prior to Maturity Date is subject to the approval of the Lender at its sole discretion. In the event of prepayment or partial payment by Borrower, the Borrower(s) shall compensate the Lender for Break Funding Loss, if any.

9. Break Funding Loss shall include the amount of interest that otherwise would have accrued at the Prescribed Rate less the amount of interest that the Lender would earn from reinvestment in the money market. The Lender's calculation shall be deemed prima facie evidence of such compensation.

10. Without prejudice to and in addition to any other rights or remedies which the Lender may be entitled to, if the Borrower(s) fails to pay the Lender any OFCL on the relevant Maturity Date or if the monies received by the Lender are not sufficient to fully settle the OFCL, the Lender may at its sole and absolute discretion and without any obligation whether at law or in equity to do so convert the overdue amount or any part thereof into Ringgit Malaysia at the Lender's prevailing rate of exchange on the date of conversion (the Lender having the absolute discretion to determine the date of conversion) and debit the Borrower(s)' current or overdraft account for the same and any other sums together with interest thereon at the Default Rate which is due and payable by the Borrower and the Borrower hereby irrevocably and unconditionally consents to the Lender so doing.

11. The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, expenses, claims and damages (including but not limited to legal fees and expenses on a solicitor and own client basis) which the Lender may sustain or incur as a result of granting the OFCL Facility to the Borrower(s), including without limitation from fluctuations in the rates of exchange of the relevant currencies for the OFCL.

Invoice Financing Facility ("IVF Facility")

1. The Borrower(s) may, subject to the provisions of this Agreement and the relevant Letter(s) of Offer, utilise the IVF Facility in such manner and subject to such conditions as the Lender may from time to time prescribe.

2. The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for an Invoice Financing ("IVF"). The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

   (a) the Borrower(s) has/have not and will not obtain another source of financing for the trade transaction concerned and the IVF is for financing its trade transaction namely imports to and exports from Malaysia, domestic trade and /or for domestic purchases of services and/or operational expenses;

   (b) delivery to the Lender of such satisfactory documentary evidence of the trade transaction, such as the original invoice, transport documents as may be required by the Lender. In the case of financing of exports from Malaysia and/or sales within Malaysia, the original export bills or inland bills shall be delivered to the Lender for collection through the Lender and the proceeds of the said export bills and/or inland bills shall be subject to the Lender's control until the Borrower(s)' obligation is fully discharged on maturity of the IVF and the Lender has been paid in full. The Lender may use the said proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the IVF or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s); and

   (c) the drawing of the IVF shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3. If the Borrower(s) defaults in making payment of any IVF or interest thereon or in the event of demand or recall of the IVF Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

4. Without prejudice and in addition to any other rights or remedies which the Lender may be entitled to on maturity of the IVF, the Lender may, at its sole and absolute discretion and without any obligation whether at law or in equity so to do, debit the Borrower(s)' current account or overdraft account with the Lender (if the Borrower(s) maintain(s) a current or overdraft account with the Lender) with the value of the IVF at maturity and with any unpaid commission, interest or Lender charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing. Interest will be charged at the applicable Default Rate on the amount outstanding under the IVF, if the IVF is not discharged on the maturity date or if the monies received by the Lender are not sufficient to discharge the IVF on maturity, for the period commencing from the maturity date until the date the Lender receives full payment.

5. No IVF shall be issued by the Lender if, following such issue, the aggregate of all the sums outstanding in respect of the IVF Facility or the trade facilities of which the IVF Facility forms a part would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the IVF Facility or the trade facilities unless the Lender shall agree otherwise.

6. The Borrower(s) shall indemnify and keep the Lender indemnified against any losses, costs and/or expenses which the Lender may incur as a result of its granting of the IVF Facility to the Borrower(s).

Advance Against Trade Facility (Pre-Shipment / Post-Shipment)

1. The Borrower(s) may subject to the provisions of this Agreement and the relevant Letters of Offer, utilise the Advance Against Trade Facility (Pre-Shipment / Post-Shipment) in such manner and upon such conditions as the Lender may from time to time prescribe.

2. The Lender may at its absolute discretion accept or reject any application by the Borrower(s) for an AAT. The Borrower(s) shall comply with the following conditions and any other conditions that may be imposed by the Lender from time to time:-

   (a) **AAT (Pre-Shipment) Facility**
   The period of financing shall commence from the date of drawdown of the AAT (Pre-Shipment) Facility (subject to the lodgement of the required pre-shipment documents as may be determined by the Lender from time to time) up to the maturity date of the pre-shipment bill. In the event on the maturity date, payments are not made towards settlement of the pre-shipment bill, the Borrower(s) shall pay interest thereon at the applicable Default Rate for the period commencing from the maturity date until the Lender receives full payment (both before as well as after judgement or order).

   (b) **AAT (Post-Shipment) Facility**
   The period of financing shall commence from the time the Borrower(s) presents to the Lender the export documents for financing up to the maturity date. In the event on the maturity date, the Lender does not receive the export proceeds or is unable to make payment for whatever reasons, the Borrower(s) shall pay interest thereon at the applicable Default Rate for the period commencing from the maturity date until the Lender receives full payment (both before as well as after judgement or order).

   (c) the Borrower(s) has not and will not obtain another source of financing for the trade transaction concerned and the AAT is for financing of its underlying export trade transaction;

   (d) forward to the Lender the following documents and such other documents as may be requested by the Lender upon each drawdown of AAT:

      (i) For AAT (Pre-Shipment): The authenticated Irrevocable Sight/Usance Export Letter of Credit and/Amendment(s) or Purchase Order issued by Overseas Buyer (PO) or Sales Contract or any document as determined by the Lender from time to time, and

      (ii) For AAT (Post-Shipment): Satisfactory documentary evidence of the trade transaction, such as original invoice, transport documents as may be required by the Lender.

   (e) In the case of financing of exports from Malaysia, the original export bills shall be delivered to the Lender for collection through the Lender and the proceeds of the said export bills shall be subject to the Lender's control until the Borrower(s)' obligation is fully discharged on maturity of the AAT and the Lender has been paid in full. The Lender may use the export bills proceeds towards settlement of all amounts owing by the Borrower(s) and remaining unpaid in respect of the AAT or any of the Borrower(s)' indebtedness to the Lender under any of the other facilities made available to the Borrower(s);

(f) The goods related to the underlying transaction are genuine exports;

(g) Ensure that the export proceeds will be specifically channeled to the Lender for settlement of out-standing AAT loans; and

(h) The drawing of the AAT shall be subject to all other requirements and conditions which may be prescribed by Bank Negara Malaysia from time to time.

3. Without prejudice and in addition to any rights or remedies which the Lender may be entitled under this Agreement, the Lender may, at its sole and absolute discretion debit the Borrower(s)' overdraft or current account maintained with the Lender with the face value of the AAT at maturity and with any unpaid commission, interest or bank charges and the Borrower(s) hereby irrevocably and unconditionally consent(s) to the Lender so doing and such amounts debited shall become immediately due and payable and failing payment, interest at the applicable Default Rate shall be charged from the due date until the date the Lender receives full payment.

4. If the Borrower(s) defaults in making payment of any AAT or interest thereon or in the event of demand or recall of the AAT Facility, the Borrower(s) shall pay interest at the applicable rate or such other rate as may be stipulated by the Lender at Lender's absolute discretion ("Default Rate") (both before as well as after judgement or order and irrespective of whether or not the banker customer relationship exists or subsists or has been terminated), on all overdue amounts and any other sums due and payable to the Lender as agreed liquidated damages, calculated from the date of such default up to the date the Lender receives full payment (both before as well as after demand judgment or order).

5. The Borrower(s) shall not utilise the AAT Facility (Pre-Shipment /Post-Shipment) if upon such utilisation, the aggregate of all the sums outstanding in respect of the AAT Facility (Pre-Shipment/Post-Shipment) or the trade facilities of which the AAT Facility (Pre-Shipment/Post-Shipment) forms a part thereof would exceed the aggregate limit prescribed by the Lender or any sub-limits specifically imposed by the Lender for the AAT Facility (Pre-Shipment/Post-Shipment) or the trade facilities unless the Lender shall agree otherwise.

6. The Borrower(s) shall indemnify and keep the Lender indemnified against any damages, losses, costs and expenses which the Lender may suffer or incur as a result of granting the AAT Facility (Pre-Shipment/Post-Shipment) to the Borrower(s).

APPENDIX 1

RC Drawdown Notice

[To be typed onto the letterhead of the Borrower(s)]

To Hong Leong Bank Berhad

[Date]

BANKING Facility of [**RM]

We refer to the Revolving Credit facility ("Revolving Credit") constituted by a facility agreement dated [**] (the "Facility Agreement") between (a) ourselves and (2) Hong Leong Bank Berhad (as Lender). Terms defined in the Facility Agreement have the same meanings herein.

We hereby:

(1) give notice that we wish to make a RC Drawing of [**RM] on the Revolving Credit on [**] having a maturity date of [**];

(2) request you to remit the RC Drawing to ["insert details of the relevant account of the Borrower(s)];

(3) confirm that no Event of Default or any potential Event of Default has occurred and no Event of Default or potential Event of Default would occur if this RC Drawing is made; and

(4) confirm that each the warranties set out in Section 3.01 of the Facility Agreement remains accurate at the date of this RC Drawing as if given on that date by reference to the facts and circumstances then existing.

Yours faithfully
for and on behalf of
[**Name of the Borrower(s)]

By its Authorised Signatory
Name:

APPENDIX 2

RC Rollover Notice

[To be typed onto the letterhead of the Borrower(s)]

To : Hong Leong Bank Berhad

[Date]

BANKING FACILITY OF [** RM]

We refer to the Revolving Credit facility ("Revolving Credit") constituted by a facility agreement dated [**] (the 'Facility Agreement') between (a) ourselves and (2) Hong Leong Bank Berhad (as Lender).Terms defined in the Facility Agreement have the same meanings herein.

We hereby:

(1) give you notice that we wish to rollover a RC Drawing of Ringgit Malaysia (RM) on [ ], the RC Rollover is to have a maturity date of [**] ;

(2) confirm that no Event of Default or any potential Event of Default has occurred and no Event of Default or potential Event of Default would occur if this RC Rollover is made; and

(3) confirm that each the warranties set out in Section 3.01 of the Facility Agreement remains accurate at the date of this RC Rollover as if given on that date by reference to the facts and circumstances then existing.

Yours faithfully
for and on behalf of
[** Name of the Borrower(s)]

By its Authorised Signatory
Name:

Hong Leong Bank

LHDNMLHDNMLHDN
00006
MALAYSIA
RM10.00
03.10.2018
1100100026
PEJABAT SETEM
JOHOR BAHRU
0011CJT00060

PRIVATE & CONFIDENTIAL

Our Ref : TJJ/2018/00000000018

Date : 29 August 2018

CYTOMED THERAPEUTICS (MALAYSIA) SDN BHD ("The Borrower")
(Company No. 1074609-M)
PLO 369, Jalan Emas Dua
81700 Pasir Gudang, Johor

Dear Sir/Madam,

APPLICATION FOR BANKING FACILITIES

We are pleased to advise that the Bank has approved your application for the banking facilities set out below subject to the following terms and conditions :-

1. Lending Branch

Hong Leong Bank Berhad
No. 80, Jalan Dedap 13, Taman Johor Jaya
81100 Johor Bahru, Johor Darul Takzim

2. Type And Amount Of Facilities

Type	Existing (RM)	Change +/- (RM)	New Limit (RM)
Fixed Term Loan (Fixed TL)	-	+2,000,000-00	2,000,000-00
Total	-	**+2,000,000-00**	**2,000,000-00**

3. Nature of Facilities

(I) Fixed Term Loan (Fixed TL)

Purpose

To part finance one (1) unit of three (3) storey cluster factory held under H.S. (D) 541101, PTD 220501, Mukim Plentong, Daerah Johor Bahru, Negeri Johor.

Interest Rate

BLR minus **2.39%** per annum on monthly rests.

Hong Leong Bank Berhad (97141-X)
No. 80, Jalan Dedap 13, Taman Johor Jaya, 81100 Johor Bahru, Johor, Malaysia
Tel +607 354 6320, +607 354 6321 **Fax** +607 355 2311 **Contact Centre** +603 7626 8899

www.hlb.com.my

Minimum Prescribed Rate

The minimum Prescribed Rate applicable to the Fixed Term Loan Facility shall not be less than **4.00%** per annum calculated on monthly rests or such other minimum rate as may be prescribed by the Bank from time to time.

Commitment Fee

Commitment fees of **1.00%** per annum shall be levied on the undrawn portion of the facility from date of availability of the facility if the facility is not drawn in accordance with the drawdown schedule. In the event where there is no predetermined schedule of drawdown, commitment fee shall be chargeable on the undrawn portion of the Fixed Term Loan.

Drawdown

Upon fulfillment of all conditions precedent.

Availability Period

Three (3) months from date of this Letter of Offer, failing which the undrawn portion of the facility shall be deemed cancelled and withdrawn.

Repayment

To be repaid over a period of **fifteen (15) years by one hundred eighty (180) monthly instalments of RM15,454-00 each** inclusive of interest, the first monthly instalment to commence on the first day of the month following the full release of the facility or the expiry of the initial Availability Period (notwithstanding further extensions granted), whichever is earlier with a final instalment of such amount as will be sufficient to settle in full the total outstanding due under the Fixed Term Loan.

Where full release of the facility is made on or after the 25th day of the month, the first instalment will be due on the first day of the second month following the date of full release or the expiry of the initial Availability Period whichever is earlier or at such other time as may be stipulated by the Bank, and subsequent instalments are to be paid at regular successive stipulated intervals with a final instalment of such amount as will be sufficient to settle in full the total outstanding due under the Fixed Term Loan.

Nothwithstanding anything herein, the Bank reserves the right to request for commencement of instalments at such other time or repayment via such other amounts or in such other manner as may be stipulated by the Bank and to request for full repayment on demand at the Bank's sole discretion.

Late Payment

If the Borrower is late in the payment of any monies whether principal or interest or any sum whatsoever payable to the Bank on the relevant due date, the Bank shall at its discretion be entitled to vary the prescribed rate on the outstanding balance, and such rate will remain unchanged, regardless of future loan repayment behaviour.

Prepayment

Full and partial prepayment are subject to three (3) months written notice. In lieu of this, three (3) months interest at prescribed rate will be charged on any amount prepaid. In the case of partial prepayments, amount prepaid shall be applied towards the repayment schedule in the inverse order of maturity. Any amount prepaid shall not be available for redrawing.

Notwithstanding the above, the Bank may in its absolute discretion impose a prepayment fee of 1.00% or such other rate as the Bank may prescribe on the amount to be prepaid.

Prepayments received by the Bank without written notice shall be treated as advance payment and no part of the advance payment received shall be applied towards the repayment of principal outstanding until all interest due or deemed to be due has been paid. No interest shall be paid by the Bank for any advance payment received.

Prepayment will only be permitted when the Facility(ies) have been released in full.

Early Redemption or Settlement of Fixed Term Loan

(a) If you redeem or settle in full the Fixed Term Loan within the first **five (5) years** from the 1st drawdown (Lock-in-Period), you shall pay to the Bank as early redemption or early settlement charges, the sum equivalent to **3.00%** of the approved Fixed Term Loan limit or a sum of **RM5,000-00** whichever is higher.

(b) You shall give the Bank the requisite prepayment notice set out in the above "Prepayment" clause above. The Bank shall be entitled to debit your account for such amounts without further notice to you.

4. Base Lending Rate ("BLR")

The Bank's BLR as at the date of this Letter is **7.04%** per annum and may be subject to change from time to time and/or at any time.

5. Variation of Interest/Commission/Discount Rates

Notwithstanding the interest/commission/discount rates provided above ("Prescribed Rate"), the Bank shall be entitled at its absolute discretion by serving a notice to the Borrower, which notice may be incorporated into the Bank's statements forwarded to the Borrower periodically (if any) to:-

(i) vary the Prescribed Rate by exercising a combination of any one or more of the following:-

(a) substitute and/or change the entire basis of calculating the Prescribed Rate of the Facilities ; and/or

(b) vary, change and/or substitute the **Reference Rate; and/or

(c) vary the percentage of interest imposed above or below the Reference Rate ("Margin");

(ii) vary the default rates of interest imposed, the commission, discount or any other charges imposed from time to time; and

(iii) vary the amount of the instalment or the number of instalments due to the variation of the Prescribed Rate, Margin or the default rates of interest or for any other reason.

** **Note:** "Reference Rate" means the reference rate per annum from time to time stipulated by the Bank as its lending rate for credit/ financing facilities, including but not limited to Base Lending Rate ("BLR"), Base Rate ("BR"), Effective Cost of Funds ("ECOF"), Fixed Deposit Rate ("FDR") or Kuala Lumpur Interbank Offered Rate ("KLIBOR") as the case may be or such other rate by whatever name called as quoted by the Bank wherever applicable from time to time. The ECOF is defined as the cost to the Bank of funding the Facilities from whatever sources it may select at its absolute discretion plus the cost of maintaining its statutory reserves, liquidity requirements, administrative and credit costs and other related costs of the Bank as stipulated by the Bank from time to time.

6. Minimum Prescribed Rate

Where applicable, the Facilities shall be subject to the minimum Prescribed Rate(s) as specified herein or from time to time by the Bank.

7. Market Disruption

If in the opinion of the Bank, there has been a change in national or international monetary, financial, economic or political conditions or currency exchange rates or exchange control which would render the Facilities temporarily or permanently commercially impracticable or impossible, the Bank shall notify the Borrower thereof, and:-

i) Whilst such circumstances exist, no utilisation of the Facilities will be allowed;

ii) The Bank shall negotiate in good faith for an alternative basis acceptable to the Bank for continuing the Facilities; and

iii) Unless within thirty (30) days after the giving of such notice such circumstances cease to exist or an alternative basis acceptable to the Bank is arrived at, the Facilities shall be withdrawn and/or if the Facilities has been utilised the Borrower shall on demand pay the Facilities in full together with accrued interest thereon and any other payment payable hereunder to the Bank.

8. Dividend Covenant

The Borrower shall not declare any dividends in excess of fifty percent (50%) of its current financial year's Profit After Tax provided always any such permissible declaration of dividends may only be made if debt servicing is current.

9. Additional/Default Interest

If the Borrower shall default in the payment of any monies whether principal or interest or any sum whatsoever payable to the Bank or in the event of demand or recall of the Facilities or any of the facilities comprised therein, the Borrower shall pay interest in the currency in which such amounts then denominated on any overdue amount or any other sums due and payable to the Bank, from the time of default up to the time of actual payment (as well after as before demand, judgment or order) at the rate per annum:-

Facility(ies)	Additional/Default Interest
a) TL (Fixed TL)	1.00% plus Prescribed Rate

For facilities which are funded by Bank Negara Malaysia (BNM) under a BNM funding scheme, the additional/ default rate shall be 1.00% plus Prescribed Rate (or such other additional/ default rate as may be prescribed by BNM, if applicable) for so long as the said facilities continue to be granted and/or made available under the BNM funding scheme. In the event additional/ default interest is chargeable with respect to the said facilities prior to the Bank's receipt of funds from BNM or upon expiry of the tenure of the BNM funded facilities (should the Bank continue to grant the Facilities but no longer under the said BNM funding scheme), the additional/ default interest(s) as stated above will apply.

10. Additional Conditions Precedent

In addition to the Conditions Precedent stated in the Facilities Agreement, the following are the additional conditions precedent to be fulfilled:-

a) Where landed property has been proffered as security, the Bank having received the following confirmation that:-

   i) The current market value of the proffered property is not less than **RM2,600,000-00** as opined by a valuer on the Bank's panel vide a formal valuation report, failing which the Bank reserves the right to revise the facility limit accordingly.

   ii) Quit rent on the land has been paid up to date.

   iii) The property has been adequately insured against fire and related perils with an insurance company under the Bank's panel and the Bank's interest as mortgagee and loss payee has been duly endorsed in the policy.

   iv) Receipt by the Bank of duly executed and stamped copy of Sale and Purchase Agreement indicating the purchase price of the proffered Property is not less than **RM3,452,000-00**.

   v) Receipt by the Bank of the solicitor's confirmation/documentary evidence that the differential sum between the Purchase Price and the Fixed Term Loan facility have been settled.

b) Payment of all fees, costs and charges, inclusive of a facility fee (if any) which is payable upfront upon acceptance of this Letter of Offer and the Bank shall have the right to debit your account with the Bank.

c) The Borrower shall have opened a current account or in the case of SME Borrowers, a Hong Leong PowerSME Current Account, with the Bank which account shall be maintained throughout the term of the Facilities and/or until the Facilities are fully settled and the Borrower shall have executed an Irrevocable Standing Instruction to authorise the Bank to debit its current account for the satisfaction of the Borrower's obligations that are due and payable from time to time including but not limited to monthly instalments, interests, sinking fund contributions, fees (for confirmation of condition precedent for drawdowns of loans for property purchases) and/or any other related charges via the Bank's Automatic Fund Transfer (AFT).

d) The Borrower shall have opened a Foreign Currency Account (FCA) with the Bank in a currency which is acceptable to the Bank which account shall be maintained throughout the term of the Facilities and/or until the Facilities are fully settled; (applicable where Borrower is involved in export trade)

e) Where the premium is not financed by the Bank:-

i) Any one or more of your directors/shareholders/partners/guarantors or any other person(s) connected to you and acceptable to the Bank shall have accepted life insurance coverage offered by the insurance company acceptable to the Bank with a minimum sum assured of **RM2,000,000-00** and which the insurance coverage shall be assigned to the Bank as absolute assignee;

ii) Any costs and expenses in connection with the policy and premium shall be borne by you; and

iii) The Bank shall have received from the insurance company a copy of the Absolute Assignment duly executed by the person(s) to be covered in favour of the Bank as absolute assignee and endorsed by the insurance company in respect of the assignment of benefit of the life insurance of the person(s).

f) Receipt by the Bank of the documentary evidence that the Paid-Up Capital has been increased to **RM600,000-00**.

g) Any other terms and conditions as may be advised by the Bank and/or the Bank's solicitors.

11. Other Covenant/Conditions

a) The Borrower and/or the assignor(s)/chargor(s) shall at all times during the continuance of the Facilities obtain the prior written consent of the Bank:-

(i) before initiating, commencing, instituting or maintaining any action, suit or proceedings whatsoever in any court or tribunal against a Developer/ Vendor and (if applicable) the Proprietor in respect of any matter arising out of the sale & purchase agreement;

(ii) before agreeing with the Developer/ Vendor and (if applicable) the Proprietor on any variation or amendment whatsoever of the terms of the sale and purchase agreement or the termination, rescission, cancellation or revocation of the sale and purchase agreement

b) Where the Bank is financing the Borrower's purchase of property, the Borrower represents and warrants to the Bank that the property purchased by the Borrower is not under any interest capitalisation scheme including developer interest bearing scheme. The Borrower undertakes to refund to the Bank the facilities received and indemnify the Bank in the event there is a breach in this representation and warranty at any point throughout the tenure of the loan.

12. Additional Benefits

The Borrower may sign up for the Bank's corporate electronic banking.

13. Release of Facility(ies)

Upon fulfillment of conditions precedent or any other conditions that the Bank may impose.

14. Securities and Documentation

The Borrower shall execute and procure the following securities in the form and substance acceptable to the Bank:-

Facilities Agreement

A Facilities Agreement to secure repayment of the principal sum of **RM2,000,000-00** together with interest thereon and all monies due and payable.

Property(ies) With Title – Legal Charge

First Party First legal charge over the freehold land with one (1) unit of three (3) storey cluster factory erected thereon held under H.S. (D) 541101, PTD 220501, Mukim Plentong, Daerah Johor Bahru, Negeri Johor by the registered proprietor, Cytomed Therapeutics (Malaysia) Sdn Bhd (Company No: 1074609-M) to secure the repayment of the principal sum of **RM2,000,000-00** plus interest thereon and all monies payable.

Personal Guarantee

Receipt by the Bank of the Personal Guarantee of the following for the principal sum of **RM2,000,000-00** plus interest thereon and all other monies owing under or in respect of the Facilities and the relevant documents:-

i) Choo Chee Kong(1) (Republic of Singapore Passport No: E6012453N)

Note: **(1) Where the guarantor is non-residents, the guarantor' liability will be for Singaporean Dollars equivalent of the guaranteed sums.**

15. Utilisation of Facillity(ies)

If the Facilities is/are not utilised for whatever reasons after three (3) months from the date of this letter or such further period as the Bank may prescribe, regardless of whether the loan documentation has been completed or not, the Bank shall be at liberty to withdraw the Facilities or to vary the terms of the Facilities and the Borrower shall reimburse the Bank for any costs, fees and expenses incurred by the Bank.

The utilisation of the Facilities is/are also subject to the terms and conditions set out in the Facilities Agreement. A copy of the Facilities Agreement is available upon request (in the case of secured Facilities). The Facilities and all interest and costs shall be repayable on demand and the Bank shall have the right to debit the Borrower's account with the Bank. Fees, including renewal fees shall be debited to the Borrower's account upon signing of the Letter of Offer or upon utilisation of the Facilities whichever is the earlier.

Nothing in this Letter of Offer (whether signed by the parties or not) shall be deemed to impose on the Bank any obligation either at law or in equity to make or to continue to make available the Facilities to the Borrower.

16. Review of Accounts and Valuation

Notwithstanding anything to the contrary in the Letter of Offer or the Appendices annexed hereto (if any), and further notwithstanding any specific purpose(s) agreed to herein, the Bank shall be entitled to review the granting and/or continuation of the Facilities at any time and from time to time (irrespective of whether or not the Facilities or any part thereof has been utilised or disbursed or whether any event of default has occurred), including but not limited to the following circumstances :-

(i) where there is a change in applicable law or regulation which makes it impossible or unlawful for the Bank to continue its making available the Facilities or any part thereof to the Borrower or if the Borrower or any Security Party(ies) shall be affected by a material change in circumstances which in the opinion of the Bank has an adverse impact on the Borrower's and/or any Security Party(ies)'s ability to perform its/their obligations hereunder and under the other Security Documents; or

(ii) if any of the Borrower's/Security Party(ies)'s representations and warranties shall at any time be found to have been incorrect in any material respect; or

(iii) if any conditions stipulated herein is breached or not fulfilled to the Bank's satisfaction;

and upon any such review, the Bank shall be entitled to exercise any of its rights and powers to withdraw, cancel, suspend, terminate or recall the Facilities or any part thereof, and the Borrower hereby agrees to immediately accept such decision and/or repay to the Bank the indebtedness then due and outstanding under the Facilities.

17. Additional Facilities

The Bank may at any time or from time to time in its absolute discretion and without affecting the Bank's security, at the request of the Borrower grant additional or further facilities upon such terms and conditions as may be imposed by the Bank.

18. Government Taxes and/or statutory/regulatory imposed charges, fees etc

(a) For the purposes of this Clause:

"Tax" means any present or future, direct or indirect, Malaysian or foreign tax, levy, impost, duty, charge, fee, deduction or withholding of any nature, that is imposed by any Appropriate Authority, including without limitation, any consumption tax such as the goods and services tax ("**GST**") and other taxes by whatever name called, and any interest, fines or penalties in respect thereof.

"Appropriate Authority" means any government or taxing authority.

(b) The fees, charges and all other monies to be paid by the Borrower to the Bank under the Facilities, the Facilities Agreement and/or the security documents, including any amount representing reimbursements to be paid by the Borrower to the Bank, are exclusive of any Tax, and shall be paid without any set-off, restriction or condition and without any deduction for or on account of any counterclaim or any deduction or withholding.

(c) In the event the Borrower is required by law to make any deduction or withholding from the fees, charges and/or all other monies payable to the Bank under the Facilities, Facilities Agreement and/or the security documents in respect of any Tax or otherwise, the sum payable by the Borrower in respect of which the deduction or withholding is required shall be increased so that the net fee/ charge and/or the net amount of monies received by the Bank is equal to that which the Bank would otherwise have received had no deduction or withholding been required or made.

(d) The Borrower shall in addition to the fees, charges and all other monies payable, pay to the Bank all applicable Tax at the relevant prevailing rate and/or such amount as is determined by the Bank to cover any Tax payments/ liabilities/ obligations in connection therewith, without any set-off, restriction or condition and without any deduction for or on account of any counterclaim or any deduction or withholding, apart from any Taxes which may be required under any laws to be paid by the Borrower directly to any Appropriate Authority, which the Borrower shall remit directly to the Appropriate Authority.

(e) If at any time an adjustment is made or required to be made between the Bank and the relevant taxing authority on account of any amount paid as Tax as a consequence of any supply made or deemed to be made or other matter in connection with the Facilities, Facilities Agreement and/or the security documents by the Bank, a corresponding adjustment may at the Bank's discretion be made as between the Bank and the Borrower and in such event, any payment necessary to give effect to the adjustment shall be made.

(f) All Tax as shall be payable by the Borrower to the Bank as herein provided shall be paid at such times and in such manner as shall be requested by the Bank.

(g) The Borrower hereby agrees to do all things reasonably requested by the Bank to assist the Bank in complying with its obligations under any applicable legislation under which any Tax is imposed. In the event a new Tax is introduced and such Tax is required to be charged on the transaction contemplated in this Letter of Offer, the Borrower agrees to provide its fullest cooperation to the Bank in assisting the Bank in complying with its obligations under the relevant laws.

(h) For the avoidance of doubt, the parties agree that any sum payable or amount to be used in the calculation of a sum payable expressed elsewhere in the Facilities, Facilities Agreement and/or the security documents has been determined without regard to and does not include amounts to be added on under this clause on account of Tax.

19. Condition relating to international trade facilities

The Borrower is required to be aware of any sanctions imposed by countries/regulatory organisations where the Borrower wishes to send funds to or receive funds from. If any funds/documents/transactions are delayed/blocked/held in relation to the said sanction(s), the Bank will not be held liable for such delay/block/holding.

20. Condition relating to Foreign Exchange Administration Rules ("FEAR")

The Borrower undertakes to comply and to ensure its guarantor(s) comply (where relevant) with the prevailing Foreign Exchange Administration Rules(FEAR) and/or other laws or regulations of similar effect (including all amendments, from time to time). The Borrower must ensure that they and their guarantor(s) (where relevant) are not in breach of FEAR and its relevant limits and the Bank will not be liable for any infringement relating to FEAR.

21. Financial Services Act 2013 ("FSA") and Bank Negara Malaysia's Guidelines on Credit Transactions And Exposures with Connected Parties ("Guidelines")

To enable the Bank to comply with the FSA and the said Guidelines, the Borrower shall declare to the Bank whether the Borrower is a connected party under the Guidelines, which includes but is not limited to, a spouse, child, parent or financial dependant of the Bank's Director, Executive Officer or credit-approving/appraising/reviewing officer or in the case of a corporate/business-customer, includes an entity controlled by such abovementioned Bank's persons. If at any time the Borrower becomes a connected person, the Borrower must notify the Bank in writing immediately. The Bank reserves the right to terminate the Facilities in the event the Borrower fails to make the appropriate or correct declaration, resulting in the Bank contravening FSA or the said Guidelines.

22. Right to Disclose Information

In addition to the permitted disclosures provided under Schedule 11 of the FSA, the Borrower irrevocably authorizes and permits the Bank, its officers and employees to disclose and furnish all information concerning the Facilities, this Letter of Offer, present and future accounts of the Borrower and any other matters relating to the Borrower or its business and operations to:

(a) other financial institutions granting or intending to grant any credit facilities to the Borrower, the Credit Bureau or any other central credit bureau established by Bank Negara Malaysia, Cagamas Berhad, Credit Guarantee Corporation, the Employees Provident Fund, any other relevant authority as may be authorized by law to obtain such information or such authorities/agencies established by Bank Negara Malaysia or any agency established by the Association of Banks in Malaysia;

(b) any current or future corporation which may be associated with or related to the Bank (as defined in the Companies Act 2016), including representative and branch offices and their respective representatives as well as subsidiaries of the Bank's holding company;

(c) the Security Parties or any party intending to provide security in respect of the Facilities;

(d) the Bank's auditors, solicitors and/or other agents in connection with the recovery of moneys due and payable hereunder; and

(e) the Bank's professional advisers, service providers, nominees, agents, contractors or third party service providers who are involved in the provision of products and services to or by the Bank and its related or associated companies.

The Borrower hereby irrevocably consents to such disclosure and confirms that the Bank, its officers and employees shall be under no liability for furnishing such information or for the consequences of any reliance which may be placed on the information so furnished in accordance with this Letter of Offer.

The Borrower authorises and consents to the Bank obtaining any other information about the Borrower from any credit reference agency or sources and at any time as the Bank considers appropriate.

23. Representation and Warranty on Processing of Personal Information

The Borrower hereby represents and warrants that the Borrower has obtained the consent of all persons named in the Borrower's application for the Facilities or such other document submitted to the Bank in support of such application and/or their authorised representatives, including but not limited to the Borrower's directors, shareholders, authorised signatories or such other persons as specified by the Bank ("Relevant Data Subjects"), for the Bank's collection, holding and use of the personal information of the Relevant Data Subjects in accordance with the Bank's Privacy Policy** as may be amended from time to time. As the Bank relies on correct and complete information to be provided by the Borrower, the Borrower's continued representation and warranty that all necessary consents have been duly obtained shall also be relied on by the Bank to ensure compliance with the Personal Data Protection Act 2010.

** "Privacy Policy" shall mean the Bank's policies and principles pertaining to the collection, use and storage of personal information of existing and prospective individuals and entities dealing with the Bank as may be amended from time to time and made available at the Bank's website or in such manner as the Bank deems appropriate from time to time.

24. For further understanding on the salient features of the product(s) offered in this Letter of Offer, you may refer to the relevant Product Disclosure Sheet(s) at the Bank's website at https://www.hlb.com.my/en/business-banking/business-and-corporate-banking.html at any time.

25. Kindly indicate your acceptance of this offer by signing and returning to us the duplicate copy of this letter within **fourteen (14) days** from the date of this letter failing which our offer will lapse and be cancelled unless otherwise extended at the Bank's discretion.

Yours faithfully,
for and on behalf of
HONG LEONG BANK BERHAD

Celine Kui Siew Yun
Manager, Community Banking
GSME, Johor Bahru 1

Jenny Lim
Area Manager
GSME, Johor Bahru 1

I/We hereby accept, for and on behalf of the Borrower, the Bank's offer of the Facility(ies) subject to the terms and conditions set out in this letter.

I/We acknowledge and confirm that it will be the Borrower's responsibility to check the accuracy and correctness of the details furnished in the/any Insurance Policy Proposal Form and be aware of the scope of coverage of the insurance policy(ies) purchased

SIGNATURE(S) :

NAME(S) : MARK LEONG KEI WEI   TAN YOONG YING

DESIGNATION : DIRECTOR   DIRECTOR

DATE : 12 SEPTEMBER 2018

COMPANY'S/BUSINESS'S STAMP : CYTOMED THERAPEUTICS (MALAYSIA) SDN BHD 1074609-M

Signature Verified
Hong Leong Bank Berhad
TJJ, JOHOR

KUI SIEW YUN

ORIGINAL

Date: 12 DEC 2018

Letter of Guarantee

Between

CHOO CHEE KONG

.... the Guarantor(s)

to

HONG LEONG BANK BERHAD
(Company No. 97141-X)

.... the Bank

Prepared by:

Tan & Lee
Advocates & Solicitors
Suite 9.13, Level 9
Johor Bahru City Square (Office Tower)
106-108, Jalan Wong Ah Fook
80000 Johor Bahru, Johor

Tel : 07-223 9259
Fax : 07-223 9142
Ref : LMY/lam/HLBB(1524)/1809/JJ/xm

![Hong Leong Bank]

LHDNMLHDNMLHDN
00011
MALAYSIA
RM10.00
20.12.2018
1101070074
PEJABAT SETEM
UTC JOHOR
04794MA00040

[To be used where Guarantee is given by • residents; • non-residents; • residents and non-residents.]

LETTER OF GUARANTEE

To: Hong Leong Bank Berhad (Company No. 97141-X)

In consideration of you at my/our request opening or continuing an account with and making advances or having granted and made available or otherwise giving loan or continuing credit facilities or other accommodation or any of them ("the Facilities") or granting any time in such manner to such an extent and for as long as you think fit to the person(s) described in Section 2 of the Schedule hereto (hereinafter called "the Customer"), I/we, the undersigned, (hereinafter called "the Guarantor(s)") hereby agree with and unconditionally and irrevocably guarantee you as follows, that is to say:-

1. The Guarantor(s) will pay to you on demand all money which now is or may during the operation of this Guarantee be owing to you from the Customer or remain unpaid on the general balance of the Customer's account with you anywhere and on any account whatsoever whether from the Customer alone or from the Customer jointly with or as surety for any other person or persons or for any firm or company in respect of which the Customer may be or have been liable to you under any loan credit facility or any guarantee or otherwise given established or operated by you for the Customer and in respect of which the Customer may be or have been liable to you and the satisfaction of all liabilities whether past, present or future, absolute or contingent which are now or shall from time to time or at any time hereafter becoming owing or remaining unpaid or incurred by the Customer to you upon any account whatsoever or in any manner, whatsoever including interest at such rate and with such rests period as may be from time to time imposed or stipulated by you both before and after judgement or order although the relation of banker/financier and customer may have ceased and all costs charges (including legal charges on a solicitor and own client basis) and expenses which you may incur in enforcing or seeking to enforce any security for or obtaining or seeking to obtain payment of all or any part of the money hereby guaranteed.

   The undertaking by the Guarantor herein to pay interest, commitment fee and other charges (including capitalised interest, capitalised commitment fee and other capitalised charges at the rates as prescribed by you or at any other amended or varied rate) is an independent undertaking and not ancillary or incidental to the undertaking to repay the principal amount of the facilities. It is hereby agreed that the undertaking to pay such interest, commitment fee and other charges as aforesaid shall continue after judgement or order as well as before judgement or order and that in the event of any judgement or order being obtained, this undertaking shall not merge in such judgement or order or with any rule or law regulating the award of interest after judgment or order.

2. All moneys received from or on account of the Customer or from any other person or estate or from the realisation of any security or otherwise for the purpose of being applied in reduction of the money in Clause 1 above mentioned shall be treated for all purposes as payments in gross and not as appropriated or attributable to any specific part or item of the said money even if appropriated thereto by the person otherwise entitled so to appropriate. All securities now or at any time held by you shall be treated as securities for the said general balance and other amounts owing. The Guarantor(s) will make no claim to such securities or any part thereof or any interest therein unless and until the Guarantor(s) have paid all money due from the Guarantor(s) under this Guarantee and you shall have received the full amount of such general balance and other amounts owing, if any.

3. Should the Customer become bankrupt or insolvent or being an incorporated company shall be wound up, you may prove in the bankruptcy insolvency or winding up of the Customer for the whole amount outstanding against the Customer on such general balance and no money or dividend so received by you shall be treated as received in respect of this Guarantee or otherwise in relation to the Guarantor(s), but the full amount hereby guaranteed shall be payable by the Guarantor(s) until you shall have received from all sources one hundred cents in the dollar on the ultimate balance outstanding against the Customer. After you have received such ultimate balance in full, any claim on the Guarantor(s)' part to any excess of any securities remaining in your hands shall be a matter of adjustment between you, the Guarantor(s) and any other person or persons laying claim thereto.

4. This Guarantee shall be a continuing guarantee to you to the extent of the principal sum described in Section 3(a) of the Schedule hereto together with a further sum for all interest including capitalised interest accrued thereon owing or remaining unpaid or incurred to you as aforesaid at the date that demand for the same is made by you or discontinuance by any means of this Guarantee by the Guarantor(s) or any of them or his/ their executors, administrator or legal representatives, howsoever such sum is arrived together with such further sum for interest thereon at such rate as you may from time to time stipulate both before and after judgement or order, if any, and the Guarantor(s) hereby consent to such rate obtained in respect thereof and commission, banking charges, legal cost (on a solicitor and own client basis) and other costs, charges and expenses (hereinafter called "the Guaranteed Sums"), whether incurred in enforcing or seeking to enforce any security for or obtaining or seeking to obtain payment of all or any part of the money hereby guaranteed or otherwise howsoever as shall accrue due to you before and/or any time after the date of demand or discontinuance as aforesaid. For the purposes of ascertaining whether the limit of the principal sum in this clause has been exceeded or not, all accumulated and capitalised interest shall be deemed to be interest and not principal sum.

In the case of Guarantor(s) who is/are non-resident(s), and for as long as the relevant exchange control law or regulation requires guarantees issued by non-residents to financial institutions to be denominated in foreign currency equivalent of the Guaranteed Sums (hereinafter referred as "the Exchange Control Requirement"), is in force, this Guarantee shall be deemed to have been given by the non-resident Guarantor in the foreign currency denomination set out in Section 3(b) of the Schedule hereto equivalent of the Guaranteed Sums (hereinafter referred as "the denominated currency"). Upon the repeal or revocation of the Exchange Control Requirement, the liability of the non-resident Guarantor(s) under this Guarantee shall be for payment of the Guaranteed Sums in Ringgit Malaysia and the provisions of this paragraph shall no longer apply.

5. Recovery against the Guarantor(s) shall not in any way be barred prejudiced invalidated or affected notwithstanding any defect informality or insufficiency in the borrowing powers of the Customer or in the exercise thereof which might be a defence as between the Customer and you.

6. This Guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money owing as aforesaid but shall be a continuing guarantee and shall extend to cover all or any sum or sums of money which shall for the time being constitute the balance due or owing from the Customer to you upon any such account as hereinbefore mentioned notwithstanding that any such account shall cease to be current for any reason whatsoever and notwithstanding any settlement of account whatsoever.

7. This Guarantee shall be without prejudice to and shall not be affected nor shall the Guarantor(s) or any of them be released or exonerated by any of the matters following:-

(i) any securities negotiable or otherwise including other guarantees which you may now or at any time hereafter hold from the Customer or any other person or persons in respect of any money hereby guaranteed; or

(ii) the variation exchange renewal release or modification of any such securities or the refusal or neglect to complete enforce or assign any judgement or other security or instrument negotiable or otherwise and whether satisfied by payment or not; or

(iii) any time given or extended to the Customer and/or any other person or persons including the Guarantor(s) or any of them and the parties to any negotiable or other security instrument guarantee or contract or any other indulgence granted to or compromise composition or arrangement made with the Customer and/or any other person or persons whether with or without consent to the Guarantor(s); or

(iv) the illegality, irregularity, unenforceability, invalidity or defect in any obligations of the Customer or any person to you due to any reasons whatsoever; or

(v) the determination by the Guarantor(s) or any of them of his/their obligations under this Guarantee by notice in writing to you as to future transactions.

8. You may at all times without prejudice to this Guarantee and without discharging or in any way affecting the Guarantor(s)' liability hereunder:-

(i) determine vary decrease or increase any credit to the Customer and open and/or continue with any account or accounts current or otherwise of the Customer with you at any branch or branches;

(ii) deal with exchange release modify or abstain from perfecting or enforcing this Guarantee or any other guarantees or securities or rights which you may now or hereafter have from or against the Customer or any other persons;

(iii) renew any bills notes or other negotiable securities in any manner and compound with accept composition from and make any other arrangements with the Customer or any persons liable on bills notes or other securities held or to be held by you for or on behalf of the Customer.

9. This Guarantee shall be in addition to and shall not be in any way prejudiced or affected by any collateral or other security or guarantee by any persons or corporations now or hereafter held by you for all or any part of the money hereby guaranteed nor shall such collateral or other security or any lien pledge or hypothecation to which you may be otherwise entitled or the liability of any person or persons or corporation not parties hereto for all or any part of the money hereby secured be in any way prejudiced or affected by this present Guarantee. The Guarantor(s) shall make no claims to such collateral or other security or any part thereof or any interest therein unless and until you shall have received the full amount guaranteed hereunder and such collateral or other securities, if any, remaining in your hands shall be a matter of adjustment between you and the Guarantor(s) and any other person or persons laying claim thereto.

10. Any admission or acknowledgment in writing by the Customer or by any person authorised by the Customer of the amount of indebtedness of the Customer to you and any judgement recovered by you against the Customer in respect of such indebtedness shall be binding and conclusive on and against the Guarantor(s), his/their executors administrators and legal representatives in all courts of law and elsewhere.

11. Notwithstanding the provisions of Clause 10 hereinabove a statement issued by you as to the money and liabilities for the time being due or incurred to you from or by the Customer shall be conclusive evidence in any legal proceedings against the Guarantor(s) or his/their successors in title for all purposes.

12. No assurance, security or payment which may be avoided under Sections 528 and 529 of the Companies Act 2016 or by any provisions of the Bankruptcy Act 1967 or any modification or statutory reenactment thereof or their equivalent provisions in the Guarantor(s)' country of domicile or residence or incorporation and no release settlement or discharge which may have been given or made on the full faith of any such assurance security or payment shall prejudice or affect your right to recover from the Guarantor(s) to the full extent of this Guarantee as if such assurance security payment release settlement or discharge (as the case may be) had never been granted given or made.

13. Nothing done or omitted by you in pursuance of any authority or permission contained in this Guarantee shall diminish, affect or discharge the Guarantor(s)' liabilities hereunder.

14. Though as between the Guarantor(s) and the Customer, the Guarantor(s) are sureties only for the Customer, yet as between the Guarantor(s) and you, the Guarantor(s) shall be deemed to be principal debtors for all the moneys the payment of which is hereby guaranteed and accordingly shall not be discharged nor shall the Guarantor(s)' liabilities be affected by any fact or circumstances or any act thing omission or means whatsoever whereby the Guarantor(s)' liabilities would not have been discharged if the Guarantor(s) had been the principal debtors.

15. For the consideration aforesaid and as a separate and independent stipulation:-

    (i) The Guarantor(s) hereby agree that all sums of money which may not be recoverable from the Guarantor(s) on the footing of a guarantee whether by reason of any legal or statutory limitation disability or incapacity on or of the Customer or any other fact or circumstances whether known to you or not shall nevertheless be recoverable from the Guarantor(s) on demand as though the Guarantor(s) was/were principal debtor(s) to you.

    (ii) The Guarantor(s) hereby irrevocably and unconditionally undertake to indemnify you in full and keep you fully indemnified against all loss damage liabilities costs and expenses including legal fees on a solicitor and own client basis whatsoever which you may sustain or incur as a result of or arising from your loans, advances or credit facilities granted to the Customer including any future loans, advances and credit facilities granted from time to time at the request of the Customer with or without any notice to the Guarantor(s) notwithstanding Clause 4.

    (iii) The Guarantor(s) hereby agree that this Guarantee is in addition to and not in substitution of any other right which you may have against the Customer and you shall not be bound to proceed against the Customer or on any security document(s) first before enforcing this Guarantee against the Guarantor(s).

    (iv) The Guarantor(s) hereby agree to subordinate any and all indebtedness owing by the Customer to the Guarantor(s) or any one of them and in the event of the Guarantor(s) or any one of them receiving or accepting such repayment the monies so received shall be deemed to be received in trust for you and shall forthwith be paid over to you.

16. This Guarantee shall not be determined or in any way prejudiced by any change in the constitution of the Customer whether by retirement expulsion death or admission of any partner or partners amalgamation with another firm or in consequence of a corporation taking over the assets of the firm or otherwise but shall enure and be available for all intents and purposes and this Guarantee shall continue and in addition to the debts and liabilities of the old firm shall apply to the debts and liabilities due or incurred to you by the new firm or corporation thereby constituted as though there had been no change in the firm as previously constituted as if the resulting firm or concern had been the one whose obligations were originally guaranteed.

17. This Guarantee shall not be determined or in any way prejudiced by any absorption reconstruction or re-organisation of or by you or by the Customer or any amalgamation thereof or therewith and in the event of any absorption reconstruction or re-organisation of or by you or the Customer or any amalgamation thereof or therewith, this Guarantee shall not be determined but shall enure and be available for past and subsequent advances and all other purposes for and by the absorbing reconstructed or re-organised or amalgamated company or concern.

18. You shall also be at liberty to release or discharge the Guarantor(s) or any of them from the obligations of this Guarantee or to accept any composition from or make any other arrangements with any of the Guarantor(s) without thereby prejudicing or affecting your rights and remedies against the other Guarantor(s).

19. You may enforce this Guarantee against the Guarantor(s) at any time notwithstanding that any bills or other instruments covered by it may be in circulation or outstanding and include the amount of the same or any of them in the said general balance or not at your option and this Guarantee shall not be determinable by the Guarantor(s) except on the terms of the Guarantor(s) making full provision up to the limit of his/their guarantee for any then outstanding liabilities or obligations on the Guarantor(s)' part and on the Customer's account.

20. (a) You shall so long as any money remains owing hereunder have a lien or set off therefor on all money now or hereafter standing to the credit of the Guarantor(s) or any of them with you whether on any current, deposit or other account and you shall also have a lien on any stock or share certificates, title deeds or other securities belonging to the Guarantor(s) or any one or more of them or under the Guarantor(s)' control which have been deposited with you for any purpose.

(b) The Guarantor(s) hereby agree(s) that you may at any time without notice (as well as after as before any demand for the payment and satisfaction of all the monies or any part thereof due to you) notwithstanding any settlement of account or other matter whatsoever, combine or consolidate or merge all or any of the Guarantor(s)' then existing accounts with you, wheresoever situate (including accounts in your name or otherwise) whether current, deposit, loan or of any other nature whatsoever and whether upon maturity or otherwise and whether subject to notice or not, and set-off or transfer any sum standing to the credit of any one or more of such accounts [including credit balances arising from or in connection with the realisation or enforcement of any guarantee, security or other rights taken or held by or otherwise available to you for or in respect or on account of such account(s) and/or any facility/facilities and/or accommodation granted in connection with such account(s)] in or towards satisfaction of all the liabilities of the Customer referred in Clause 1 above, and if such accounts are in any foreign currency other than Ringgit Malaysia, you are hereby authorised to effect any necessary conversion at such rate of exchange then prevailing and available to you.

21. You shall at any time be at liberty (without being bound to do so) to resort for your own benefit to any other means of payment and in any order as you may think right without thereby diminishing the Guarantor(s)' liabilities hereunder and you may exercise your rights under this Guarantee either for the payment of the amount hereby guaranteed after resorting to other means of payment or for the balance due at any time notwithstanding that other means of payment have not been resorted to and in the latter event without entitling the Guarantor(s) to any benefit of such other means of payment so long as any moneys remain owing and unpaid by the Customer to you and in addition you shall be at liberty to require payment of any monies owing to you without taking any proceedings to enforce such payment by the Customer or any other person against whom you are entitled to proceed.

22. In amplification and not in derogation of any other provision contained in this Guarantee (and in particular Clause 14 hereof), it is expressly agreed that this Guarantee shall be construed and take effect as a guarantee of the whole and every part of the principal money and interest owing or to become owing as aforesaid and accordingly the Guarantor(s) will not by paying off any sum recoverable hereunder or by any other means claim any set-off or counterclaim against the Customer whether in respect of any payment by the Guarantor(s) hereunder or otherwise howsoever and further the Guarantor(s) are not entitled as against you to any right of proof in the insolvency bankruptcy or winding-up of the Customer or other right of a surety discharging his liability in respect of the principal debt unless and until the whole of the principal money and interest and other moneys owing or to become owing shall have first been completely discharged or satisfied.

23. In the event of this Guarantee ceasing from any cause whatsoever to be binding as continuing guarantee on all or any of the Guarantor(s), you shall be at liberty without thereby affecting your rights hereunder to open a fresh account or accounts and to continue any then existing account with the Customer and no money paid from time to time into such account or accounts by or on

behalf of the Customer and subsequently drawn out by the Customer shall on settlement of any claim in respect of this Guarantee be appropriated towards or have the effect of payment of any of the money due from the Customer at the time of this Guarantee ceasing to be so binding as a continuing guarantee unless the person or persons paying in the money shall at the time in writing direct you specifically to appropriate it to that purpose.

The liability of the discharged Guarantor(s) to pay to you on demand all outstanding obligations or liabilities (not exceeding the limit, if any of this Guarantee), due from the Customer to you upon any such account at the time that this Guarantee ceases to be binding as continuing guarantee on any of the Guarantor(s), shall remain notwithstanding that a fresh account is not opened or any subsequent payments into or out of the then existing account of the Customer.

24. Notwithstanding the discontinuance of this Guarantee as to one or more of the Guarantor(s) this Guarantee is to remain a continuing guarantee as to the other or others including his/their personal representatives.

25. Any money received hereunder may be placed and kept to the credit of a suspense account for as long as you shall think fit, without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any money or liabilities due or incurred by the Customer to you. Notwithstanding any such payment, in the event of any proceedings in or analogous to liquidation composition or arrangement, you may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this Guarantee had not been given.

26. The Guarantor(s) have not taken any security in respect of the liability hereby undertaken by the Guarantor(s) on behalf of the Customer and the Guarantor(s) will not allow any indebtedness to be incurred by the Customer to the Guarantor(s) and the Guarantor(s) will not take from the Customer either directly or indirectly without your consent any promissory note bill of exchange mortgage charge or other counter-security whether merely personal or involving a charge on any property of the Customer whereby the Guarantor(s) or any person claiming through the Guarantor(s) by endorsement assignment or otherwise would or might on the bankruptcy or insolvency of the Customer and to your prejudice increase proofs in such bankruptcy or insolvency or diminish the property distributable amongst the creditors of the Customer. And as regards any such indebtedness which the Customer has incurred or may incur to the Guarantor(s) with your consent or any counter-security which the Guarantor(s) may have taken or may take with such consent as aforesaid such indebtedness shall be subordinated to the Customer's liability to you and the counter security shall be a security to you for the fulfillment of the Guarantor(s)' obligations and shall forthwith be deposited by the Guarantor(s) with you for that purpose and pending such deposit, such counter-security shall be held by the Guarantor(s) in trust for you.

27. Any term condition stipulation provision or undertaking of this Guarantee which is illegal, prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof and any such illegality, voidness, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void or unenforceable any such term condition stipulation provision or undertaking in any other jurisdiction.

28. This Guarantee and the paper of this instrument shall be and shall remain your property and the Guarantor(s) shall not be entitled to request or demand for its return upon full payment to you of the amount herein guaranteed or upon a discharge or release the Guarantor(s)' liabilities by you, or upon any happening whereby this instrument is deemed cancelled by you.

29. This Guarantee shall be interpreted and governed in accordance with the Laws of Malaysia and the Guarantor(s) shall submit to the non-exclusive jurisdiction of the Courts of Malaysia. In respect of any one of the Guarantor(s) who is outside the jurisdiction of the Courts of Malaysia, he irrevocably authorises and appoints the person(s) specified in Section 4 of the Schedule hereto to accept service of all legal process arising out of or connected with this Guarantee and if for any reason, such agent no longer serves as his agent to receive service of process another agent shall be promptly appointed and the acceptance by such agent of his appointment shall be delivered to you. Service on such agent (or his substitute) shall be deemed to be service on the applicable Guarantor(s).

30. (a) Any demand for payment of the monies intended to be hereby secured may be made by a notice in writing requiring payment within seven (7) days from the date thereof and may be signed on your behalf by any of your Manager, Assistant Manager or any other Officer or by any solicitor or firm of solicitors purporting to act for you and such notice shall be deemed to have been sufficiently served on the Guarantor(s) if it is left at the usual or last known place of residence or business or at the address hereinstated of the Guarantor(s) or sent by registered letter or ordinary mail to any of such addresses or sent by telex or facsimile to any telex/facsimile numbers of the Guarantor(s). In the case of posting, the service shall be deemed to be made at the time when the registered letter or ordinary mail would in the ordinary course of post be delivered (notwithstanding its subsequent return), in the case of telex, the service shall be deemed to be made immediately upon transmission thereof and confirmed by answerback and in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent.

(b) Any other notice required or permitted to be served by you under or pursuant to this Guarantee may be served and shall be deemed served in the like manner as a notice demanding payment as provided in Clause 30(a) herein. In the case of notice issued by way of advertisement, the Guarantor(s) shall be deemed to have received such notice on the date of the advertisement.

(c) Any notices or communications from the Guarantor(s) to be given to you may be sent by personal despatch, courier or by registered or ordinary mail to your lending branch and such notices or communications shall only be received when acknowledged by you.

(d) You shall be entitled to rely upon and act on the instructions of the Guarantor(s) whether oral or written and whether given by telephone, post, telex, cable, facsimile transmissions or other electronic means. Without prejudice to the generality of the foregoing, you shall be entitled to rely and act on any notice or instructions given whether based on signatures which appear to you, by reference to the names and specimen signatures of such persons filed with you, to be the signatures of:-

(i) the Guarantor(s); or
(ii) any of the persons authorised by the Guarantor(s) to issue any notice or any instructions whatsoever on behalf of the Guarantor(s),

or otherwise, without enquiry on your part as to the identity of the person giving or purporting to give such notices or instructions or as to the authenticity of such notices or instructions notwithstanding that it is subsequently shown that the same was not given by the Guarantor(s) for any misunderstanding or any error, loss or delay resulting from the use of telephone, postal services, telex or teletype machines, cable devices, facsimile transmission devices or electronic or other means. You are entitled to treat all such instructions or notices given, as binding upon the Guarantor(s) and you shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication and the risk of misunderstanding and error and of instructions being given by unauthorised persons are entirely the risk of the Guarantor(s).

(e) You shall be under no duty to enquire into the genuineness or authenticity of the communication given to you by any of the forms of communication referred in sub-clause (d) above and your rights under this Guarantee shall not be affected by any misuse or unauthorised use of such communication. You shall be indemnified in full against all loss, claims, demands, costs, damages, expenses and all other liabilities whatsoever which you may incur in consequence of your accepting and acting on such communication.

31. This Guarantee shall be in full force and binding as a continuing guarantee upon the Guarantor(s), his/their executors, administrators, heirs or legal representatives and shall enure to the benefit of yourself or your successors or assigns. This Guarantee shall not be determined or affected by the death or insanity, winding up or liquidation of the Guarantors or any one of them but in all respects and for all purposes be binding and operative against his/their legal representatives, executors, administrators and heirs as the case may be or in case of any insanity by the persons legally entitled to represent the person concerned.

32. This Guarantee shall be binding and enforceable upon the person(s) who had signed hereunder notwithstanding that this Guarantee has not been signed by any one or more guarantors, whether or not such guarantors are named in this Guarantee or in your letter of offer of the banking and/or credit facilities to the Customer or in any other document whatsoever and notwithstanding the incapacity or bankruptcy of any one or more of such guarantors. The Guarantor(s) who had signed this Guarantee acknowledges that it shall be liable jointly and severally with the other guarantor(s) who have signed separate guarantee(s) in respect of the Customer's indebtedness. If more than one Guarantor had signed this Guarantee, they shall be jointly and severally liable amongst themselves and also jointly and severally liable with the other guarantor(s) who have signed separate guarantees in respect of the Customer's indebtedness. The Guarantor(s) further acknowledge that this Guarantee and the guarantee(s) signed by the other guarantor(s) shall be read and construed together as one document.

33. The Guarantor(s)' obligations under this Guarantee will rank at all times at least pari passu with his/their other existing and future indebtedness, obligations and liabilities, actual or contingent from time to time (save those as by law rank as preferential in a winding-up).

34. Time wherever mentioned shall be the essence of this Guarantee.

35. This Guarantee is in addition and supplemental to the previous Guarantee executed by the Guarantor(s) whether singly or jointly.

36. The Guarantor(s) or any one of them (hereinafter called "the Retiring Guarantor") may determine his/their obligations under this Guarantee as to future transactions by ninety (90) days' (or such longer period as you may stipulate) notice in writing to you by the Guarantor(s). During the pendency of such notice you may afford the Customer such accommodation as you would have done had no such notice been received, and all money as resulting due or remaining unpaid at or after the expiration of such notice shall be in all respects treated as secured against the Retiring Guarantor by this Guarantee. The Retiring Guarantor and his executors, administrators liquidators or other legal representatives as the case may be shall remain bound by this Guarantee to pay to you on demand any outstanding liabilities or obligations (not exceeding the limit, if any, of this Guarantee) due from the Customer to you upon any such account as hereinbefore mentioned including obligations undertaken by you pending such notice whether maturing during the currency of such notice or maturing after expiration of such notice until payment of the same has been made in full to you. The liability of the Retiring Guarantor arising at the time of the determination of the Guarantee shall remain notwithstanding that a fresh account is not opened or any subsequent payments into or out of the than existing account of the Customer. Where the facility granted to the Customer is a term loan or a fixed loan, this Clause shall not be applicable.

37. If this Guarantee is signed by or on behalf of more than one person (such persons being hereinafter referred to as "the Original Signatories") and any one or more of the Original Signatories is not bound by the provisions of this Guarantee (whether by reason of his or their lack of capacity or improper execution of this Guarantee or for any other reason whatever), the remaining Original Signatory or Signatories shall continue to be bound by the provisions of this Guarantee as if such other Original Signatory or Signatories had never been party hereto.

38. Where this Guarantee is signed as guarantor by more than one person or is signed by one person for himself and on behalf of other persons (whether such person is signing on behalf of a partnership or otherwise) the expression "the Guarantor(s)" shall include all such persons as stated below and the liability of the Guarantor(s) under this Guarantee shall be the joint and several liability of such persons and all agreement, terms, stipulations and undertakings expressed to be made by and on the part of the Guarantor(s) shall be deemed to be made by and binding upon such persons jointly and severally. You are at liberty to release or discharge any one or more of such persons from liability under this Guarantee or to compound with, accept compositions from or make any other arrangements with any of such persons without in consequence releasing or discharging any other party to this Guarantee or otherwise prejudicing or affecting your rights and remedies against any such other party.

39. (a) Each payment to be made by the Guarantor(s) under this Guarantee shall be made to you in Ringgit Malaysia to your account in Malaysia or any other jurisdiction as you may require or otherwise to your account with whichever bank or banks located in such country as may be designated by you from time to time.

(b) In the case of Guarantor(s) who is/are non-residents, payment under this Guarantee shall be made to you in the denominated currency equivalent of the Guaranteed Sums to your account in Malaysia or any other jurisdiction as you may require or otherwise to your account with whichever bank or banks located in such country as may be designated by you from time to time, PROVIDED ALWAYS if the Exchange Control Requirement is no longer in force at the time of payment, the non-resident Guarantor(s) shall make payment of the Guaranteed Sums in Ringgit Malaysia.

(c) All such payments whether in Ringgit Malaysia or in the denominated currency or in any other currency shall be made in full without set-off or counterclaim or any restriction, condition or deduction whatsoever and free and clear of and without deduction of or withholding for or on account of any tax of any nature now or subsequently imposed by any country or any subdivision or taxing authority of or in such country or any federation or organisation of which such country is a member. If any such payment shall be subject to any such tax or if the Guarantor(s) shall be required to make any such deduction or withholding, the Guarantor(s) shall pay such tax, shall ensure that such payment, deduction or withholding will not exceed the minimum legal liability for it and shall simultaneously pay to you such additional amount as may be necessary to enable you to receive, after all such payments, deductions, and withholdings, a net amount equal to the full amount payable under this Guarantee. If the Guarantor(s) shall make any such payment, deduction or withholding, the Guarantor(s) shall within thirty (30) days forward to you an official receipt or other official documentation evidencing such payment or the payment of such deduction or withholding. Any additional amount paid under this provision shall not be treated as interest but as agreed compensation. As used in this provision, the term "tax" includes all levies, imposts, duties, charges, fees, deductions, withholdings, turnover tax, transaction tax, stamp tax and any restrictions or conditions resulting in a charge.

(d) If, under any applicable law, whether as a result of a demand judgement or order against a non-resident Guarantor(s) or the non-resident Guarantor(s)' liquidation or winding-up, bankruptcy or insolvency, voluntarily or by an order of the Court or for any reason, any payment under or in connection with this Guarantee is made or is recovered in the denominated currency or in a currency other than Ringgit Malaysia, then to the extent that the payment (when converted into Ringgit Malaysia at the rate of exchange on the date of payment, or, in the case of liquidation or winding-up, bankruptcy or insolvency, the latest date for the determination of liabilities permitted by the applicable law) to you falls short of the amount due or payable under this Guarantee, the Guarantor(s) shall as a separate and primary obligation jointly and severally (if more than one Guarantor), indemnify you against the amount of the shortfall and for the purpose of this paragraph "rate of exchange" means the rate at which you are able on the relevant date (i.e. the date of payment) to purchase Ringgit Malaysia with the denominated currency or other currency.

(e) It is further agreed by the Guarantor(s) that the Guarantor(s) shall, as a separate, and primary obligation, jointly and severally (if more than one Guarantor) indemnify you against any loss incurred by you as a result of any variation in rates or exchange having

occurred between the date of conversion of such amount for the purpose of any such demand judgement or order and the date of your actual receipt of such payment thereof. For the purpose of this Clause, "rate of exchange" means the rate at which you are able on the relevant date (i.e. date of your actual receipt of payment) to purchase Ringgit Malaysia with the denominated currency or other currency.

40. In addition to the permitted disclosures provided under Schedule 11 of the FSA, the Guarantor(s) hereby irrevocably authorize and permit you, your officers and employees to disclose and furnish all information concerning the Facilities, this Guarantee, present and future accounts of the Customer(s) and/or Guarantor(s) and any other matters related to the Customer(s) and/or the Guarantor(s) or their respective business and operations to:-

(a) other financial institutions granting or intending to grant any credit facilities to the Customer(s) and/or Guarantor(s), the Credit Bureau or any other central credit bureau established by Bank Negara Malaysia, Cagamas Berhad, Credit Guarantee Corporation, the Employees Provident Fund, any other relevant authority as may be authorized by law to obtain such information or such authorities/agencies established by Bank Negara Malaysia or any agency established by the Association of Banks in Malaysia;
(b) any current or future corporation which may be associated with or related to you (as defined in the Companies Act 2016), including representative and branch offices and their respective representatives as well as subsidiaries of your holding company;
(c) the Customer(s)/Security Parties or any party intending to provide security in respect of the Facilities;
(d) your auditors, solicitors and/or other agents in connection with the recovery of moneys due and payable hereunder; and
(e) your professional advisers, service providers, nominees, agents, contractors or third party service providers who are involved in the provision of products and services to or by you and your related or associated companies.

The Guarantor(s) hereby irrevocably consent to such disclosure and confirm that you, your officers and employees shall be under no liability for furnishing such information or for the consequences of any reliance which may be placed on the information so furnished in accordance with this Guarantee.

The Guarantor(s) hereby expressly authorize and consent to you obtaining any information on the Guarantor(s) from any credit reference agency or source and at any time you consider appropriate.

41. To enable you to comply with the Financial Services Act 2013 ("FSA") and the Bank Negara Malaysia Guidelines on Credit Transactions and Exposures with Connected Parties ("Guidelines"), the Guarantor(s) shall declare to you whether the Guarantor(s) is/are a connected party(ies) under the Guidelines, which includes but is not limited to, a spouse, child, parent or financial dependant of your Director, Executive Officer or credit-approving/appraising/reviewing officer or in the case of a corporate/business-customer, includes an entity controlled by such abovementioned persons of yours. If at any time the Guarantor(s) becomes a connected person, the Guarantor(s) must notify you in writing immediately. You reserve the right to terminate the Facilities in the event the Guarantor(s) fail to make the appropriate or correct declaration, resulting in your contravening the FSA or the said Guidelines.

42. [Where the Guarantor is a corporation]
The Guarantor hereby represents and warrants that the Guarantor has obtained the consent of all persons named in the Customer's application for the Facilities or such other document submitted to you in support of such application and/or their respective authorized representatives, including but not limited to their directors, shareholders, authorized signatories or such other persons as specified by you ("Relevant Data Subjects"), for your collection, holding and use of the personal information of the Relevant Data Subjects in accordance with your Privacy Policy** as may be amended from time to time.

**"Privacy Policy" shall mean your policies and principles pertaining to the collection, use and storage of personal information of existing and prospective individuals and entities dealing with

you as may be amended from time to time and made available at your website or in such manner as you deem appropriate from time to time.

43. The Guarantor(s) hereby agree and consent to the holding, collection and use of all personal data provided to you by the Customer and/or Guarantor(s) or acquired by you from the public domain, as well as personal data that arises as a result of the provision of services to the Customer in connection with the Facilities or other accounts of the Customer and/or Guarantor maintained with you, in accordance with your Privacy Policy as may be amended from time to time.

44. Any reference herein to the provisions of any legislation includes any statutory modification or re-enactment thereof.

45. In these Clauses where the context so permits the singular includes the plural and vice versa, and the masculine includes the feminine and neuter genders, and a person includes a corporation.

THE SCHEDULE HEREINBEFORE REFERRED TO

SECTION	MATTER	PARTICULARS
1.	Date of this Guarantee :	day of 20 12 DEC 2018
2.	The Customer .	: Name : **CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD.** (formerly known as Advantage Mining Sdn. Bhd.) ~~NRIC No.~~/Company No. : 1074609-M Address : <u>Registered Address</u> Room 503, 5th Floor, Merlin Tower Jalan Meldrum 80000 Johor Bahru, Johor <u>Business Address</u> PLO 369, Jalan Emas Dua 81700 Pasir Gudang Johor
3(a).	Principal Sum Guaranteed : (Clause 4 refers)	Ringgit Malaysia **Two Million** (RM **2,000,000-00**) only
#3(b).	The Denominated Currency : (Clause 4 refers)	**Singapore Dollar (SGD)**
4.	Agent for Service of Process : (Clause 29 refers)	Name : **CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD.** (formerly known as Advantage Mining Sdn. Bhd.) ~~NRIC No.~~/Company No. : 1074609-M Address : PLO 369, Jalan Emas Dua 81700 Pasir Gudang Johor

 # Specify the foreign currency i.e. US Dollars or Singapore Dollars

(Where the Guarantor(s) is/are individual(s)

1. ....
Signature of Guarantor

Full Name : **CHOO CHEE KONG**
I.C.No. : [*****] (Republic of Singapore)
Passport No. : [*****] (Republic of Singapore)
Occupation : [*****]
Address : [*****]

Date :

12 Dec 2018.

....
Signature of Witness

Full Name : [*****]
I.C.No. : [*****]
[*****]
Occupation : [*****]
Address :

Date : 12 DEC 2018

2. ....
Signature of Guarantor

Full Name :
I.C.No. :
Occupation :
Address :

Date :

....
Signature of Witness

Full Name :
I.C.No. :
Occupation :
Address :

Date :

3. ....
Signature of Guarantor

Full Name :
I.C.No. :
Occupation :
Address :

Date :

....
Signature of Witness

Full Name :
I.C.No. :
Occupation :
Address :

Date :

4...
Signature of Guarantor

Full Name :
I.C.No. :
Occupation :
Address :

Date :

....
Signature of Witness

Full Name :
I.C.No. :
Occupation :
Address :

Date :

5...
Signature of Guarantor

Full Name :
I.C.No. :
Occupation :
Address :

Date :

....
Signature of Witness

Full Name :
I.C.No. :
Occupation :
Address :

Date :

Where the Guarantor(s) is/are company(ies)

1. The Common Seal of)
)
)
was hereunto on this day of 20)
affixed in the presence of :-)

....
DIRECTOR
Name :
NRIC No. :

Address of
Corporate
Guarantor

....
DIRECTOR/SECRETARY
Name :
NRIC No. :

2. The Common Seal of)
)
)
was hereunto on this day of 20)
affixed in the presence of :-)

....
DIRECTOR
Name :
NRIC No. :

Address of
Corporate
Guarantor

....
DIRECTOR/SECRETARY
Name :
NRIC No. :

3. Signed by)
for and on behalf of)
)
in the presence of :-)

....

Name :
NRIC No :
Date :

....
Witness :
Name :
NRIC No. :